Exhibit 10.1

CREDIT AGREEMENT

dated as of June 3, 2015

among

COMMUNITY HEALTHCARE OP, LP,

as Borrower,

COMMUNITY HEALTHCARE TRUST INCORPORATED,

as REIT Guarantor,

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

SUNTRUST BANK,

as Administrative Agent

SUNTRUST ROBINSON HUMPHREY, INC.,

as Sole Lead Arranger and Sole Book Manager

FIFTH THIRD BANK,

as Syndication Agent

i

Schedules

Schedule I		Commitment Amounts
Schedule 4.14	-	Subsidiaries
Schedule 4.16	-	Deposit and Disbursement Accounts
Schedule 4.18	-	Borrowing Base Properties
Schedule 4.19	-	Material Agreements
Schedule 7.1	-	Existing Indebtedness
Schedule 7.2	-	Existing Liens
Schedule 7.4	-	Existing Investments

Exhibits

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Guaranty and Security Agreement
Exhibit C	-	Form of Joinder Agreement
Exhibit 2.3	-	Form of Notice of Revolving Borrowing
Exhibit 2.4	-	Form of Notice of Swingline Borrowing
Exhibit 2.7	-	Form of Notice of Continuation/Conversion
Exhibits 2.20	-	Form of Tax Certificates
Exhibit 3.1(b)(iv)	-	Form of Secretary’s Certificate
Exhibit 3.1(b)(vii)	-	Form of Officer’s Certificate
Exhibit 5.1(c)	-	Form of Compliance Certificate

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is made and entered into as of June 3, 2015, by and among COMMUNITY HEALTHCARE OP, LP, a Delaware limited partnership (the “Borrower”), COMMUNITY HEALTHCARE TRUST INCORPORATED, a Maryland corporation (the “REIT Guarantor”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders, as issuing bank and as swingline lender.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders establish a $75,000,000 revolving credit facility in favor of the Borrower; and

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, the Issuing Bank and the Swingline Lender, to the extent of their respective Commitments as defined herein, are willing severally to establish the requested revolving credit facility, letter of credit subfacility and swingline subfacility in favor of the Borrower;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, the Administrative Agent, the Issuing Bank and the Swingline Lender agree as follows:

ARTICLE I
DEFINITIONS; CONSTRUCTION

Section 1.1.                                Definitions.  In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition Closing Costs” shall mean the actual closing costs incurred by the REIT Guarantor, the Borrower or any of their respective Subsidiaries in connection with the acquisitions of any Property determined in accordance with GAAP.

“Additional Lender” shall have the meaning set forth in Section 2.23(b).

“Adjusted EBITDA” shall mean the EBITDA of the REIT Guarantor and its Subsidiaries for the Applicable Period most recently ended less applicable Capital Reserves.

“Adjusted LIBOR” shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, that (x) if the rate referred to in clause (i) is less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (y) if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in U. S. Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time), two Business Days prior to the first day of such Interest Period (and if such offered rate referred to in this clause (y) is less than zero, such rate shall be deemed to be zero for purposes of this Agreement).

“Adjusted Net Operating Income” shall mean, with respect to a Property for a given period, the Net Operating Income for such Property for such period, less applicable Capital Reserves for such Property for such period.

“Administrative Agent” shall mean SunTrust Bank in its capacity as administrative agent for the Lenders under any of the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.  For the purposes of this definition, “Control” shall mean the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise.  The terms “Controlled by” and “under common Control with” have the meanings correlative thereto.

“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time.  On the Closing Date, the Aggregate Revolving Commitment Amount is $75,000,000.

“Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Anti-Terrorism Order” shall mean Executive Order 13224, signed by President George W. Bush on September 23, 2001.

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean, as of any date, with respect to interest on all Revolving Loans outstanding on such date or the letter of credit fee, as the case may be, the percentage per annum determined by reference to the applicable Leverage Ratio in effect on such date as set forth in the pricing grid below (the “Pricing Grid”); provided that a change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers each of the financial statements required by Sections 5.1(a) and 5.1(b), as applicable, and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level 2 as set forth in the Pricing Grid until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above.  Notwithstanding the foregoing, the Applicable Margin from the Closing Date until the date by which the financial statements and Compliance Certificate for the first full Fiscal Quarter ending after the Closing Date are required to be delivered shall be at Level 1 as set forth in the Pricing Grid.  In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the Pricing Grid (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the Pricing Grid for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Margin for such period.  The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.

Pricing Grid

Level	Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
1	Less than or equal to 0.35 to 1.00	2.50%	1.50%
2	Greater than 0.35 to 1.00	3.00%	2.00%

“Applicable Period” means, at any time of determination, (i) during the period from September 30, 2015 to December 30, 2015, the Fiscal Quarter most recently ended, (ii) during the period from December 31, 2015 to March 30, 2016, the period of two consecutive Fiscal Quarters most recently ended, (iii) during the period from March 31, 2016 to June 29, 2016, the period of three consecutive Fiscal Quarters most recently ended, and (iii) on and after June 30, 2016, the period of four consecutive Fiscal Quarters most recently ended.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” shall mean the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products.

“Bank Product Provider” shall mean any Person that, at the time it provides any Bank Product to any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Bank Product Provider is SunTrust Bank and its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time.  In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent.  The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider.  No Bank Product Amount may be established at any time that a Default or Event of Default exists.

“Bank Products” shall mean any of the following services provided to any Loan Party by any Bank Product Provider: (i) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (ii) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.

“Base Rate” shall mean the highest of (i) the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum and (iii) Adjusted LIBOR determined on a daily basis for an Interest Period of one month, plus one percent (1.00%) per annum (any changes in such rates to be effective as of the date of any change in such rate).  The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate.

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Borrowing” shall mean a borrowing consisting of (i) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.

“Borrowing Base Covenants” shall mean the covenants set forth in Section 5.16.

“Borrowing Base NOI” shall mean (i) Net Operating Income for all Borrowing Base Properties for the 12-month period most recently ended (excluding Net Operating Income attributable to any Borrowing Base Property disposed of, or any Property that ceased to be a Borrowing Base Property at any time, during such 12-month period) minus (ii) applicable Capital Reserves for each Borrowing Base Property for such period.

“Borrowing Base Property” shall mean an Eligible Property that (i) either (a) is set forth on Schedule 4.18 as an initial Borrowing Base Property as of the Closing Date or (b) is added as a Borrowing Base Property after the Closing Date pursuant to and in accordance with Section 3.4 and (ii) has not been removed as a Borrowing Base Property pursuant to Section 3.5.

“Borrowing Base Value” shall mean at any time of determination the lesser of:  (i) 50.0% of the cost of all of the Borrowing Base Properties and (ii) the aggregate Implied Debt Service Value of all of the Borrowing Base Properties.

“Business Day” shall mean any day other than (i) a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.  The amount of a Capital Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Capital Reserves” shall mean, for a given period, (i)(a) $1,500 per bed for specialty hospitals, rehabilitation hospitals, LTACH’s and acute care hospitals, (b) $500 per bed for SNFs, (c) $0.50 per square foot for MOBs, and (d) $0.75 per square foot for all other types of Properties, less, in the case of each of subclauses (a) through (d), any reserve amounts received and held by any Loan Party or Subsidiary of a Loan Party from Tenants in accordance with the terms of the applicable lease, times (ii) the number of days in such period divided by (iii) 365.  If the term Capital Reserves is used without reference to any specific Property, then it shall be determined on an aggregate basis with respect to all Properties and the applicable Ownership Shares of all Properties of all Unconsolidated Affiliates.

“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Capitalization Rate” shall mean (i) 7.75% for all non-government reimbursed assets including assisted living facilities, physician clinics, independent living facilities and MOBs, (ii) 9.25% for hospitals and surgery centers that are greater than 90% private pay and (iii) 10.25% for all other assets.

“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars with the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateral”, “Cash Collateralized” and “Cash Collateralization” have the corresponding meanings).

“Change in Control” shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the REIT Guarantor and its Subsidiaries to any Person or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder in effect on the date hereof); (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of 35.0% or more of the outstanding shares of the voting Capital Stock of the REIT Guarantor; (iii) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the REIT Guarantor cease to be composed of individuals who are Continuing Directors; (iv) the REIT Guarantor ceases to be the direct or indirect legal and beneficial owner of all of the Capital Stock in the Borrower; (v) any of the REIT Guarantor, the Borrower, or any other Loan Party shall create, incur, assume or suffer to exist any Lien on the Capital Stock of the Borrower or any other Loan Party owned by it other than pursuant to the Collateral Documents; or (vi) the REIT Guarantor ceases to beneficially own, directly or indirectly, all of the Capital Stock of each Property Owner.

“Change in Law” shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or, for purposes of Section 2.18(b), by the Parent Company of such Lender or the Issuing Bank, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.

“Closing Date” shall mean the date on which the conditions precedent set forth in Sections 3.1 and 3.2 have been satisfied or waived in accordance with Section 10.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” shall mean all tangible and intangible property, real and personal, of any Loan Party that is or purports to be the subject of a Lien to the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof.

“Collateral Documents” shall mean, collectively, the Guaranty and Security Agreement and all other pledge agreements, instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, stock certificates and stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party to the Administrative Agent and the Lenders in connection with the foregoing.

“Commitment” shall mean a Revolving Commitment, a Swingline Commitment or any combination thereof (as the context shall permit or require).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute thereto.

“Compliance Certificate” shall mean a certificate from the principal executive officer or the chief financial officer of the Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c).

“Continuing Director” shall mean, with respect to any period, any individuals (i) who were members of the board of directors or other equivalent governing body of the REIT Guarantor on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Requirements of Law of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.13(c).

“Defaulting Lender” shall mean, subject to Section 2.26(c), any Lender that (i) has failed to (a) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (b) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (ii) has notified the Borrower, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (iv) has, or has a direct or indirect parent company that has, (a) become the subject of a proceeding under any Debtor Relief Law, or (b) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal or foreign regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (iv) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.26(c)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, each Swingline Lender and each Lender.

“Development Property” shall mean a Property currently under development that has not achieved an Occupancy Rate of 85.0% or more or on which the improvements (other than Tenant improvements on unoccupied space) related to the development have not been substantially completed. The term “Development Property” shall include real property of the type described in the immediately preceding sentence that satisfies both of the following conditions: (i) it is to be (but has not yet been) acquired by the REIT Guarantor, the Borrower, any of their respective Subsidiaries or any Unconsolidated Affiliate upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition and (ii) a third party is developing such property using the proceeds of a loan that is Guaranteed by, or is otherwise recourse to, the REIT Guarantor, the Borrower, any such Subsidiary or any Unconsolidated Affiliate.

“Dollar(s)” and the sign “$” shall mean lawful money of the United States.

“EBITDA” shall mean, with respect to any Person for any period (without duplication):  (i) net income (or loss) of such Person determined on a consolidated basis in accordance with GAAP, exclusive of the following (but only to the extent included in determination of such net income (loss)): (a) depreciation and amortization expense; (b) Interest Expense; (c) income tax expense; (d) Acquisition Closing Costs and extraordinary or non-recurring gains and losses (including, without limitation, gains and losses on the sale of assets) and income and expense allocated to minority owners; and (e) other non-cash items to the extent not actually paid as a cash expense; plus (ii) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates.

“Eligible Ground Lease” shall mean a ground lease containing terms and conditions customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease, including without limitation, the following: (i) a remaining term (exclusive of any unexercised extension options) of at least 30 years or more from the date such property becomes a Borrowing Base Property; (ii) the right of the lessee to mortgage and encumber its interest in the leased property, and to amend the terms of any such mortgage or encumbrance, in each case, without the consent of the lessor; (iii) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (iv) acceptable transferability of the lessee’s interest under such lease, including ability to sublease; (v) acceptable limitations on the use of the leased property; and (vi) clearly determinable rental payment terms which in no event contain profit participation rights.

“Eligible Property” shall mean Property which satisfies all of the following requirements as confirmed by the Administrative Agent:  (i) such Property is entirely owned by the Borrower or a Guarantor in fee simple or, if not owned in fee simple, if approved by the Required Lenders, the Property is leased under an Eligible Ground Lease by the Borrower or a Guarantor, as lessee; (ii) such Property is located in the continental United States; (iii) neither such Property, nor if such Property is owned by a Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Subsidiary, is subject to (a) any Lien other than Permitted Encumbrances described in clause (i) of the definition of such term, and in solely the case of such Property, Permitted Encumbrances described in clauses (ii) and (vii) of the definition of such term and Liens permitted under Section 7.2(e) or (b) any Negative Pledge; (iv) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters which, individually or collectively, are not material to the profitable operation of such Property; (v) the REIT Guarantor or the Borrower has the right directly, or indirectly through a Subsidiary, to take the following actions with respect to such Property without the need to obtain the consent of any Person: (a) to create Liens on such Property as security for Indebtedness of the REIT Guarantor, the Borrower or such Subsidiary, as applicable, and (b) to sell, transfer or otherwise dispose of such Property; (vi) such Property is an MOB, a specialty procedure and short-stay acute care hospital, an acute care hospital, an ambulatory surgery center, a physicians’ clinic, an integrated medical facility, a specialty treatment and diagnostic center, a SNF eligible for reimbursement under the Medicare and Medicaid programs, a LTACH or an inpatient rehabilitation hospital; (vii) all material occupancy and operating permits and customary licenses required by any Requirement of Law with respect to the ownership and operation of such Property are in effect and such Property is covered by insurance in amounts and upon terms that satisfy the criteria set forth herein; (viii) substantially all Tenants of such Property possess licenses in good standing with all Governmental Authorities at all times; and (ix) in the case of a Property to become a Borrowing Base Property after the Closing Date, the Borrower or the Property Owner of such property is entitled to receive, as an obligation under the applicable lease, periodic financial statements from major Tenants that provide separate data for the specific Property.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the REIT Guarantor, the Borrower or any of their respective Subsidiaries directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Issuance” shall mean any issuance or sale by a Person of any Capital Stock in such Person and shall in any event include the issuance of any Capital Stock upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Capital Stock.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and any successor statute thereto and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the REIT Guarantor or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (i) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 303 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (iii) any incurrence by the REIT Guarantor, the Borrower any of their respective Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by the REIT Guarantor, the Borrower any of their respective Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by the REIT Guarantor, the Borrower any of their respective Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by the REIT Guarantor, the Borrower any of their respective Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from the REIT Guarantor, the Borrower any of their respective Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (viii) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to Adjusted LIBOR.

“Event of Default” shall have the meaning set forth in Section 8.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Excluded Subsidiary” shall mean any Subsidiary (i) holding title to assets that are or are to become collateral for any Secured Indebtedness of such Subsidiary and (ii) that is prohibited from guarantying the Indebtedness of any other Person pursuant to (a) any document, instrument or agreement evidencing such Secured Indebtedness or (b) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.25) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.20 and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Debt Service” shall mean, for a given period, all Fixed Charges of the REIT Guarantor and its Subsidiaries for such period payable in respect of this Agreement and the other Loan Documents.

“FASB ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code or any intergovernmental agreements entered into in connection with the implementation of such sections of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” shall mean that certain fee letter dated as of April 8, 2015, executed by SunTrust Robinson Humphrey, Inc. and accepted by the REIT Guarantor.

“Financial Covenants” shall mean the financial covenants set forth in Article VI.

“Fiscal Quarter” shall mean any fiscal quarter of the REIT Guarantor.

“Fiscal Year” shall mean any fiscal year of the REIT Guarantor.

“Fixed Charge Coverage Ratio” shall mean, as of any date, the ratio of (i) Adjusted EBITDA to (ii) Fixed Charges of the REIT Guarantor and its Subsidiaries, in each case for the Applicable Period ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement.

“Fixed Charges” shall mean, with respect to a Person and for a given period determined on a consolidated basis: (i) the Interest Expense of such Person for such period, plus (ii) the aggregate of all regularly scheduled principal payments on Indebtedness payable by such Person or any of its Subsidiaries during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (iii) the aggregate amount of all preferred dividends paid by such Person and its Subsidiaries during such period.  The REIT Guarantor’s Ownership Share of the Fixed Charges of its Unconsolidated Affiliates will be included in when determining the Fixed Charges of the REIT Guarantor.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Form S-11” shall mean the Form S-11 filed by the REIT Guarantor with the SEC on April 2, 2015, as amended.

“Funds From Operations” shall mean, with respect to a Person and for a given period, (i) net income (or loss) of such Person for such period determined on a consolidated basis, minus (or plus) (ii) gains (or losses) from debt restructuring and sales of property or assets during such period, plus (iii) depreciation with respect to such Person’s real property and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for Unconsolidated Affiliates.  Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).  “Governmental Authority” shall include any agency, branch or other governmental body charged with the responsibility, or vested with the authority to administer or enforce, any Health Care Laws, including any Medicare or Medicaid contractors, intermediaries or carriers.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” shall mean each of the REIT Guarantor and each Subsidiary Loan Party (other than the Borrower).

“Guaranty and Security Agreement” shall mean the Guaranty and Security Agreement, dated as of the date hereof and substantially in the form of Exhibit B, made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Health Care Laws” shall have the meaning set forth in Section 4.20(a).

“Health Care Permits” shall have the meaning set forth in Section 4.20(d).

“Hedge Termination Value” shall mean, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (i) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include a Lender or any Affiliate of a Lender).

“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedging Transaction” of any Person shall mean (i) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“HIPAA” shall mean the (i) Health Insurance Portability and Accountability Act of 1996; (ii) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (iii) any state and local laws regulating the privacy and/or security of individually identifiable information, including state laws providing for notification of breach of privacy or security of individually identifiable information, in each case, with respect to the laws described in clauses (i), (ii) and (iii) of this definition, as amended and in effect from time to time, and any successor statutes thereto and the regulations promulgated thereunder.

“Implied Debt Service Value” shall mean, with respect to a Borrowing Base Property and as of any date of determination, the maximum principal amount of a hypothetical mortgage loan that would be available to be borrowed against such Borrowing Base Property assuming (i) an annual interest rate equal to the greater of (a) 6.50% and (b) the yield on a 10-year United States Treasury Note plus 3.0%, (ii) a 25-year amortization schedule and (iii) a debt service coverage ratio on such loan of 1.75 to 1.00.  For purposes of this definition, the income used for the debt service coverage calculation shall be the Adjusted Net Operating Income of such Borrowing Base Property for the Applicable Period most recently ended for which financial statements are, or are required to have been, delivered to the Administrative Agent pursuant to Section 5.1(a) or 5.1(b), multiplied by, in the case of any Applicable Period consisting of less than four Fiscal Quarters, 4 if the Applicable Period consists of only one Fiscal Quarter, 2 if the Applicable Period consists of only two Fiscal Quarters and 4/3 if the Applicable Period consists of only three Fiscal Quarters.

“Increasing Lender” shall have the meaning set forth in Section 2.23(b).

“Incremental Commitment” shall have the meaning set forth in Section 2.23(a).

“Indebtedness” shall mean, with respect to a Person, all of the following (without duplication): (i) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business which is not more than 180 days past due); (ii) all obligations of such Person, whether or not for money borrowed (a) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (b) evidenced by bonds, debentures, notes or similar instruments, or (c) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (iii) Capital Lease Obligations of such Person; (iv) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (v) all Off-Balance Sheet Obligations of such Person; (vi) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Capital Stock (excluding Mandatorily Redeemable Stock) of such Person); (vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (viii) net obligations under any Hedging Transaction not entered into as a hedge against existing Indebtedness, in an amount equal to the Hedge Termination Value thereof; (ix) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, and other similar exceptions to recourse liability until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim), including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; and (x) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation.  Notwithstanding the foregoing, the calculation of Indebtedness shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities.

“Indemnified Taxes” shall mean (i) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Information Memorandum” shall mean the Confidential Information Memorandum dated April 9, 2015, relating to the REIT Guarantor, the Borrower and the transactions contemplated by this Agreement and the other Loan Documents.

“Interest Expense” shall mean, with respect to a Person and for any period, without duplication, total interest expense of such Person, including capitalized interest not funded under a construction loan interest reserve account, determined on a consolidated basis in accordance with GAAP for such period.  The REIT Guarantor’s Ownership Share of the Interest Expense of its Unconsolidated Affiliates will be included in when determining the Interest Expense of the REIT Guarantor.

“Interest Period” shall mean with respect to any Eurodollar Borrowing, a period of one, two, three or six months; provided that:

(i)                                     the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest

Period occurring thereafter in respect of such Borrowing shall commence on the day on which the immediately preceding Interest Period expires;

(ii)                                  if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the immediately following Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

(iii)                               any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

(iv)                              no Interest Period may extend beyond the Stated Termination Date.

“Investments” shall have the meaning set forth in Section 7.4.

“IPO” shall have the meaning set forth in Section 3.1(b)(xviii).

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean SunTrust Bank in its capacity as the issuer of Letters of Credit pursuant to Section 2.22.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit C to be executed by each Subsidiary from time to time required by Section 5.11 to become a Subsidiary Loan Party after the Closing Date.

“LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate stated amount not to exceed $5,000,000.

“LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Documents” shall mean all applications, agreements and instruments relating to the Letters of Credit but excluding the Letters of Credit.

“LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

“Lender-Related Hedge Provider” shall mean any Person that, at the time it enters into a Hedging Transaction with any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Lender-Related Hedge Provider is SunTrust Bank or any of its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Hedging Transaction and (y) the methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time.  In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Lender-Related Hedge Provider.  In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent.

“Lenders” shall have the meaning set forth in the introductory paragraph hereof and shall include, where appropriate, the Swingline Lender, each Increasing Lender and each Additional Lender that joins this Agreement pursuant to Section 2.23.

“Letter of Credit” shall mean any stand-by letter of credit issued pursuant to Section 2.22 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment.

“Leverage Ratio” shall mean, as of any date, the ratio (expressed as a percentage) of (i) Total Indebtedness of the REIT Guarantor to (ii) Total Asset Value.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Liquidity” shall mean (i) the aggregate amount of Unrestricted Cash plus (ii) the amount, if any, by which (a) the lesser of (x) the Aggregate Revolving Commitment Amount and (y) the Borrowing Base Value exceeds (b) the aggregate Revolving Credit Exposure of the Lenders.

“Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the LC Documents, the Fee Letter, all Notices of Borrowing, all Notices of Conversion/Continuation, all Notices of Additional Borrowing Base Property, all Compliance Certificates, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

“Loan Parties” shall mean, collectively, the Borrower, the REIT Guarantor and the Subsidiary Loan Parties.

“Loans” shall mean all Revolving Loans and Swingline Loans in the aggregate or any of them, as the context shall require, and shall include, where appropriate, any loan made pursuant to Section 2.23.

“LTACH” shall mean a long-term acute-care hospital.

“Mandatorily Redeemable Stock” shall mean, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock to the extent redeemable in exchange for common stock or other equivalent common equity interests at the option of the issuer of such Capital Stock), (ii) is convertible into or exchangeable or exercisable for Indebtedness or other Mandatorily Redeemable Stock, or (iii) is redeemable at the option of the holder thereof, in whole or part (other than Capital Stock which is redeemable solely in exchange for common stock or other equivalent common equity interests), in the case of each of clauses (i) through (iii), on or prior to the Stated Termination Date.

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, liabilities or prospects of the REIT Guarantor, the Borrower and their Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent, the Issuing Bank, the Swingline Lender or the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

“Material Agreements” shall mean (i) all agreements, indentures or notes governing the terms of any Material Indebtedness, (ii) all employment and non-compete agreements with key management, and (iii) all other agreements, documents, contracts, indentures and instruments pursuant to which (a) any Loan Party or any of its Subsidiaries are obligated to make payments in any twelve-month period of $1,000,000 or more, (b) any Loan Party or any of its Subsidiaries expects to receive revenue in any twelve month period of $1,000,000 or more and (c) a default, breach or termination thereof could reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” shall mean any Indebtedness (other than the Loans and the Letters of Credit) of the Loan Parties or any of their Subsidiaries individually or in an aggregate committed or outstanding principal amount exceeding the Threshold Amount.

“Material Subsidiary” shall mean any Subsidiary (i) having $500,000 or more of total assets on an individual basis or (ii) that owns, or otherwise has any interest in, any Borrowing Base Property or any other property or asset which is taken into account when calculating the Borrowing Base Value.

“Maximum Commitment Amount” shall have the meaning set forth in Section 2.23(a).

“Medicaid” shall mean, collectively, the health care assistance program established by Title XIX of the Social Security Act (42 U.S.C. 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or requirements pertaining to such program, including (i) all federal statutes affecting such program; (ii) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (iii) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended and in effect from time to time.

“Medicare” shall mean, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. 1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or requirements pertaining to such program including (i) all federal statutes (whether set forth in Title XVIII of the Social Security Act (42 U.S.C. 1395 et seq.) or elsewhere) affecting such program; and (ii) all applicable provisions of all rules, regulations, manuals, orders and administrative and reimbursement requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended and in effect from time to time.

“MOB” shall mean a medical office building.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) the REIT Guarantor, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the REIT Guarantor, any of its Subsidiaries or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Negative Pledge” shall mean, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” or “NOI” shall mean, for any Property and for a given period, the following (without duplication and determined on a consistent basis with prior periods): (i) rents and other revenues received in the ordinary course from such Property (excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of Tenants’ obligations for rent), minus (ii) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the REIT Guarantor and its Subsidiaries and any property management fees), minus (iii) the greater of (a) the actual property management fee paid during such period with respect to such Property and (b) an imputed management fee in an amount equal to 3.0% of the gross revenues for such Property for such period, minus (iv) rent received from any Tenant that is in default under its lease of such Property or is the subject of any bankruptcy, insolvency or similar proceeding.

“Net Proceeds” shall mean with respect to an Equity Issuance by a Person, the aggregate amount of all cash and the fair market value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the REIT Guarantor or one or more of its Subsidiaries primarily for the benefit of employees of the REIT Guarantor or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Nonrecourse Indebtedness” shall mean, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud,

misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness (or, if such Person owns only a single asset, any Indebtedness for borrowed money of such Person).

“Notice of Additional Borrowing Base Property” shall have the meaning set forth in Section 3.4.

“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.7(b).

“Notice of Revolving Borrowing” shall have the meaning set forth in Section 2.3.

“Notice of Swingline Borrowing” shall have the meaning set forth in Section 2.4.

“Notices of Borrowing” shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.

“Obligations” shall mean (i) all amounts owing by the Loan Parties to the Administrative Agent, the Issuing Bank, any Lender (including the Swingline Lender) or the Sole Lead Arranger pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent, the Issuing Bank and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (ii) all Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider, and (iii) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, however, that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.

“Occupancy Rate” shall mean, with respect to a Property at any time, the ratio, expressed as a percentage, of (i) the net rentable square footage of such Property actually occupied by Tenants that are not Affiliates of the Borrower and paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 30 or more days to (ii) the aggregate net rentable square footage of such Property.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Obligations” shall mean, with respect to a Person: (i) obligations of such Person in respect of any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person has sold, conveyed or otherwise transferred, or granted a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose Subsidiary or Affiliate of such Person; (ii) obligations of such Person under a sale and leaseback transaction that does not create a liability on the balance sheet of such Person; (iii) obligations of such Person under any so-called “synthetic” lease transaction; (iv) obligations of such Person under any other transaction which is the functional equivalent of, or takes the place of, a borrowing but which does not constitute a liability on the balance sheet of such Person; and (v) in the case of the REIT Guarantor, the Borrower and their respective Subsidiaries, liabilities and obligations of the REIT Guarantor, the Borrower, any such Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the REIT Guarantor would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the REIT Guarantor’s report on Form 10-Q or Form 10-K (or their equivalents) which the REIT Guarantor is required to file with the SEC.

“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended an in effect from time to time, and any successor statute thereto.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.25).

“Ownership Share” shall mean, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (ai) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (ii) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” shall have the meaning set forth in Section 10.4(d).

“Participant Register” shall have the meaning set forth in Section 10.4(e).

“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.

“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Encumbrances” shall mean:

(i)                                     Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(ii)                                  statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(iii)                               pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)                              deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v)                                 judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(vi)                              customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business; and

(vii)                           easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” shall mean:

(i)                                     direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(ii)                                  commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof;

(iii)                               certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(iv)                              fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

(v)                                 mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

“Permitted Subordinated Debt” shall mean any Indebtedness of the REIT Guarantor, the Borrower or any Subsidiary Loan Party subordinated to the Obligations and containing terms and conditions, including without limitation subordination provisions, acceptable to the Administrative Agent and the Required Lenders.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Plan” shall mean any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by the REIT Guarantor or any ERISA Affiliate or to which the REIT Guarantor or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which the REIT Guarantor or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Pro Rata Share” shall mean (i) with respect to any Class of Commitment or Loan of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment of such Class (or if such Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure), and the denominator of which shall be the sum of all Commitments of such Class of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders) and (ii) with respect to all Classes of Commitments and Loans of any Lender at any time, the numerator of which shall be the sum of such Lender’s Revolving Commitment (or if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure) and the denominator of which shall be the sum of all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments).

“Property” shall mean a parcel (or group of related parcels) of real property owned or leased (in whole or in part) by the REIT Guarantor, Borrower, any Subsidiary or any Unconsolidated Affiliate.

“Property Owner” shall mean any Subsidiary that owns or leases a Borrowing Base Property.

“Recipient” shall mean, as applicable, (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Bank.

“Recourse Indebtedness” shall mean Indebtedness that is not Nonrecourse Indebtedness.

“Register” shall have the meaning set forth in Section 10.4(c).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“REIT” shall mean a real estate investment trust as defined in Sections 856-860 of the Code.

“REIT Guarantor” shall have the meaning set forth in the introductory paragraph hereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or, if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the aggregate outstanding Revolving Credit Exposure of the Lenders at such time; provided that if any Lender is a Defaulting Lender, such Defaulting Lender and its Revolving Commitment and Revolving Credit Exposure shall be excluded for purposes of determining Required Lenders.

“Requirement of Law” for any Person shall mean (i) the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and (ii) all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law and in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean (i) with respect to certifying compliance with the Financial Covenants or Borrowing Base Covenants, the chief financial officer or the treasurer of the REIT

Guarantor or the Borrower and (ii) with respect to all other provisions, any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the applicable Loan Party or other Person or such other representative of the applicable Loan Party or other Person as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent.

“Restricted Payment” shall mean, for any Person, any dividend or distribution on any class of its Capital Stock, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its Capital Stock, any Indebtedness subordinated to the Obligations or any Guarantee thereof or any options, warrants or other rights to purchase such Capital Stock or such Indebtedness, whether now or hereafter outstanding, or any management or similar fees.  Notwithstanding the foregoing, the term “Restricted Payment” shall not include (i) any dividend or distribution on, or other payment in respect of, Capital Stock of a Person payable solely in other Capital Stock (other than Mandatorily Redeemable Stock) of such Person or (ii) any payment in respect of Permitted Subordinated Debt to the extent such payment is permitted under Section 7.14(a).

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower and to acquire participations in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule I, as such schedule may be amended pursuant to Section 2.23, or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.

“Revolving Commitment Termination Date” shall mean the earliest of (i) the Stated Termination Date, (ii) the date on which the Revolving Commitments are terminated pursuant to and in accordance with Section 2.8 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure.

“Revolving Loan” shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Pages/default.aspx, or as otherwise published from time to time.

“Sanctioned Person” shall mean (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned

Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” shall mean, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person determined on a consolidated basis outstanding on such date that is secured in any manner by any lien and, in the case of the REIT Guarantor, shall include (without duplication) the REIT Guarantor’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates.

“Secured Parties” shall mean the Administrative Agent, the Lenders, the Issuing Bank, the Lender-Related Hedge Providers and the Bank Product Providers.

“SNF” shall mean a skilled nursing facility.

“Sole Lead Arranger” shall mean SunTrust Robinson Humphrey, Inc., in its capacity as sole lead arranger in connection with this Agreement.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (iv) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Stated Termination Date” shall mean June 3, 2018, as such date may be extended pursuant to Section 2.5.

“Subordinated Debt Documents” shall mean all indentures, agreements, notes, guaranties and other agreements governing or evidencing any Permitted Subordinated Debt.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the REIT Guarantor.

“Subsidiary Loan Party” shall mean, collectively, (i) each Property Owner, (ii) each Subsidiary that owns, directly or indirectly, any Capital Stock of any Property Owner, and (iii) each other Material Subsidiary (unless an Excluded Subsidiary).

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

“Swingline Exposure” shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.4, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.

“Swingline Lender” shall mean SunTrust Bank in its capacity as such, together with any successor in such capacity.

“Swingline Loan” shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

“Tangible Net Worth” shall mean Total Asset Value minus Total Indebtedness of the REIT Guarantor.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” shall mean any Person who is a lessee (or if a Loan Party holds a leasehold interest, a sublessee) with respect to any lease held by a Loan Party as lessor (or sublessor, as applicable) or as an assignee of the lessor (or sublessor, as applicable) thereunder.

“Threshold Amount” shall mean $2,000,000.

“Total Asset Value” shall mean the sum of all the following of the Borrower and its Subsidiaries, without duplication: (i) the quotient of (a) the Adjusted Net Operating Income from all Properties for the Fiscal Quarter most recently ended (for Properties owned for the entire period of four consecutive Fiscal Quarters most recently ended), minus the Adjusted Net Operating Income attributable to each Property sold or otherwise disposed of during such Fiscal Quarter, minus the Adjusted Net Operating Income from all Properties acquired during the prior four fiscal quarter period multiplied by four, divided by (b) the applicable Capitalization Rate, plus (ii) the acquisition cost of each Property acquired during the period of four consecutive Fiscal Quarters most recently ended, plus (iii) the GAAP book value of the REIT Guarantor’s, the Borrower’s and their respective Subsidiaries’ Investments permitted pursuant to Section 7.4, plus (iv) Unrestricted Cash, plus (v) the REIT Guarantor’s Ownership Share of the foregoing items and components attributable to its interest in Unconsolidated Affiliates.

“Total Indebtedness” shall mean, as to any Person as of a given date and without duplication (i) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis and (ii) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.

“Trading with the Enemy Act” shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

“Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted LIBOR or the Base Rate.

“Unconsolidated Affiliate” shall mean, with respect to any Person, any other Person in whom such Person holds an investment, which investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as amended and in effect from time to time in the State of New York.

“Unimproved Land” shall mean land on which no development (other than improvements that are not material and are temporary in nature) has occurred.

“United States” or “U.S.” shall mean the United States of America.

“Unrestricted Cash” shall mean cash and cash equivalents held by the Borrower and its Subsidiaries other than Tenant deposits and other cash and cash equivalents that are subject to a Lien or a Negative Pledge or the disposition of which is restricted in any way.

“Unused Fee” shall have the meaning set forth in Section 2.14(b).

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.20(g)(ii)(B)(iii).

“Wholly Owned Subsidiary” shall mean any Subsidiary of a Person in respect of which all of the Capital Stock (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrower, any other Loan Party or the Administrative Agent, as applicable.

Section 1.2.                                Classifications of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. “Revolving Loan” or “Swingline Loan”) or by Type (e.g. “Eurodollar Loan” or “Base Rate Loan”) or by Class and Type (e.g. “Revolving Eurodollar Loan”).  Borrowings also may be classified and referred to by Class (e.g. “Revolving Borrowing”) or by Type (e.g. “Eurodollar Borrowing”) or by Class and Type (e.g. “Revolving Eurodollar Borrowing”).

Section 1.3.                                Accounting Terms and Determination.  Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the REIT Guarantor delivered pursuant to Section 5.1(a) (or, if no such financial statements have been delivered, on a basis consistent with the consolidated financial statements of the REIT Guarantor last delivered to the Administrative Agent in connection with this Agreement); provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein.  Only the REIT Guarantor’s Ownership Share of the financial attributes of a non-Wholly Owned Subsidiary shall be considered when determining compliance with any of the Financial Covenants.

Section 1.4.                                Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Unless otherwise indicated, all references to time are references to Eastern Standard Time or Eastern Daylight Savings Time, as the case may be.  Unless otherwise expressly provided herein, all references to dollar amounts shall mean Dollars.   In determining whether any individual event, act, condition or occurrence of the foregoing types could reasonably be expected to result in a Material Adverse Effect, notwithstanding that a particular event, act, condition or occurrence does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event, act, condition or occurrence and all other such events, acts, conditions or occurrences of the foregoing types which have occurred could reasonably be expected to result in a Material Adverse Effect.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1.                                General Description of Facilities.  Subject to and upon the terms and conditions herein set forth, (a) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2; (b) the Issuing Bank may issue Letters of Credit in accordance with Section 2.22; (c) the Swingline Lender may make Swingline Loans in accordance with Section 2.4; and (d) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and outstanding LC Exposure exceed the lesser of (i) Aggregate Revolving Commitment Amount in effect from time to time and (ii) the Borrowing Base Value.

Section 2.2.                                Revolving Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Aggregate Revolving Commitments, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the aggregate Revolving Credit Exposures of all Lenders exceeding the lesser of (i) the Aggregate Revolving Commitment Amount and (ii) the Borrowing Base Value.  During the Availability Period, subject to the terms and conditions set forth herein, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement.

Section 2.3.                                Procedure for Revolving Borrowings.  The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing, substantially in the form of Exhibit 2.3 (a “Notice of Revolving Borrowing”), (x) prior to 11:00 a.m. one Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. three Business Days prior to the requested date of each Eurodollar Borrowing.  Each Notice of Revolving Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of Revolving Loans comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period).  Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request.  The aggregate principal amount of each Eurodollar Borrowing shall not be less than $5,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided that Base Rate Loans made pursuant to Section 2.4 or Section 2.22(d) may be made in lesser amounts as provided therein.  At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed five. Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.

Section 2.4.                                Swingline Commitment.

(a)                                 Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole discretion, make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the amount by which (x) lesser of (A) the Aggregate Revolving Commitment Amount and (B) the Borrowing Base Value exceeds (y) the aggregate Revolving Credit Exposures of all Lenders; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

(b)                                 The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing, substantially in the form of Exhibit 2.4 (a “Notice of Swingline Borrowing”), prior to 10:00 a.m. on the requested date of each Swingline Borrowing.  Each Notice of Swingline Borrowing shall be irrevocable and shall specify (i) the principal amount of such Swingline Borrowing, (ii) the date of such Swingline Borrowing (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Borrowing should be credited.  The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing.  The aggregate principal amount of each Swingline Loan shall not be less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower.  The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Borrowing.

(c)                                  The Swingline Lender, at any time and from time to time in its sole discretion, may, but in no event no less frequently than once each calendar week shall, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan.  Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, which will be used solely for the repayment of such Swingline Loan.

(d)                                 If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred.  On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender.

(e)                                  Each Lender’s obligation to make a Base Rate Loan pursuant to subsection (c) of this Section or to purchase participating interests pursuant to subsection (d) of this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by any Loan Party, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter.  Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents.  In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

Section 2.5.                                Extension Option.

(a)                                 The Borrower shall have two options (each an “Extension Option”) to extend the Stated Termination Date by one year per option, subject to satisfaction of the following conditions:

(i)                                     the Administrative Agent shall have received written notice of the extension request at least 30 days, but not more than 90 days, prior to the then Stated Termination Date;

(ii)                                  all of the representations and warranties in the Loan Documents shall be true and true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date of the effectiveness of such extension (or, if such representation or warranty relates to an earlier date, as of such earlier date);

(iii)                               no Default or Event of Default shall exist, or would immediately result from, such extension of the Stated Termination Date;

(iv)                              each of the REIT Guarantor and any other Loan Parties shall have ratified their obligations under the Loan Documents to which they are parties pursuant to an agreement in form and substance satisfactory to the Administrative Agent;

(v)                                 the payment to the Administrative Agent for the ratable benefit of the Lenders of an extension fee of 0.25% of the Aggregate Revolving Commitment Amount at the time of such extension;

(vi)                              the Borrower shall have paid all of Administrative Agent’s expenses incurred in respect of the extension, including reasonable attorneys’ fees; and

(vii)                           the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that each of the conditions set forth in the preceding clauses (i) through (vi) has been satisfied and that the REIT Guarantor and the Borrower are in compliance with all the Financial Covenants both immediately before and immediately after giving effect to such extension.

(b)                                 On the date of the satisfaction of the conditions set forth in Section 2.5(a) (so long as such date is prior to the Revolving Loan Commitment Termination Date), the Stated Termination Date shall be extended by one calendar year.

Section 2.6.                                Funding of Borrowings.

(a)                                 Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office; provided that the Swingline Loans will be made as set forth in Section 2.4.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent in writing.

(b)                                 Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the Base Rate at all times thereafter.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing.  Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c)                                  All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares.  No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.7.                                Interest Elections.

(a)                                 Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing.  Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                                 To make an election pursuant to this Section, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit 2.7 (a “Notice of Conversion/Continuation”) (x) prior to 11:00 a.m. one Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three Business Days prior to a continuation of or conversion into a Eurodollar Borrowing.  Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting

Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing, and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”.  If any such Notice of Conversion/Continuation requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month.  The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

(c)                                  If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing.  No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing.  No conversion of any Eurodollar Loan shall be permitted except on the last day of the Interest Period in respect thereof.

(d)                                 Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.8.                                Optional Reduction and Termination of Commitments.

(a)                                 Unless previously terminated, all Revolving Commitments, the Swingline Commitment and the LC Commitment shall terminate on the Revolving Commitment Termination Date.

(b)                                 Upon at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders.  Any such reduction in the Aggregate Revolving Commitment Amount below the principal amount of the Swingline Commitment and the LC Commitment shall result in a dollar-for-dollar reduction in the Swingline Commitment and the LC Commitment.

(c)                                  With the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.26 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender.

Section 2.9.                                Repayment of Loans.  The outstanding principal amount of all Revolving Loans and Swingline Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.

Section 2.10.                         Evidence of Indebtedness.

(a)                                 Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.  The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and, in the case of each Eurodollar Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.7, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof.  The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b)                                 This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement.  However, at the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11.                         Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (a) in the case of any prepayment of any Eurodollar Borrowing, 11:00 a.m. not less than three Business Days prior to the date of such prepayment, (b) in the case of any prepayment of any Base Rate Borrowing, not less than one Business Day prior to the date of such prepayment, and (c) in the case of any prepayment of any Swingline Borrowing, prior to 11:00 a.m. on the date of such prepayment.  Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid.  Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment.  If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.13(d); provided that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19.  Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or, in the case of a Swingline Loan, pursuant to Section 2.4.  Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

Section 2.12.                         Mandatory Prepayments. If at any time the aggregate Revolving Credit Exposure of all Lenders exceeds the lesser of (a) the Aggregate Revolving Commitment Amount and (b)

the Borrowing Base Value, then the Borrower shall, within five Business Days of demand by the Administrative Agent, repay the Swingline Loans and the Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.19.  Each prepayment shall be applied as follows: first, to the Swingline Loans to the full extent thereof; second, to the Base Rate Loans to the full extent thereof; and third, to the Eurodollar Loans to the full extent thereof.  If, after giving effect to prepayment of all Swingline Loans and Revolving Loans, the aggregate Revolving Credit Exposure of all Lenders exceeds the lesser of (i) the Aggregate Revolving Commitment Amount and (ii) the Borrowing Base Value, the Borrower shall Cash Collateralize its reimbursement obligations with respect to all Letters of Credit in an amount equal to such excess plus any accrued and unpaid fees thereon.

Section 2.13.                         Interest on Loans.

(a)                                 The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time and (ii) each Eurodollar Loan at Adjusted LIBOR for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time.

(b)                                 The Borrower shall pay interest on each Swingline Loan at the Base Rate plus the Applicable Margin in effect from time to time.

(c)                                  Notwithstanding subsections (a) and (b) of this Section, at the option of the Required Lenders if an Event of Default (other than set forth in subclause (ii) below) exists, and automatically (i) after acceleration of any of the Obligations, (ii) upon the occurrence and during the continuance of an Event of Default under Sections 8.1(g), (h) or (i) with respect to any Loan Party or (iii) with respect to any past due amount hereunder, the Borrower shall pay interest (“Default Interest”) with respect to all Eurodollar Loans at the rate per annum equal to 2.0% above the otherwise applicable interest rate for such Eurodollar Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate per annum equal to 2.0% above the otherwise applicable interest rate for Base Rate Loans.

(d)                                 Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof.  Interest on all outstanding Base Rate Loans and Swingline Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Commitment Termination Date.  Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Revolving Commitment Termination Date.  Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof.  All Default Interest shall be payable on demand.

(e)                                  The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing).  Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.14.                         Fees.

(a)                                 The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.

(b)                                 The Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused fee (the “Unused Fee”), which shall accrue from the Closing Date through and including the Revolving Commitment Termination Date at a per annum rate equal to (i) 0.35% of the daily amount of the unused Revolving Commitment of such Lender at any time that the Revolving Credit Exposure is less than or equal to 50.0% of the Aggregate Revolving Commitment Amount or (ii) 0.25% of the daily amount of the unused Revolving Commitment of such Lender at any time that the Revolving Credit Exposure is greater than 50.0% of the Aggregate Revolving Commitment Amount.  For purposes of computing the Unused Fee, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender.

(c)                                  The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans then in effect on the average daily amount of such Lender’s LC Exposure attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including, without limitation, any LC Exposure that remains outstanding after the Revolving Commitment Termination Date) and (ii) to the Issuing Bank for its own account a facing fee, which shall accrue at the rate set forth in the Fee Letter on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) from the Closing Date through and including the Revolving Commitment Termination Date (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Notwithstanding the foregoing, if the Borrower is obligated to pay Default Interest pursuant to Section 2.13(c), then the fees payable pursuant to this subsection (c) shall automatically be increased by 2.0% per annum.

(d)                                 The Borrower shall pay on the Closing Date to the Administrative Agent and its affiliates all fees in the Fee Letter that are due and payable on the Closing Date.  The Borrower shall pay on the Closing Date to the Administrative Agent, for the ratable benefit of the Lenders, all upfront fees as set forth in the Fee Letter.

(e)                                  Accrued fees under subsections (b) and (c) of this Section shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first full Fiscal Quarter ending after the Closing Date, and on the Revolving Commitment Termination Date (and, if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.

Section 2.15.                         Computation of Interest and Fees.  Interest hereunder based on the Base Rate or other prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).  All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.16.                         Inability to Determine Interest Rates.  If, prior to the commencement of any Interest Period for any Eurodollar Borrowing:

(i)                                     the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining Adjusted LIBOR for such Interest Period, or

(ii)                                  the Administrative Agent shall have received notice from the Required Lenders that Adjusted LIBOR does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Loans for such Interest Period, then the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.  Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement.  Unless the Borrower notifies the Administrative Agent at least one Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing or a Notice of Conversion/ Continuation has previously been given that it elects not to borrow, continue or convert to a Eurodollar Borrowing on such date, then such Revolving Borrowing shall be made as, continued as or converted into a Base Rate Borrowing.

Section 2.17.                         Illegality.  If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended.  In the case of the making of a Eurodollar Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and, if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date.  Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

Section 2.18.                         Increased Costs.

(a)                                 If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement that is not otherwise included in the determination of Adjusted LIBOR hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in Adjusted LIBOR) or the Issuing Bank;

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (c) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender, the Issuing Bank or the eurodollar interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender or the Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within five Business Days after receipt of the certificate required under subsection (c) below, the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amounts as will compensate such Lender or the Issuing Bank for any such increased costs incurred or reduction suffered.

(b)                                 If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or assets (or on the capital or assets of the Parent Company of such Lender or the Issuing Bank) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, the Issuing Bank or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies or the policies of such Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender or the Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within five Business Days after receipt of the certificate required under subsection (c) below, the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amounts as will compensate such Lender, the Issuing Bank or such Parent Company for any such reduction suffered.

(c)                                  A certificate of such Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, the Issuing Bank or the Parent Company of such Lender or the Issuing Bank, as the case may be, specified in subsection (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.

(d)                                 Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation.

Section 2.19.                         Funding Indemnity.  In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at Adjusted LIBOR applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (ii) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if Adjusted LIBOR were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan.  A certificate as to any additional amount payable under this Section submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 2.20.                         Taxes.

(a)                                 Defined Terms.  For purposes of this Section 2.20, the term “Lender” includes Issuing Bank and the term “applicable law” includes FATCA.

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                                   Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.20, the Borrower or other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)                                  Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.20(g)(ii)(A), 2.20(g)(ii)(B) and 2.20(g)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

i.                                          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

ii.                                       executed originals of IRS Form W-8ECI;

iii.                                    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.20A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

iv.                                   to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20B or Exhibit 2.20C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20D on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)                                 Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)                                     Survival.  Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.21.                         Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                 The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.18, 2.19 or 2.20, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of Taxes (except as otherwise provided in Section 2.20).  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.18, 2.19, 2.20 and 10.3 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Bank then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Bank based on their respective pro rata shares of such fees and expenses; third, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to all principal of the Loans and unreimbursed LC Disbursements then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal and unreimbursed LC Disbursements.

(c)                                  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Revolving Credit Exposure, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.22.                         Letters of Credit.

(a)                                 During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to subsections (d) and (e) of this Section, may, in its sole discretion, issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Stated Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $100,000 (or such lesser amount as may be acceptable to the Issuing Bank, in its sole discretion); and (iii) the Borrower may not request any Letter of Credit if, after giving effect to such issuance, (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate Revolving Credit Exposure of all Lenders would exceed the lesser of (x) the Aggregate Revolving Commitment Amount and (y) the Borrowing Base Value.  Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in each Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit on the date of issuance.  Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

(b)                                 To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, renewed or extended, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

(c)                                  At least two Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice, and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof.  Unless the Issuing Bank has received notice from the Administrative Agent, on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit, directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in subsection (a) of this Section or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank’s usual and customary business practices.

(d)                                 The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof.  The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement.  The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind.  Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable.  The

Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.6.  The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

(e)                                  If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) of this Section in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred.  Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the REIT Guarantor or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower, the REIT Guarantor or any Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank.  Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

(f)                                   To the extent that any Lender shall fail to pay any amount required to be paid pursuant to subsection (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided that if such Lender shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate set forth in Section 2.13(c).

(g)                                  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding that its reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this subsection, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to 105% of the aggregate LC Exposure of all Lenders as of such date plus any accrued and unpaid fees thereon; provided that such obligation to Cash Collateralize the reimbursement obligations of the Borrower with respect to the Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default described in Section 8.1(g), (h) or (i).  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  The Borrower agrees to execute any documents and/or certificates to effectuate the intent of this subsection.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest and profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents.  If the Borrower is required to Cash Collateralize its reimbursement obligations with respect to the Letters of Credit as a result of the occurrence of an Event of Default, such Cash Collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(h)                                 Upon the request of any Lender, but no more frequently than quarterly, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit then outstanding.  Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

(i)                                     The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

(i)                                     any lack of validity or enforceability of any Letter of Credit or this Agreement;

(ii)                                  the existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iii)                               any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)                              payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

(v)                                 any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower’s obligations hereunder; or

(vi)                              the existence of a Default or an Event of Default.

Neither the Administrative Agent, the Issuing Bank, any Lender nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised due care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j)                                    Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) and (iii) the Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit.

Section 2.23.                         Increase of Commitments; Additional Lenders.

(a)                                 From time to time after the Closing Date and in accordance with this Section, the Borrower and one or more Increasing Lenders or Additional Lenders (each as defined below) may enter into an agreement to increase the aggregate Revolving Commitments hereunder (each such increase, an “Incremental Commitment”) so long as the following conditions are satisfied:

(i)                                     the aggregate principal amount of all the Aggregate Revolving Commitments shall not exceed $200,000,000 (the “Maximum Commitment Amount”) after any incremental increase hereunder;

(ii)                                  the Borrower shall execute and deliver such documents and instruments and take such other actions as may be reasonably required by the Administrative Agent in connection with and at the time of any such proposed increase;

(iii)                               at the time of and immediately after giving effect to any such proposed increase, no Default or Event of Default shall exist, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality qualifier, in which case such representations and warranties shall be true and correct in all respects), and, since the Closing Date, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(iv)                              any Incremental Commitments provided pursuant to this Section shall have a termination date no earlier than the Revolving Commitment Termination Date;

(v)                                 the Borrower and its Subsidiaries shall be in pro forma compliance with each of the Financial Covenants as of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered, calculated as if all such Incremental Commitments had been established (and fully funded) as of the first day of the relevant period for testing compliance; and

(vi)                              all other terms and conditions with respect to any such Incremental Commitments shall be reasonably satisfactory to the Administrative Agent.

(b)                                 The Borrower shall provide at least 30 days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Commitment.  Each Lender that agrees to increase the principal amount of its Revolving Commitment (an “Increasing Lender”) shall as soon as practicable, and in any case within 15 days following receipt of such notice, specify in a written notice to the Borrower and the Administrative Agent the amount of such proposed Incremental Commitment that it is willing to provide.  No Lender (or any successor thereto) shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Commitment, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender.  Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Revolving Commitments pursuant to this Section.  No Lender which declines to increase the principal amount of its Revolving Commitment may be replaced with respect to its existing Revolving Commitment as a result thereof without such Lender’s consent.  If any Lender shall fail to notify the Borrower and the Administrative Agent in writing about whether it will increase its Revolving Commitment within 15 days after receipt of such notice, such Lender shall be deemed to have declined to increase its Revolving Commitment.  The Borrower may accept some or all of the offered amounts or designate new lenders that are acceptable to the Administrative Agent as additional Lenders hereunder in accordance with this Section (the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Incremental Commitment.  The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of such Incremental Commitments among the Increasing Lenders and the Additional Lenders.  The sum of the Aggregate Revolving Commitments of the existing Lenders plus the increase in the Revolving Commitments of the Increasing Lenders plus the Revolving Commitments of the Additional Lenders shall not in the aggregate exceed the Maximum Commitment Amount.

(c)                                  Subject to subsections (a) and (b) of this Section, any increase requested by the Borrower shall be effective upon delivery to the Administrative Agent of each of the following documents:

(i)                                     an originally executed copy of an instrument of joinder, in form and substance reasonably acceptable to the Administrative Agent, executed by the Administrative Agent, the Borrower, by each Additional Lender and by each Increasing Lender, setting forth the new Revolving Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;

(ii)                                  such evidence of appropriate corporate authorization on the part of the Borrower with respect to such Incremental Commitment and such opinions of counsel for the Borrower with respect to such Incremental Commitment as the Administrative Agent may reasonably request;

(iii)                               a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in clauses (i), (iii) and (v) of subsection (a) of this Section has been satisfied;

(iv)                              to the extent requested by any Additional Lender or any Increasing Lender, executed promissory notes evidencing such Incremental Commitments issued by the Borrower in accordance with Section 2.10(b); and

(v)                                 any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

(d)                                 Upon the effectiveness of any such Incremental Commitment, the Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Incremental Commitments and Schedule I shall automatically be deemed amended accordingly.

(e)                                  If any Incremental Commitments are to have terms that are different from the Revolving Commitments, as applicable, outstanding immediately prior to such incurrence (any such Incremental Commitments, the “Non-Conforming Credit Extensions”), all such terms shall be as set forth in a separate assumption agreement among the Borrower, the Lenders providing such Incremental Commitments and the Administrative Agent, the execution and delivery of which agreement shall be a condition to the effectiveness of the Non-Conforming Credit Extensions.  If the Borrower incurs Incremental Commitments under this Section, regardless of whether such Incremental Commitments are Non-Conforming Credit Extensions, the Borrower shall, after such time, repay and incur Revolving Loans ratably as between the Incremental Commitments and the Revolving Commitments outstanding immediately prior to such incurrence.  Notwithstanding anything to the contrary in Section 10.2, the Administrative Agent is expressly permitted to amend the Loan Documents to the extent necessary to give effect to any increase pursuant to this Section and mechanical changes necessary or advisable in connection therewith (including amendments to implement the requirements in the preceding two sentences, amendments to ensure pro rata allocations of Eurodollar Loans and Base Rate Loans between Loans incurred pursuant to this Section and Loans outstanding immediately prior to any such incurrence and amendments to implement ratable participation in Letters of Credit between the Non-Conforming Credit Extensions consisting of Incremental Commitments and the Revolving Commitments outstanding immediately prior to any such incurrence).

Section 2.24.                         Mitigation of Obligations.  If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.25.                         Replacement of Lenders.  If (a) any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, or (b) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.18 or Section 2.20, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), and (iii) in the case of a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.26.                         Defaulting Lenders.

(a)                                 Cash Collateral.

(i)                                     At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.26(b)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than 105% of the Issuing Bank’s LC Exposure with respect to such Defaulting Lender.

(ii)                                  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (iii) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the minimum amount required pursuant to clause (i) above, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iii)                               Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.26(a) or Section 2.26(b) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit or LC Disbursements (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iv)                              Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s LC Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.26(a) following (A) the elimination of the applicable LC Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Sections 2.26(b) through 2.26(d) the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated LC Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(b)                                 Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.2.

(ii)                                  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with Section 2.26(a); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.26(a); sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in respect of Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.26(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               (A) No Defaulting Lender shall be entitled to receive any Unused Fee pursuant to Section 2.14(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)                               Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.14(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to that portion of its LC Exposure for which it has provided Cash Collateral pursuant to Section 2.26(a).

(C)                               With respect to any Unused Fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s LC Exposure or Swingline Lender’s Swingline Exposure with respect to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)                              All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the Revolving Commitments (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Swingline Exposure with respect to such Defaulting Lender and (y) second, Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with the procedures set forth in Section 2.26(a).

(c)                                  Defaulting Lender Cure.  If the Borrower, the Administrative Agent, Swingline Lender and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.26(b)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to

Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(d)                                 New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Swingline Exposure after giving effect to such Swingline Loan and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no LC Exposure after giving effect thereto.

ARTICLE III

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

AND ADDITION AND REMOVAL OF BORROWING BASE PROPERTIES

Section 3.1.                                Conditions to Effectiveness.  The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Bank to issue any Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a)                                 The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including, without limitation, reimbursement or payment of all out-of-pocket expenses of the Administrative Agent, the Sole Lead Arranger and their Affiliates (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Sole Lead Arranger.

(b)                                 The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance satisfactory to the Administrative Agent:

(i)                                     a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(ii)                                  any promissory notes requested by the Lenders pursuant to Section 2.10(b);

(iii)                               the Guaranty and Security Agreement, duly executed by the REIT Guarantor, the Borrower and each Subsidiary Loan Party, together with (A) any UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens in the Capital Stock of the Loan Parties granted under the Guaranty and Security Agreement, as requested by the Administrative Agent in order to perfect such Liens, duly authorized by the Loan Parties, (B) copies of favorable UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties, as requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than Permitted Encumbrances and Liens to be released on the Closing Date, (C) original certificates evidencing all issued and outstanding shares of Capital Stock of all Subsidiaries owned directly by any Loan Party and constituting Collateral and (D) stock or membership interest powers or other appropriate instruments of transfer executed in blank;

(iv)                              a certificate of the Secretary or Assistant Secretary of each Loan Party substantially in the form of Exhibit 3.1(b)(iv), (A) attaching and certifying copies of (1) its bylaws, partnership agreement, limited liability company agreement or comparable organizational document, and (2) the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and (B) certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

(v)                                 certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

(vi)                              a favorable written opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, counsel to the Loan Parties (including Maryland counsel to the REIT Guarantor), addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents, the Collateral and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

(vii)                           a certificate substantially in the form of Exhibit 3.1(b)(vii), dated the Closing Date and signed by a Responsible Officer and the chief financial officer of the REIT Guarantor and the Borrower, certifying that, after giving effect to the funding of any initial Revolving Borrowing, the issuance of any initial Letters of Credit, and the consummation of the transactions contemplated to occur on the Closing Date (including the execution and delivery of the Loan Documents, the receipt by the REIT Guarantor of the proceeds of the IPO, and the acquisition of the Initial Properties (as defined in, and contemplated by, the Form S-11)), (A) no Default or Event of Default exists, (B) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (or in the case of representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality qualifier, in all respects) and (C) each Loan Party is Solvent;

(viii)                        a duly executed Notice of Borrowing for any initial Revolving Borrowing or Swingline Borrowing;

(ix)                              a duly executed funds disbursement agreement, together with a report setting forth the sources and uses of the proceeds of any such initial Borrowing;

(x)                                 a duly completed and executed Compliance Certificate, including calculations of the Financial Covenants hereof as of March 31, 2015, calculated on a pro forma basis as if any initial Revolving Borrowing had been funded as of the first day of the relevant period for testing compliance (and setting forth in reasonable detail such calculations);

(xi)                              all documents, reports, certificates and other information requested by Administrative Agent in connection with the initial Borrowing Base Properties set forth on Schedule 4.18 and the determination to include such Properties in the initial Borrowing Base Value hereunder (which shall include, at a minimum, each item required pursuant to Section 3.4 hereof);

(xii)                           copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of any Loan Party, by the REIT Guarantor, the Borrower or any of their respective Subsidiaries in connection with the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any governmental authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing;

(xiii)                        copies of (A) the internally prepared quarterly financial statements of the REIT Guarantor and its Subsidiaries on a consolidated basis for the Fiscal Quarter ended March 31, 2015, (B) annual unaudited financial statements of the REIT Guarantor and its Subsidiaries on a consolidated basis giving pro forma effect to the acquisition of the Initial Properties (as defined in the Form S-11) that are actually acquired by the REIT Guarantor and its Subsidiaries for the Fiscal Year ended December 31, 2014, and (C) financial projections of the REIT Guarantor and its Subsidiaries on a quarterly basis for the Fiscal Year ending 2014 and annually thereafter through 2016;

(xiv)                       copies of all Material Agreements requested by Administrate Agent;

(xv)                          certificates of insurance, in form and detail acceptable to the Administrative Agent, describing the types and amounts of insurance (property and liability) maintained by any of the Loan Parties;

(xvi)                       copies of all documentation and information required by any Governmental Authority under the Patriot Act and other applicable “know your customer” and anti-money laundering laws;

(xvii)                    evidence that the Form S-11 shall have become effective, no stop order suspending the effectiveness of the Form S-11 shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC;

(xviii)                 evidence that the initial public offering (the “IPO”) of common stock by the REIT Guarantor contemplated by the Form S-11 shall have occurred and resulted in receipt by the REIT Guarantor of gross proceeds of not less than $100,000,000;

(xix)                       evidence that the New York Stock Exchange shall have approved the REIT Guarantor’s common stock for listing on the New York Stock Exchange, subject only to official notice of issuance from the REIT Guarantor;

(xx)                          evidence that the Borrower or one or more of its Subsidiaries shall have acquired all or substantially all of the Initial Properties (as defined in the Form S-11); and

(xxi)                       all such other documents, certificates and information as the Administrative Agent or the Required Lenders shall have reasonably requested.

Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required hereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 3.2.                                Conditions to Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (including any Borrowings on the Closing Date) and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to Section 2.26(c) and the satisfaction of the following conditions:

(a)                                 at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;

(b)                                 at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects);

(c)                                  since the Closing Date, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(d)                                 in the case of a Borrowing, the Borrower shall have delivered the required Notice of Borrowing or in the case of an issuance, amendment, renewal or extension of a Letter of Credit, the Borrower shall have delivered any notice and other document required under Section 2.22);

(e)                                  at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the aggregate Revolving Credit Exposures of all Lenders shall not exceed the lesser of (i) the Aggregate Revolving Commitment Amount and (ii) the Borrowing Base Value; and

(f)                                   the Administrative Agent shall have received such other documents, certificates, and information as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

Each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in subsections (a), (b), (c) and (e) of this Section.

Section 3.3.                                Delivery of Documents.  All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

Section 3.4.                                Addition of Borrowing Base Properties.  As of the Closing Date, the parties agree that the Properties set forth on Schedule 4.18 constitute Borrowing Base Properties.  If after the Closing Date the Borrower desires that any additional Property become a Borrowing Base Property hereunder, the Borrower shall so notify the Administrative Agent in writing (a “Notice of Additional Borrowing Base Property”).  No Property shall become a Borrowing Base Property unless it is an Eligible Property, and unless and until the Borrower delivers to the Administrative Agent all of the following, in form and substance reasonably satisfactory to the Administrative Agent (unless waived in writing by the Required Lenders):

(a)                                 an investment summary of the Property setting forth (i) a description of such Property, such description to include the age, location, site plan and physical condition of such Property, (ii) a description of each tenant of such Property and the current and projected Occupancy Rate of such Property, (ii) the business case for acquiring such Property, including a description of the market and status of competition of such Property and (iii) the purchase price paid or to be paid for such Property;

(b)                                 a Compliance Certificate showing continued compliance with the Financial Covenants and the Borrowing Base Covenants after giving pro forma effect to the inclusion of such Property as a Borrowing Base Property;

(c)                                  copies of any third party reports ordered or obtained by the REIT Guarantor, the Borrower or any Subsidiary related to such Property, including feasibility reports, analysis regarding the sustainability of revenues and other reports;

(d)                                 copies of all leases (proposed or actual) including all amendments thereto associated with such Property;

(e)                                  copies of the annual operating statements for the tenants of such Property, including census/occupancy data (as applicable), for the most recent two years; provided, that with respect to the initial Borrowing Base Properties set forth on Schedule 4.18, such information shall be required only if it is available on the Closing Date;

(f)                                   evidence of property insurance, general liability and professional liability insurance with respect to such Property satisfying the requirements of the Loan Documents, including without limitation Section 5.8;

(g)                                  copies of each management agreement (proposed or actual) for such Property (if applicable);

(h)                                 copies of any “Phase I” environmental assessment and engineering report for such Property (if available to the Borrower);

(i)                                     an update to Schedule 4.18 hereof reflecting all information required thereon in connection with such additional Borrowing Base Property; and

(j)                                    all such other documents, reports and other information that may be reasonably requested by the Administrative Agent.

A Notice of Additional Borrowing Base Property executed and delivered by the Borrower to the Administrative Agent shall constitute a certification by the Borrower to the Administrative Agent and the Lenders that such Property satisfies all of the requirements contained in the definition of Eligible Property.  Within 5 Business Days after the Administrative Agent’s receipt of a Notice of Additional Borrowing Base Property and the other reports and documents required under this Section, the Administrative Agent will make such notice, reports and documents available to each of the Lenders.  If, by the date 10 Business Days after the Administrative Agent’s receipt of a Notice of Additional Borrowing Base Property and the other reports and documents required under this Section, the Administrative Agent shall have not notified the Borrower and the Lenders that the Administrative Agent has determined that such Property does not satisfy one or more of the requirements contained in the definition of Eligible Property, then such Property shall be deemed to be a Borrowing Base Property.  Notwithstanding anything to the contrary in this Section 3.4, a Property shall not become a Borrowing Base Property unless and until all of the requirements of Section 5.11 applicable to the Property Owner of such Property and any other applicable Subsidiary of the Borrower have been satisfied.

Section 3.5.                                Removal of Borrowing Base Properties.

(a)                                 Mandatory Removal.  A Borrowing Base Property shall be removed as a Borrowing Base Property and therefore, among other things, cease to be included in determinations of the Borrowing Base Value (i) if such Property ceases to be an Eligible Property or if the Administrative Agent shall cease to have a perfected Lien in the Capital Stock of the Property Owner of such Borrowing Base Property and in the Capital Stock of each Subsidiary of the REIT Guarantor owning directly or indirectly Capital Stock in such Property Owner, in each case, having the priority required by the Guaranty and Security Agreement (with such removal and cessation to occur at the time of the event or circumstance causing such Property to cease to be an Eligible Property or at the time the Administrative Agent shall cease to have any such Lien with such priority, as applicable) or (ii) upon notice to the Borrower if the Required Lenders have determined in their discretion that such Borrowing Base Property shall no longer be a Borrowing Base Property.

(b)                                 Borrower Removal. The Borrower may remove a Property as a Borrowing Base Property in connection with a sale, other permanent disposition of, or refinancing with respect to, such Borrowing Base Property or if such removal would result in the cure of an Event of Default caused by the inclusion of such Property as a Borrowing Base Property hereunder (a “Borrowing Base Property Default”), in each case so long as (i) after giving effect to such removal (A) the aggregate Revolving Credit Exposures of all Lenders will not exceed the lesser of (1) the Aggregate Revolving Commitment Amount and (2) the Borrowing Base Value, (B) the Loan Parties are in compliance with all terms of the Loan Documents, including, without limitation, the Borrowing Base Covenants and the Financial Covenants and, (C) no Default or Event of Default exists (other than a Borrowing Base Property Default to be cured by such release) immediately prior to, and no Default or Event of Default will exist immediately after, giving effect to such release and (ii) the Borrower has provided to the Administrative Agent a pro forma Compliance Certificate evidencing compliance with the Financial Covenants after giving effect to such removal as if such removal had occurred as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(b) and confirming that the Loan Parties are in compliance with the Borrowing Base Covenants after giving effect to such removal.  Upon the Administrative Agent’s confirmation that the conditions to such removal have been satisfied, the Administrative Agent shall notify the Borrower and the Lenders in writing specifying the date of such removal.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each of the REIT Guarantor and the Borrower represents and warrants to the Administrative Agent, each Lender and the Issuing Bank as follows:

Section 4.1.                                Existence; Power.  Each of the REIT Guarantor, the Borrower and their respective Subsidiaries (a) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted, and (c) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2.                                Organizational Power; Authorization.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action.  This Agreement has been duly executed and delivered by the Borrower and the REIT Guarantor and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower, the REIT Guarantor or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3.                                Governmental Approvals; No Conflicts.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to the REIT Guarantor, the Borrower or any of their respective Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any Contractual Obligation of the REIT Guarantor, the Borrower or any of their respective Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the REIT Guarantor, the Borrower or any of their respective Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the REIT Guarantor, the Borrower or any of their respective Subsidiaries, except Liens created under the Loan Documents.

Section 4.4.                                Financial Statements.  Since the Closing Date, there have been no changes with respect to the REIT Guarantor, the Borrower or any of their respective Subsidiaries which have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.5.                                Litigation and Environmental Matters.

(a)                                 No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the REIT Guarantor or Borrower, threatened against or affecting the REIT Guarantor, the Borrower or any of their respective Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

(b)                                 Except as could not reasonably be expected to have a Material Adverse Effect:

(i)                                     To the knowledge of the Responsible Officers of the Loan Parties, each of the Borrowing Base Properties and all operations with respect to each of the Borrowing Base Properties and other Properties owned by the Loan Parties are in compliance with all applicable Environmental Laws and there are no conditions relating to the Borrowing Base Properties, the other Properties owned by the Loan Parties or the businesses of the Loan Parties or Tenants with respect to a Borrowing Base Property that are likely to give rise to any Environmental Liability.

(ii)                                  To the knowledge of the Responsible Officers of the Loan Parties, none of the Borrowing Base Properties or other Properties owned by the Loan Parties contains, or has previously contained, any Hazardous Materials at, on or under such property in amounts or concentrations that constitutes a violation of, or could give rise to liability of any Loan Party under, applicable Environmental Laws.

(iii)                               To the knowledge of the Responsible Officers of the Loan Parties, no Loan Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Borrowing Base Properties, any of the other Properties owned by the Loan Parties or the businesses of the Loan Parties, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(iv)                              To the knowledge of the Responsible Officers of the Loan Parties, no Loan Party or Tenant with respect to a Borrowing Base Property has generated, treated, stored or disposed of Hazardous Materials at, on or under any of the Borrowing Base Properties or any of the other Properties owned by the Loan Parties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.  To the knowledge of the Responsible Officers of the Loan Parties, Hazardous Materials have not been transported or disposed of from the Borrowing Base Properties or the other Properties owned by the Loan Parties, in each case by or on behalf of any Loan Party, in violation of, or in a manner that is likely to give rise to liability under, any applicable Environmental Law.

(v)                                 To the knowledge of the Responsible Officers of the Loan Parties, no judicial proceeding or governmental or administrative action is pending or threatened, under any Environmental Law to which any Loan Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Loan Parties, the Borrowing Base Properties, the other Properties owned by the Loan Parties or the businesses of the Loan Parties.

Section 4.6.                                Compliance with Laws and Agreements.  Each of the REIT Guarantor, the Borrower and their respective Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  None of the REIT Guarantor, the Borrower, any of their respective Subsidiaries, or, to the knowledge of the Responsible Officers of the Loan Parties, any other party thereto is in material default under any Material Agreement.  To the knowledge of the Responsible Officers of the Loan Parties, each of the Borrowing Base Properties, and the uses of the Borrowing Base Properties (including by the Tenants with respect thereto), are in compliance in all material respects with all Requirements of Laws and all orders, writs, injunctions and decrees applicable to the Borrowing Base Properties (including, without limitation, building and zoning laws and Health Care Laws), except in such instances in which (i) such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.7.                                Investment Company Act.  None of the REIT Guarantor, the Borrower or any of their respective Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith.

Section 4.8.                                Taxes.  The REIT Guarantor, the Borrower, their respective Subsidiaries and each other Person for whose taxes the REIT Guarantor, the Borrower or any of their respective

Subsidiaries could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the REIT Guarantor, the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP.  The charges, accruals and reserves on the books of the REIT Guarantor, the Borrower and their respective Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 4.9.                                Margin Regulations.  None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X.  None of the REIT Guarantor, the Borrower or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

Section 4.10.                         ERISA.  Each Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including, without limitation, the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations.  Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification).  No ERISA Event has occurred or is reasonably expected to occur.  There exists no Unfunded Pension Liability with respect to any Plan.  None of the REIT Guarantor, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan.  There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Responsible Officers of the Loan Parties or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in liability to the REIT Guarantor, the Borrower or any of their respective Subsidiaries.  The REIT Guarantor, the Borrower, each of their respective Subsidiaries and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan.  No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA.  None of the REIT Guarantor, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate have ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions.  None of the REIT Guarantor, the Borrower or any of their respective Subsidiaries has established, contributes to or maintains any Non-U.S. Plan.

Section 4.11.                         Ownership of Property; Insurance.

(a)                                 Each of the REIT Guarantor, the Borrower and their respective Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are material to the business or operations of the REIT Guarantor, the Borrower and their respective Subsidiaries are valid and subsisting and are in full force.

(b)                                 Each of the REIT Guarantor, the Borrower and their respective Subsidiaries owns, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the REIT Guarantor, the Borrower and their respective Subsidiaries does not infringe in any material respect on the rights of any other Person.

(c)                                  The properties of the REIT Guarantor, the Borrower and their respective Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the REIT Guarantor, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the REIT Guarantor, the Borrower and any applicable Subsidiary operates.

Section 4.12.                         Disclosure.  The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which any of the REIT Guarantor, the Borrower or any of their respective Subsidiaries is subject, and all other matters known to any of them, that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Neither the Information Memorandum nor any of the reports (including, without limitation, all reports that the REIT Guarantor is required to file with the SEC), financial statements, certificates or other information furnished by or on behalf of the REIT Guarantor or the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the REIT Guarantor and the Borrower each represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 4.13.                         Labor Relations.  There are no strikes, lockouts or other material labor disputes or grievances against the REIT Guarantor, the Borrower or any of their respective Subsidiaries, or, to the knowledge of the Responsible Officers of the Loan Parties, threatened against or affecting the REIT Guarantor, the Borrower or any of their respective Subsidiaries, and no significant unfair labor practice charges or grievances are pending against the REIT Guarantor, the Borrower or any of their respective Subsidiaries, or, to the knowledge of the Responsible Officers of the Loan Parties, threatened against any of them before any Governmental Authority.  All payments due from the REIT Guarantor, the Borrower or any of their respective Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the REIT Guarantor, the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.14.                         Subsidiaries.  Schedule 4.14 sets forth the name of, the ownership interest of the applicable Loan Party in, the jurisdiction of incorporation or organization of, and the type of each Subsidiary of the REIT Guarantor, the Borrower and the other Loan Parties and identifies each Subsidiary that is a Subsidiary Loan Party, a Material Subsidiary and/or an Excluded Subsidiary, in each case, as of the Closing Date.

Section 4.15.                         Solvency.  After giving effect to the execution and delivery of the Loan Documents, the receipt by the REIT Guarantor of the proceeds of the IPO, the acquisition of the Initial Properties (as defined in, and contemplated by, the Form S-11), and the making of the Loans under this Agreement, each Loan Party is Solvent.

Section 4.16.                         Deposit and Disbursement Accounts.  Schedule 4.16 lists all banks and other financial institutions at which any Loan Party maintains deposit accounts, lockbox accounts, disbursement accounts, investment accounts or other similar accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each financial institution, the name in which the account is held, the type of the account, and the complete account number therefor.

Section 4.17.                         Collateral Documents. The Guaranty and Security Agreement is effective to create in favor of the Administrative Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral (as defined therein), and when UCC financing statements in appropriate form are filed in the offices specified in the applicable Schedule to the Guaranty and Security Agreement, the Liens created under the Guaranty and Security Agreement shall constitute a fully perfected Lien (to the extent that such Lien may be perfected by the filing of a UCC financing statement) on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2 which are prior as a matter of law.  When the certificates evidencing all Capital Stock constituting “certificated securities” under the UCC pledged pursuant to the Guaranty and Security Agreement are delivered to the Administrative Agent, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, the Liens in such Capital Stock shall be fully perfected first priority security interests, perfected by “control” as defined in the UCC.

Section 4.18.                         Borrowing Base Properties. As of the Closing Date and, with respect to any updates to Schedule 4.18 in connection with the addition of any Borrowing Base Property pursuant to and in accordance with Section 3.4, as of the date of the addition of such Borrowing Base Property, (a) Schedule 4.18 is a true and complete list of (i) the street address of each Borrowing Base Property; (ii) the Property Owner for each such Borrowing Base Property; (iii) the facility type of each such Borrowing Base Property; (iv) the name and address of the each Tenant and the termination date of each lease with respect to such Borrowing Base Property; and (v) the type of interest (fee or leasehold) held by each Property Owner in its respective Borrowing Base Property.  As of the Closing Date and, with respect to any updates to Schedule 4.18 in connection with the addition of any Borrowing Base Property pursuant to and in accordance with Section 3.4, as of the date of the addition of such Borrowing Base Property, each Property identified on Part I of Schedule 4.18 that qualifies as a Borrowing Base Property pursuant to the terms hereof.

(b)                                 To the knowledge of the Responsible Officers of the Loan Parties, each of the facilities located on the Borrowing Base Properties owned or leased by the Loan Parties complies with the requirements of Section 5.8 of this Agreement.  To the knowledge of the Responsible Officers of the Loan Parties, no condemnation or condemnation proceeding has been instituted and remained undismissed for a period in excess of 90 consecutive days, in each case, with respect to a material portion of any Borrowing Base Property.  To the knowledge of the Responsible Officers of the Loan Parties, no material casualty event has occurred with respect to the improvements located on any Borrowing Base Property which has not been (or, if applicable, will not be able to be) fully remediated with available insurance proceeds.

Section 4.19.                         Material Agreements.  As of the Closing Date, all Material Agreements of the REIT Guarantor, the Borrower and their respective Subsidiaries are described on Schedule 4.19, and each such Material Agreement is in full force and effect.  The Responsible Officers of the Loan Parties do not have any knowledge of any pending amendments or threatened termination of any of the Material Agreements.  As of the Closing Date, the REIT Guarantor has delivered to the Administrative Agent a true, complete and correct copy of each Material Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).

Section 4.20.                         Healthcare Matters.

(a)                                 Without limiting the generality of Section 4.6 hereof or any other representation or warranty made herein, each Loan Party and, to the knowledge of the Responsible Officers of the Loan Parties, each Tenant with respect to a Borrowing Base Property, is in compliance with applicable provisions of federal and state laws governing Medicare and any state Medicaid programs and any statutes or any regulations promulgated pursuant to such laws, including, without limitation, Sections 1320a-7, 1320a-7a, 1320a-7b and 1395nn of Title 42 of the United States Code, the False Claims Act (31 U.S.C. Section 3729 et seq.), HIPAA, all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under HIPAA, the exclusion laws (42 U.S.C. 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and related state or local statutes or regulations promulgated under such laws (“Health Care Laws”), except to the extent such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 To the knowledge of the Responsible Officers of the Loan Parties, there are no Medicare, Medicaid or any other recoupment or recoupments of any governmental or private health care payor being sought, requested, claimed, or threatened, against any Tenant with respect to a Borrowing Base Property, which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(c)                                  To the knowledge of the Responsible Officers of the Loan Parties, each Tenant with respect to a Borrowing Base Property has paid or caused to be paid or will pay in connection with its next quarterly credit balance all known and undisputed material refunds that have become due, overpayments or adjustments, except to the extent such failure to pay has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)                                 Health Care Permits.

(i)                                     Each Loan Party and, to the knowledge of the Responsible Officers of the Loan Parties, each Tenant with respect to a Borrowing Base Property has such permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authorities as are necessary under applicable law or regulations to own its properties and conduct its business (including without limitation such permits as are required under such federal, state and other Health Care Laws, and under similar licensure laws and such insurance laws and regulations, as are applicable thereto) (“Health Care Permits”), if the failure to obtain such permits, licenses, franchises, certificates and other approvals or authorizations could reasonably be expected to result in a Material Adverse Effect.

(ii)                                  To the knowledge of the Responsible Officers of the Loan Parties, each Tenant with respect to a Borrowing Base Property has all Medicare, Medicaid and related agency supplier billing number(s) and related documentation necessary to receive reimbursement, to the extent applicable, from Medicare and/or Medicaid for any item or service furnished by such Person in any jurisdiction where it conducts business except to the extent the failure to obtain billing number(s) or related documentation could reasonably be expected to result in a Material Adverse Effect.  To the knowledge of the Responsible Officers of the Loan Parties, no Tenant with respect to a Borrowing Base Property is currently subject to suspension, revocation, renewal or denial of its Medicare and/or Medicaid certification, supplier billing number(s), or Medicare and/or Medicaid participation agreement(s), to the extent such suspension, revocation, renewal or denial would not reasonably be expected to result in a Material Adverse Effect.

Section 4.21.                         OFAC.  Neither any Loan Party nor any of its Subsidiaries or Affiliates (a) is a Sanctioned Person, (b) has any of its assets in Sanctioned Countries, or (c) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries.  No part of the proceeds of any Loans hereunder and no Letter of Credit will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Person or a Sanctioned Country or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended and in effect from time to time.

Section 4.22.                         Patriot Act.  Neither any Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto.  Neither any Loan Party nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  None of the Loan Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section 4.23.                         REIT Status.  The REIT Guarantor will elect to be treated as a REIT commencing with its taxable year ending December 31, 2015, and the REIT Guarantor is organized and will operate in conformity with the requirements for qualification and taxation as a REIT, and its proposed method of operation will enable the REIT Guarantor to meet the requirements for qualification and taxation as a REIT.

Section 4.24.                         Borrowing Base Properties.  Each Property included in calculations of the Borrowing Base Value satisfies all of the requirements contained in the definition of “Eligible Property” except as expressly provided on Schedule 4.18 or, with respect to Properties that become Borrowing Base Properties after the Closing Date, except as otherwise agreed to by the Required Lenders in writing.

ARTICLE V

AFFIRMATIVE COVENANTS

Each of the REIT Guarantor and the Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:

Section 5.1.                                Financial Statements and Other Information.  The REIT Guarantor and the Borrower will deliver to the Administrative Agent (for distribution to each Lender):

(a)                                 as soon as available and in any event within 90 days after the end of each Fiscal Year of the REIT Guarantor a copy of the annual audited report for such Fiscal Year for the REIT Guarantor and its Subsidiaries, containing a consolidated balance sheet of the REIT Guarantor and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the REIT Guarantor and its Subsidiaries for such Fiscal Year, setting forth in each case (except for the Fiscal Year ending December 31, 2015) in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by BDO USA, LLP or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the REIT Guarantor and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)                                 as soon as available and in any event within 45 days after the end of each Fiscal Quarter of the REIT Guarantor, an unaudited consolidated and consolidating balance sheet of the REIT Guarantor and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated and consolidating statements of income and cash flows of the REIT Guarantor and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the REIT Guarantor’s previous Fiscal Year (if applicable) and the corresponding figures for the budget for the current Fiscal Year;

(c)                                  concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section (other than the financial statements for the fourth Fiscal Quarter of each Fiscal Year delivered pursuant to subsection (b) of this Section), a Compliance Certificate signed by the principal executive officer or the chief financial officer of the Borrower (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the Financial Covenants, (iii) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Lenders on the Closing Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be, and (iv) stating whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of the REIT Guarantor and its Subsidiaries, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;

(d)                                 concurrently with the delivery of the financial statements referred to in subsection (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)                                  concurrently with the delivery of the financial statements referred to in subsections (a) and (b) above and each time a Borrowing is requested hereunder, a certificate of a Responsible Officer setting forth the current Borrowing Base Value and reasonably detailed calculations demonstrating compliance with the Borrowing Base Covenants;

(f)                                   as soon as available and in any event within 30 days after the end of the calendar year, (i) forecasts and a pro forma budget prepared on a quarterly basis for the succeeding Fiscal Year, containing an income statement, balance sheet and statement of cash flow for the REIT Guarantor and its Subsidiaries and (ii) a projected operating statement for each Borrowing Base Property;

(g)                                  within five Business Days after receipt thereof, copies of any quarterly or annual financial statements of any Tenant with respect to a Borrowing Base Property (or the parent company of such Tenant) to the extent provided to the Borrower or any other Loan Party;

(h)                                 promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the SEC, or with any national securities exchange, or distributed by the REIT Guarantor to its shareholders generally, as the case may be;

(i)                                     promptly following any request therefor, such other information with respect to the Properties (including Borrowing Base Properties) as the Administrative Agent or any Lender through the Administrative Agent, may reasonably request and as is reasonably available to the REIT Guarantor or any of its Subsidiaries; and

(j)                                    promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the REIT Guarantor or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

So long as the Borrower is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, the Borrower may satisfy its obligation to deliver the financial statements referred to in clauses (a) and (b) above by delivering such financial statements by electronic mail to such e-mail addresses as the Administrative Agent and the Lenders shall have provided to the Borrower from time to time.

Section 5.2.                                Notices of Material Events.

(a)                                 The REIT Guarantor and the Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt (and, in any event, not later than three Business Days after a Responsible Officer of the REIT Guarantor or the Borrower becomes aware thereof) written notice of the following:

(i)                                     the occurrence of any Default or Event of Default;

(ii)                                  the filing or commencement of, or any material development in, any action, suit, proceeding, audit, claim, demand, order or dispute with, by or before any arbitrator or Governmental Authority against or, to the knowledge of any Responsible Officer of any Loan Party, affecting the REIT Guarantor, the Borrower or any of their respective Subsidiaries which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(iii)                               the occurrence of any event or any other development by which the REIT Guarantor, the Borrower or any of their respective Subsidiaries (A) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) becomes subject to any Environmental Liability, (C) receives notice of any claim with respect to any Environmental Liability, or (D) becomes aware of any basis for any Environmental Liability, in each case which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(iv)                              promptly and in any event within 15 days after (A) any Responsible Officer of the REIT Guarantor, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of the chief financial officer of the REIT Guarantor describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by the REIT Guarantor, the Borrower, such Subsidiary or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, and (B) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities (not taking into account Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the REIT Guarantor, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of the REIT Guarantor, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of the REIT Guarantor;

(v)                                 the occurrence of any default or event of default, or the receipt by the REIT Guarantor, the Borrower, or any of their respective Subsidiaries of any written notice of an alleged default or event of default, with respect to any Material Indebtedness of the REIT Guarantor, the Borrower or any of their respective Subsidiaries;

(vi)                              any material amendment or modification to any Material Agreement (together with a copy thereof), and prompt notice of any termination, expiration or loss of any Material Agreement that, individually or in the aggregate, could reasonably be expected to result in a reduction in revenue or Adjusted EBITDA of the Loan Parties of 10% or more on a consolidated basis from the prior Fiscal Year; and

(vii)                           any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(b)                                 The REIT Guarantor and the Borrower will furnish to the Administrative Agent (for distribution to each Lender) the following:

(i)                                     promptly and in any event at least 30 days prior thereto, notice of any change (A) in any Loan Party’s legal name, (B) in any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (C) in any Loan Party’s identity or legal structure, (D) in any Loan Party’s federal taxpayer identification number or organizational number or (E) in any Loan Party’s jurisdiction of organization; and

(ii)                                  as soon as available and in any event within 30 days after receipt thereof, a copy of any environmental report or site assessment obtained by or for the REIT Guarantor, the Borrower or any of their respective Subsidiaries after the Closing Date on any Property.

(c)                                  The REIT Guarantor and the Borrower will furnish to the Administrative Agent (for distribution to each Lender) the following promptly and in any event no later than three Business Days after any Responsible Officer of any of the Loan Parties has actual knowledge of:

(i)                                     any Loan Party or a Tenant with respect to a Borrowing Base Property or an owner, officer, manager, employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R.  §420.201) in a Loan Party or Tenant with respect to a Borrowing Base Property, (w) has had a civil monetary penalty assessed against him or her pursuant to 42 U.S.C. §1320a-7a or is the subject of a proceeding seeking to assess such penalty; (x) has been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b) or is the subject of a proceeding seeking to assess such penalty; (y) has been convicted (as that term is defined in 42 C.F.R.  §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518 or is the subject of a proceeding seeking to assess such penalty; or (z) has been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or in any qui tam action brought pursuant to 31 U.S.C. §3729 et seq., in each case, that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(ii)                                  any claim to recover any alleged overpayments (other than any such claim made against the REIT Guarantor, the Borrower or any of their respective Subsidiaries that relates to a period during which the REIT Guarantor, the Borrower or such Subsidiary did not operate the respective facility) with respect to any receivables in excess of $1,000,000;

(iii)                               notice of any final and documented material reduction in the level of reimbursement expected to be received with respect to receivables of the REIT Guarantor, the Borrower or any of their respective Subsidiaries;

(iv)                              any allegations of licensure violations or fraudulent acts or omissions involving the REIT Guarantor, the Borrower or any of their respective Subsidiaries, or, to the knowledge of any of the Responsible Officers of any of the Loan Parties, any Tenant with respect to a Borrowing Base Property that could reasonably be expected to, in the aggregate, have a Material Adverse Effect;

(v)                                 the pending or threatened imposition of any fine or penalty by any Governmental Authority under any Health Care Law against the REIT Guarantor, the Borrower or any of their respective Subsidiaries, or, to the knowledge of any of the Responsible Officers of any of the Loan Parties, any Tenant with respect to a Borrowing Base Property, that could reasonably be expected to have a Material Adverse Effect;

(vi)                              any pending or threatened (in writing) revocation, suspension, termination, probation, restriction, limitation, denial, or non-renewal with respect to any Health Care Permit with respect to any Borrowing Base Property that could reasonably be expected to have a Material Adverse Effect;

(vii)                           any non-routine and material inspection of any facility of the REIT Guarantor, the Borrower or any of their respective Subsidiaries, or, to the knowledge of any of the Responsible Officers of any of the Loan Parties, any Tenant with respect to a Borrowing Base Property by any Governmental Authority; and

(viii)                        notice of the occurrence of any material reportable event or similar term as defined in any corporate integrity agreement, corporate compliance agreement or deferred prosecution agreement pursuant to which the REIT Guarantor, the Borrower or any of their respective Subsidiaries, or, to the knowledge of any of the Responsible Officers of any of the Loan Parties, any Tenant with respect to a Borrowing Base Property has to make a submission to any Governmental Authority or other Person under the terms of such agreement, if any.

Each notice or other document delivered under this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice or other document and any action taken or proposed to be taken with respect thereto.

Section 5.3.                                Existence; Conduct of Business.  Each of the REIT Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks, trade names other intellectual property material to the conduct of their respective businesses; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.

Section 5.4.                                Compliance with Laws.  Each of the REIT Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA, Health Care Laws, and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.5.                                Payment of Obligations.  Each of the REIT Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, pay and discharge at or before maturity all of their respective obligations and liabilities (including, without limitation, all taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.6.                                Books and Records.  Each of the REIT Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the REIT Guarantor and its Subsidiaries in conformity with GAAP.

Section 5.7.                                Visitation and Inspection.  Each of the REIT Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, permit any representative or independent contractor of the Administrative Agent or any Lender to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice; provided that if an Event of Default has occurred and is continuing, no prior notice shall be required.

Section 5.8.                                Maintenance of Properties; Insurance.  Each of the REIT Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable insurance companies which are not Affiliates of the REIT Guarantor (i) insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations (including flood insurance if required by any Requirement of Law and including general liability, professional liability and property coverage) and (ii) all insurance required to be maintained pursuant to the Collateral Documents, and will, upon request of the Administrative Agent, furnish to the Administrative Agent (for distribution to the Lenders) copies of insurance certificates, endorsements and policies and/or a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by the REIT Guarantor, the Borrower and their respective Subsidiaries in accordance with this Section.

Section 5.9.                                Use of Proceeds; Margin Regulations.  The Borrower will only use the proceeds of Loans to finance a portion of the acquisitions specified in the Form S-11 and to finance future acquisitions of Properties not prohibited hereby, to pay transaction costs and expenses arising in connection herewith and to finance working capital needs and for other general corporate purposes of the REIT Guarantor, the Borrower and their respective Subsidiaries.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X.  All Letters of Credit will be used for general corporate purposes.

Section 5.10.                         Operating Accounts.  Within 60 days after the Closing Date, the Borrower shall, and the REIT Guarantor and the Borrower, as applicable, shall cause the other Loan Parties to, maintain with the Administrative Agent or one or more Lenders all operating and depository accounts relating to the Properties of the Loan Parties and their Subsidiaries.

Section 5.11.                         Additional Subsidiaries and Collateral.

(a)                                 As a condition to the inclusion of any Borrowing Base Property in the Borrowing Base Value, the REIT Guarantor and the Borrower shall (a) cause (i) the Subsidiary that owns such Borrowing Base Property (which shall be a Person organized under the laws of any state of the United States or the District of Columbia) to become a Guarantor hereunder and a party to the Guaranty and Security Agreement through the execution and delivery to the Administrative Agent of a Joinder Agreement and (ii) each Subsidiary that is not a Loan Party that owns, directly or indirectly, any Capital Stock of any Subsidiary which becomes a Guarantor pursuant to clause (i) above to become a Guarantor hereunder and a party to the Guaranty and Security Agreement and to grant a Lien in such Capital Stock pursuant to the Guaranty and Security Agreement through the execution and delivery to the Administrative Agent of a Joinder Agreement (provided that, unless such Subsidiary owns a Borrowing Base Property, it shall not be required to grant a Lien on, or security interest in, any of its assets or property other than any such Capital Stock of other Subsidiary Loan Parties), in each case on or before the date on which a Property owned by any such Subsidiary is initially included as a Borrowing Base Property; and (b) cause each such Subsidiary to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Subsidiary, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above in a customary manner), all of which shall be reasonably satisfactory to the Administrative Agent.

(b)                                 Within 15 Business Days of any Person (other than an Excluded Subsidiary) becoming a Material Subsidiary after the Closing Date, and within 15 Business Days of any Excluded Subsidiary that was a Material Subsidiary ceasing to be subject to the restriction which prevented it from becoming a Guarantor as otherwise required under this Agreement, the REIT Guarantor and the Borrower shall (i) cause such Subsidiary to become a Guarantor hereunder through the execution and delivery to the Administrative Agent of a Joinder Agreement and (ii) cause such Subsidiary to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Subsidiary, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above in a customary manner), all of which shall be reasonably satisfactory to the Administrative Agent.

(c)                                  The Borrower may, at its option, cause any Subsidiary that is not already a Guarantor to become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement and the other items required to be delivered under the immediately preceding clauses (a) and (b), as applicable.

(d)                                 Notwithstanding the foregoing, no Subsidiary may become a Guarantor in accordance with the terms of this Section unless (i) such Subsidiary is a Subsidiary of the Borrower and (ii) the Lenders have received from the Borrower any such documentation and other information requested by the Administrative Agent or any Lender pursuant to Section 10.13 at least three Business Days prior to the proposed effectiveness of such Subsidiary’s agreement to become a Guarantor.

Section 5.12.                         Further Assurances.  The REIT Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Requirement of Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.  The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

Section 5.13.                         REIT Status.  The REIT Guarantor (a) will, and will cause each of its Subsidiaries to, be organized and operate its business at all times so as to satisfy all requirements necessary to qualify and maintain the REIT Guarantor’s qualification as a REIT, and (b) will maintain adequate records so as to comply with all record-keeping requirements relating to its qualification as a real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file (taking into account any valid extensions) with the IRS all returns and reports required thereby.

Section 5.14.                         Healthcare Matters.

(a)                                 Without limiting or qualifying Section 5.4, or any other provision of this Agreement, the REIT Guarantor and the Borrower will, and will cause their respective Subsidiaries to, be in compliance with all applicable Health Care Laws relating to the operation of such Person’s business, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Except where the failure to do so or noncompliance could not reasonably be expected to result in a Material Adverse Effect, the REIT Guarantor and the Borrower will, and will cause each of their respective Subsidiaries to:

(i)                                     obtain, maintain and preserve, and take all necessary action to timely renew, all Health Care Permits (including, as applicable, Health Care Permits necessary for it to be eligible to receive payment and compensation from and to participate in Medicare, Medicaid or any other third party payors), if any, which are necessary or useful for any Loan Party or Subsidiary thereof to obtain or maintain in the proper conduct of its business;

(ii)                                  solely to the extent applicable to the Loan Parties and their Subsidiaries, be and remain in compliance with all requirements for participation in, and for licensure required to provide the goods or services that are reimbursable under, Medicare, Medicaid and other third party payor programs;

(iii)                               cause all licensed personnel of the Loan Parties, if any, to be in compliance with all applicable Health Care Laws in the performance of their duties to or for the Loan Parties, and to maintain in full force and effect all professional licenses and other Health Care Permits required to perform such duties; and

(iv)                              keep and maintain all records required to be maintained by any Governmental Authority or otherwise under any Health Care Law applicable to the Loan Parties.

Section 5.15.                         Environmental Matters.

(a)                                 The REIT Guarantor and the Borrower will, and will cause their respective Subsidiaries and the Tenants with respect to a Borrowing Base Property to, (i) comply with all Environmental Laws in respect of the Borrowing Base Properties except to the extent such non-compliance could not reasonably be expected to create or result in a Material Adverse Effect; and (ii) promptly take all actions necessary to prevent the imposition of any Liens (other than Permitted Encumbrances) on any of the Borrowing Base Properties arising out of or related to any Environmental Laws.

(b)                                 In respect of any Borrowing Base Property and to the extent the following could reasonably be expected to result in a Material Adverse Effect, if any Loan Party shall (i) receive notice that any violation of any Environmental Law may have been committed by such Person, (ii) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Loan Party alleging violations of any Environmental Law or requiring any such Person to take any action in connection with the release of any Hazardous Materials or (iii) receive any notice from a Governmental Authority or private party alleging that any such Loan Party may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, the Borrower shall provide the Administrative Agent with a copy of such notice within 10 days after the receipt thereof by any Loan Party.

(c)                                  At the request of the Administrative Agent from time to time, (x) in the event the Administrative Agent has a reasonable basis to believe that Hazardous Materials in a quantity or condition that violates Environmental Laws in any material respect are present on any Borrowing Base Properties or (y) to the extent an Event of Default has occurred and is continuing, the Borrower shall provide to the Administrative Agent within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any Borrowing Base Property described in such request (which, in the case of any circumstance described in clause (x), shall be limited to the affected Borrowing Base Property), prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or required removal or remedial action in connection with any Hazardous Materials on such Borrowing Base Property to cause such property to be in compliance with Environmental Laws; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Loan Parties, and the Loan Parties hereby grant and agree to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an non-exclusive license, subject to the rights of Tenants, to enter onto their respective properties to undertake such an assessment.

Section 5.16.                         Borrowing Base Covenants.  The REIT Guarantor and the Borrower shall not permit:

(a)                                 Minimum Debt Service Coverage Ratio.   The ratio of Adjusted Net Operating Income for the Applicable Period most recently ended attributable to all Borrowing Base Properties to Facility Debt Service for such Applicable Period, to be less than 2.00 to 1.00 as of the last day of the first full Fiscal Quarter ending after the Closing Date and at any time thereafter.

(b)                                 Borrowing Base Aggregate Occupancy.  The aggregate Occupancy Rate of the Borrowing Base Properties to be less than 85.0% at any time.

(c)                                  Minimum Property Requirement.   There to be less than 10 Borrowing Base Properties with an aggregate Borrowing Base Value of at least $25,000,000 at any time.

(d)                                 Maximum Tenant Concentration.  Any single Tenant (which for purposes of this covenant shall include all Affiliates of such Tenant) to account for more than 35.0% of the Borrowing Base NOI at any time.

(e)                                  Maximum Property Concentration.   Any single Borrowing Base Property to account for more than 35.0% of the aggregate Borrowing Base Value at any time.

(f)                                   Weighted Average Remaining Lease Terms.  The minimum weighted average remaining lease term for all leases of the Borrowing Base Properties determined in the aggregate to be less than 3 years at any time.

ARTICLE VI

FINANCIAL COVENANTS

Each of the REIT Guarantor and the Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:

Section 6.1.                                Leverage Ratio.  The Leverage Ratio shall not exceed 50.0% at any time.

Section 6.2.                                Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio shall not be less than 1.75 to 1.00 as of the last day of the first full Fiscal Quarter ending after the Closing Date and at any time thereafter.

Section 6.3.                                Tangible Net Worth.  Tangible Net Worth shall not be less than $96,864,844 plus 75.0% of the Net Proceeds received by the REIT Guarantor, the Borrower or any of their respective Subsidiaries in connection with Equity Issuances effected after the Closing Date to any Person other than the REIT Guarantor, the Borrower or any of their respective Subsidiaries.

Section 6.4.                                Liquidity.  Liquidity shall not be less than $5,000,000 at any time.

Section 6.5.                                Restricted Payments.  On and at all times after the last day of the first full Fiscal Quarter ending after the Closing Date, the REIT Guarantor and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, declare or make any Restricted Payments during the Applicable Period most recently ended in excess of the greater of (a) 95.0% of Funds From Operations of the REIT Guarantor for such Applicable Period and (b) the amount required for the REIT Guarantor to maintain its status as a REIT.  Notwithstanding the foregoing, (i) but subject to the following clause (ii);

if a Default or Event of Default exists, the REIT Guarantor and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, declare or make any Restricted Payments in excess of amount permitted pursuant to the foregoing clause (b), and (ii) if an Event of Default specified in Section 8.1(a), (b), (g), (h), or (i) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated, the REIT Guarantor and the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person other than to the Borrower or any Subsidiary Loan Party.

Section 6.6.                                Restriction on Secured Indebtedness.  The REIT Guarantor shall not permit the aggregate amount of Secured Indebtedness of the REIT Guarantor, the Borrower and their respective Subsidiaries (other than the Obligations) to exceed 35% of Total Asset Value at any time.

Section 6.7.                                Restriction on Recourse Debt.  The REIT Guarantor shall not permit the aggregate amount of Recourse Indebtedness of the REIT Guarantor, the Borrower and their respective Subsidiaries to exceed 10.0% of Total Asset Value.

Section 6.8.                                Restriction on Certain Investments.  The REIT Guarantor and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, make an Investment in or otherwise own the following items which would cause the aggregate value of such holdings of such Persons to exceed at any time: (a) 20.0% of Total Asset Value for Unimproved Land, notes receivable, Development Properties and Unconsolidated Affiliates in the aggregate and (b) 5.0% of Total Asset Value for Development Properties.

ARTICLE VII

NEGATIVE COVENANTS

Each of the REIT Guarantor and the Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains outstanding:

Section 7.1.                                Indebtedness and Preferred Equity.  The REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness created pursuant to the Loan Documents;

(b)                                 Indebtedness of the REIT Guarantor, the Borrower and their respective Subsidiaries existing on the date hereof and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(c)                                  Indebtedness of the REIT Guarantor, the Borrower and their respective Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements), and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(d)                                 Indebtedness among the Loan Parties and their Subsidiaries; provided that any such Indebtedness that is owed to a Loan Party by a Subsidiary that is not a Loan Party must be permitted pursuant to Section 7.4;

(e)                                  Guarantees by the REIT Guarantor, the Borrower and any of their respective Subsidiaries of Indebtedness otherwise permitted to be incurred by the REIT Guarantor, the Borrower or any of their respective Subsidiaries under this Section 7.1; provided that any such Guarantee by a Loan Party for the benefit of a Subsidiary that is not a Loan Party shall be subject to Section 7.4 (other than Section 7.4(c));

(f)                                   Hedging Obligations permitted by Section 7.10;

(g)                                  Secured Indebtedness; provided that after immediately giving effect thereto and to any acquisition consummated after the end of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b) and on or prior to such date (or, prior to the initial such delivery, after the Closing Date), the Loan Parties are in compliance with the Financial Covenants on a pro forma basis; and

(h)                                 other unsecured Indebtedness including Permitted Subordinated Debt; provided that, immediately after giving effect thereto and to any acquisition of Properties consummated after the end of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b) and on or prior to such date (or, prior to the initial such delivery, after the Closing Date), the Loan Parties are in compliance with the Financial Covenants on a pro forma basis.

The REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, issue any preferred stock or other preferred equity interest that (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable by the REIT Guarantor, the Borrower or any such Subsidiary at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock or any other preferred equity interest described in this paragraph, on or prior to, in the case of clause (i), (ii) or (iii), the first anniversary of the Stated Termination Date.

Section 7.2.                                Liens.  The REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of their respective assets or property now owned or hereafter acquired, except:

(a)                                 Liens created pursuant to the Loan Documents;

(b)                                 Permitted Encumbrances;

(c)                                  Liens on any property or asset of the Loan Parties or any of their Subsidiaries existing on the date hereof and set forth on Schedule 7.2;

(d)                                 purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided that (i) such Lien secures Indebtedness permitted by Section 7.1(c), (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition or the completion of the construction or improvements thereof, (iii) such Lien does not extend to any other asset, and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; and

(e)                                  the rights of Tenants under leases or subleases not interfering with the ordinary conduct of business of the REIT Guarantor, the Borrower and their respective Subsidiaries; and

(f)                                   extensions, renewals, or replacements of any Lien referred to in subsections (b) through (e) of this Section; provided that the principal amount of the Indebtedness, if any, secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

Section 7.3.                                Fundamental Changes.

(a)                                 The REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the Capital Stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall exist, (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, provided that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person, (ii) any Subsidiary may merge into another Subsidiary, provided that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Loan Party, and (iv) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the REIT Guarantor determines in good faith that such liquidation or dissolution is in the best interests of the REIT Gurantor and is not materially disadvantageous to the Lenders; provided, further, that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.

(b)                                 The REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, engage in any business other than businesses of the type conducted by the REIT Guarantor, the Borrower and their respective Subsidiaries on the date hereof and businesses reasonably related thereto.

Section 7.4.                                Investments, Loans.  Subject to the limitations of Section 6.8, the REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), except:

(a)                                 Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries existing on the date hereof);

(b)                                 cash and Permitted Investments;

(c)                                  Guarantees by the REIT Guarantor, the Borrower and their respective Subsidiaries constituting Indebtedness permitted by Section 7.1; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in subsection (d) of this Section;

(d)                                 Investments made by the REIT Guarantor or the Borrower in or to any Subsidiary and by any Subsidiary to the Borrower or in or to another Subsidiary; provided that the aggregate amount of Investments by the Loan Parties in or to, and Guarantees by the Loan Parties of Indebtedness of, any Subsidiary that is not a Subsidiary Loan Party (including all such Investments and Guarantees existing on the Closing Date) shall not exceed $10,000,000 at any time outstanding;

(e)                                  loans or advances to employees, officers or directors of the Borrower or any of its Subsidiaries in the ordinary course of business for travel, relocation and related expenses; provided that the aggregate amount of all such loans and advances does not exceed $1,000,000 at any time outstanding;

(f)                                   Hedging Transactions permitted by Section 7.10;

(g)                                  acquisitions of personal property in the ordinary course of business to the extent required to continue to operate the Loan Parties’ businesses permitted pursuant to Section 7.3(b);

(h)                                 Investments in Properties or in the Capital Stock of any Person that owns or leases Properties, provided that any Investments other than Properties owned or held by any such Person must be permitted pursuant to another provision of this Section 7.4;

(i)                                     Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(j)                                    any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and

(k)                                 Licenses and sublicenses of patents, trademarks, copyrights and other intellectual property in the ordinary course of business.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 7.4, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

Section 7.5.                                [Reserved].

Section 7.6.                                [Reserved].

Section 7.7.                                Transactions with Affiliates.  The REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)                                 in the ordinary course of business at prices and on terms and conditions not less favorable to the Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)                                 transactions between or among the Loan Parties in the ordinary course of business not involving any other Affiliates; and

(c)                                  any Restricted Payment permitted by Section 6.5.

Section 7.8.                                Restrictive Agreements.  The REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of any of the Loan Parties or any of their respective Subsidiaries to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any of the Borrower’s Subsidiaries to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrower or any of its Subsidiaries thereof, to Guarantee Indebtedness of the Borrower or any of its Subsidiaries thereof or to transfer any of its property or assets to the Borrower or any of its Subsidiaries thereof; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of assets (including Capital Stock of a Subsidiary) pending such sale, provided such restrictions and conditions apply only to the assets that are to be sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Section 7.9.                                Sale and Leaseback Transactions.  The REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 7.10.                         Hedging Transactions.  The REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the REIT Guarantor, the Borrower or any of their respective Subsidiaries is exposed in the conduct of its business or the management of its liabilities.  Solely for the avoidance of doubt, the REIT Guarantor and the Borrower each acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the REIT Guarantor, the Borrower or any of their respective Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Capital Stock or any Indebtedness or (ii) as a result of changes in the market value of any Capital Stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

Section 7.11.                         Amendment to Material Documents.  The REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents or (b) any Material Agreements except in any manner that would not have an adverse effect on the Lenders, the Administrative Agent, the REIT Guarantor, the Borrower or any of their respective Subsidiaries.

Section 7.12.                         Accounting Changes.  The REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the REIT Guarantor, the Borrower or of any of their respective Subsidiaries.

Section 7.13.                         Government Regulation.  REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, (a) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Loan Parties, or (b) fail to provide documentary and other evidence of the identity of the Loan Parties as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of the Loan Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

Section 7.14.                         Permitted Subordinated Debt.

(a)                                 The REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to (i) prepay, redeem, repurchase or otherwise acquire for value any Permitted Subordinated Debt, or (ii) make any principal, interest or other payments on any Permitted Subordinated Debt that is not expressly permitted by the subordination provisions of the applicable Subordinated Debt Documents.

(b)                                 The REIT Guarantor and the Borrower will not, and will not permit any of their respective Subsidiaries to, agree to or permit any amendment, modification or waiver of any provision of any Subordinated Debt Document if the effect of such amendment, modification or waiver is to (i) increase the yield on such Permitted Subordinated Debt or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner that would make such provisions more onerous or restrictive to the REIT Guarantor, the Borrower or any such Subsidiary; or (iv) otherwise increase the obligations of the REIT Guarantor, the Borrower or any such Subsidiary in respect of such Permitted Subordinated Debt or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to the REIT Guarantor, the Borrower, any of their respective Subsidiaries or to the Administrative Agent or the Lenders.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1.                                Events of Default.  If any of the following events (each, an “Event of Default”) shall occur:

(a)                                 any Loan Party shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b)                                 any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under subsection (a) of this Section or an amount related to a Bank Product Obligation) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days; or

(c)                                  any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or

(d)                                 any Loan Party shall fail to observe or perform any covenant or agreement contained in Section 5.3, 5.7, 5.9, 5.10, 5.11, 5.14, 5.15, or 5.16 (with respect to the Loan Parties’ legal existence) or Article VI or VII; or

(e)                                  any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in subsections (a), (b) and (d) of this Section) or any other Loan Document or related to any Bank Product Obligation, and such failure shall remain unremedied for 30 days (or, solely in the case of subsections (a) and (b) of Section 5.1, 5 days) after the earlier of (i) any officer of a Loan Party becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent; or

(f)                                   (i) the REIT Guarantor, the Borrower or any of their respective Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness (other than any Hedging Obligation) that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof or (ii) there occurs under any Hedging Transaction an Early Termination Date (as defined in such Hedging Transaction) resulting from (A) any event of default under such Hedging Transaction as to which the Borrower or any of its Subsidiaries is the Defaulting Party (as defined in such Hedging Transaction) and the Hedge Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount or (B) any Termination Event (as so defined) under such Hedging Transaction as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and the Hedge Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount and is not paid; or

(g)                                  the REIT Guarantor, the Borrower or any of their respective Subsidiaries shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the REIT Guarantor, the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the REIT Guarantor, the Borrower or any of their respective Subsidiaries or their respective debts, or any substantial part of their respective assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the REIT Guarantor, the Borrower or any of their respective Subsidiaries or for a substantial part of their respective assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)                                     the REIT Guarantor, the Borrower or any of their respective Subsidiaries shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

(j)                                    (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the REIT Guarantor, the Borrower and their respective Subsidiaries in an aggregate amount exceeding the Threshold Amount, (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans with negative Unfunded Pension Liability) in an aggregate amount exceeding the Threshold Amount, or (iii) there is or arises any potential Withdrawal Liability in an aggregate amount exceeding the Threshold Amount, or

(k)                                 any judgment or order for the payment of money in excess of the Threshold Amount in the aggregate shall be rendered against the REIT Guarantor, Borrower or any of their respective Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(l)                                     any non-monetary judgment or order shall be rendered against the REIT Guarantor, the Borrower or any of their respective Subsidiaries that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(m)                             a Change in Control shall occur or exist; or

(n)                                 any provision of the Guaranty and Security Agreement or any other Collateral Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its obligation under the Guaranty and Security Agreement or any other Collateral Document (other than the release of any guaranty or collateral to the extent permitted pursuant to Section 9.11); or

(o)                                 (i) the REIT Guarantor, the Borrower or any of their respective Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any material part of the business of the REIT Guarantor, the Borrower or any of their respective Subsidiaries and such order shall continue in effect for more than 30 days or (ii) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy or terrorism, or other casualty, which in any such case causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities of the Borrower or its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect; or

(p)                                 the loss, suspension or revocation of, or failure to renew, any license, permit or authorization now held or hereafter acquired by the REIT Guarantor, the Borrower or any of their respective Subsidiaries, or any other action shall be taken by any Governmental Authority in response to any alleged failure by the REIT Guarantor, the Borrower or any of their respective Subsidiaries to be in compliance with applicable law if such loss, suspension, revocation or failure to renew or other action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

(q)                                 any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Collateral Documents;

then, and in every such event (other than an event described in subsections (g), (h) or (i) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in subsections (g), (h) or (i) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 8.2.                                Application of Proceeds from Collateral.  All proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises shall be applied as follows:

(a)                                 first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;

(b)                                 second, to the fees and other reimbursable expenses of the Administrative Agent, the Swingline Lender and the Issuing Bank then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(c)                                  third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(d)                                 fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;

(e)                                  fifth, to the aggregate outstanding principal amount of the Loans, the LC Exposure, any amounts owing in respect of the Bank Product Obligations and any amounts owing in respect of the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, LC Exposure and Bank Product Obligations and amounts owing in respect of any such Hedging Obligations;

(f)                                   sixth, to additional cash collateral for the aggregate amount of all outstanding Letters of Credit until the aggregate amount of all cash collateral held by the Administrative Agent pursuant to this Agreement is at least 105% of the LC Exposure after giving effect to the foregoing clause fifth; and

(g)                                  seventh, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction.

All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares; provided that all amounts allocated to that portion of the LC Exposure comprised of the aggregate undrawn amount of all outstanding Letters of Credit pursuant to clauses fifth and sixth shall be distributed to the Administrative Agent, rather than to the Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Issuing Bank and the Lenders as cash collateral for the LC Exposure, such account to be administered in accordance with Section 2.22(g).  All cash collateral for LC Exposure shall be applied to satisfy drawings under the Letters of Credit as they occur; if any amount remains on deposit on cash collateral after all letters of credit have either been fully drawn or expired, such remaining amount shall be applied to other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, (a) no amount received from any Guarantor (including any proceeds of any sale of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor and (b) Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Lender-Related Hedge Provider, as the case may be.  Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1.                                Appointment of the Administrative Agent.

(a)                                 Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto.  The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

(b)                                 The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term

“Administrative Agent” as used in this Article included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

Section 9.2.                                Nature of Duties of the Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct as determined by a final, non-appealable judgment by a court of competent jurisdiction.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by any Loan Party or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  The Administrative Agent may consult with legal counsel (including counsel for the Loan Parties) concerning all matters pertaining to such duties.

Section 9.3.                                Lack of Reliance on the Administrative Agent.  Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.  Each of the Lenders acknowledges and agrees that outside legal counsel to the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration (including any amendments, waivers and consents) of this

Agreement and the other Loan Documents is acting solely as counsel to the Administrative Agent and is not acting as counsel to any Lender (other than the Administrative Agent and its Affiliates) in connection with this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby.

Section 9.4.                                Certain Rights of the Administrative Agent.  If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 9.5.                                Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person.  The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (including counsel for the Loan Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 9.6.                                The Administrative Agent in its Individual Capacity.  The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity.  The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the REIT Guarantor, the Borrower or any of their respective Subsidiaries or Affiliates as if it were not the Administrative Agent hereunder.

Section 9.7.                                Successor Administrative Agent.

(a)                                 The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Default or Event of Default shall exist at such time.  If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.

(b)                                 Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above.  After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

(c)                                  In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.26, then the Issuing Bank and the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank or as Swingline Lender, as the case may be, effective at the close of business Atlanta, Georgia time on a date specified in such notice (which date may not be less than five Business Days after the date of such notice).

Section 9.8.                                Withholding Tax.  To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the IRS or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Section 9.9.                                The Administrative Agent May File Proofs of Claim.

(a)                                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(b)                                 (i)                                     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(ii)                                  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(c)                                  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10.                         Authorization to Execute Other Loan Documents.  Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Collateral Documents and any subordination agreements) other than this Agreement.

Section 9.11.                         Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)                                 to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the termination of all Revolving Commitments, the Cash Collateralization of all reimbursement obligations with respect to Letters of Credit in an amount equal to 105% of the aggregate LC Exposure of all Lenders, and the payment in full of all Obligations (other than contingent indemnification obligations and such Cash Collateralized reimbursement obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2; and

(b)                                 to release any Loan Party from its obligations under the applicable Collateral Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section.  In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section.

Section 9.12.                         Syndication Agent.  Each Lender hereby designates Fifth Third Bank as Syndication Agent and agrees that the Syndication Agent shall not have any duties or obligations under any Loan Documents to any Lender or any Loan Party.

Section 9.13.                         Right to Realize on Collateral and Enforce Guarantee.  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any

Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 9.14.                         Secured Bank Product Obligations and Hedging Obligations.  No Bank Product Provider or Lender-Related Hedge Provider that obtains the benefits of Section 8.2, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Lender-Related Hedge Provider, as the case may be.

ARTICLE X

MISCELLANEOUS

Section 10.1.                         Notices.

(a)                                 Written Notices.

(i)                                     Except in the case of notices and other communications expressly permitted to be given by telephone or by electronic transmission in accordance with subsection (b) of this Section 10.1, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

To the Borrower:                                                                                                    Community Healthcare OP, LP

354 Cool Springs Boulevard, Suite 106

Franklin, Tennessee  37067

Attention: W. Page Barnes

Facsimile Number: (615) 771-3064

Email: pbarnes@communityhealthcaretrust.com

To the Administrative Agent:                                   SunTrust Bank

3333 Peachtree Road / 7th Floor

Atlanta, Georgia 30326

Attention: Community Healthcare Trust Account Manager

Facsimile Number: (404) 926-5173

With a copy to:                                                                                                            SunTrust Bank

Agency Services

303 Peachtree Street, N.E. / 25th Floor

Atlanta, Georgia 30308

Attention: Doug Weltz

Facsimile Number: (404) 221-2001

and

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia  30309

Attention: Paul M. Cushing, Esq.

Facsimile Number: (404) 253-8366

Email: paul.cushing@alston.com

To the Issuing Bank:                                                                               SunTrust Bank

25 Park Place, N.E. / Mail Code 3706 / 16th Floor

Atlanta, Georgia 30303

Attention: Standby Letter of Credit Dept.

Facsimile Number: (404) 588-8129

To the Swingline Lender:                                                          SunTrust Bank

Agency Services

303 Peachtree Street, N.E. / 25th Floor

Atlanta, Georgia 30308

Attention: Doug Weltz

Facsimile Number: (404) 221-2001

To any other Lender:                                                                             To the address set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.  All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by facsimile, upon transmittal in legible form by facsimile machine or, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery; provided that notices delivered to the Administrative Agent, the Issuing Bank or the Swingline Lender shall not be effective until actually received by such Person at its address specified in this Section.

(ii)                                  Any agreement of the Administrative Agent, the Issuing Bank or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower.  The Administrative Agent, the Issuing Bank and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Bank and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Bank or any Lender in reliance upon such telephonic or facsimile notice.  The obligation of the Borrower to repay the Loans and all other

Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, the Issuing Bank or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Issuing Bank or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Bank and such Lender to be contained in any such telephonic or facsimile notice.

(b)                                 Electronic Communications.

(i)                                     Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including by e-mail to the e-mail addresses provided in subsection (a) of this Section 10.1 and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II unless such Lender, the Issuing Bank, as applicable, and the Administrative Agent have agreed to receive notices under any Section thereof by electronic communication and have agreed to the procedures governing such communications.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)                                  Unless the Administrative Agent otherwise prescribes, (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.

Section 10.2.                         Waiver; Amendments.

(a)                                 No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law.  No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by the Loan Parties therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b)                                 No amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Fee Letter), nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Loan Parties and the Required Lenders, or the Loan Parties and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition to the consent of the Required Lenders, no amendment, waiver or consent shall:

(i)                                     increase the Commitment of any Lender without the written consent of such Lender;

(ii)                                  reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Required Lenders shall be required to (x) waive imposition of Default Interest under Section 2.13(c) or to amend the percentage rate at which Default Interest is imposed and (y) amend any Financial Covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(iii)                               postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender directly affected thereby;

(iv)                              change Section 2.21(b) or (c) or Section 8.2 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly affected thereby;

(v)                                 change any of the provisions of this subsection (b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender;

(vi)                              release all or substantially all of the Guarantors, or limit the liability of all or substantially all such Guarantors, under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender; or

(vii)                           release all or substantially all Collateral (if any) securing any of the Obligations, without the written consent of each Lender;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Lender or the Issuing Bank without the prior written consent of such Person.

(c)                                  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased, extended or reinstated and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender).  Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the REIT Guarantor, the Borrower and the

Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.  Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default is waived in writing in accordance with the terms of this Section notwithstanding (i) any attempted cure or other action taken by the Borrower or any other Person subsequent to the occurrence of such Event of Default or (ii) any action taken or omitted to be taken by the Administrative Agent or any Lender prior to or subsequent to the occurrence of such Event of Default (other than the granting of a waiver in writing in accordance with the terms of this Section).

(d)                                 Notwithstanding anything to the contrary herein, any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by the REIT Guarantor, the Borrower and the Administrative Agent (without the consent of any Lender) solely to effect administrative changes that are not adverse to any Lender or to correct administrative errors or omissions or to cure an ambiguity, defect or error, or to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property.  Notwithstanding anything to the contrary herein, additional extensions of credit consented to by the Required Lenders shall be permitted hereunder on a ratable basis with the existing Loans (including as to proceeds of, and sharing in the benefits of, Collateral and sharing of mandatory prepayments) and, with respect of Loans of the same Class, voluntary prepayments.

Section 10.3.                         Expenses; Indemnification.

(a)                                 The Loan Parties shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent, the Sole Lead Arranger and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Loan Parties or any of their Subsidiaries, or any Environmental Liability related in any way to the Loan Parties or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, penalties, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, Intralinks or any other Internet or intranet website, except as a result of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

(c)                                  The Loan Parties shall pay, and hold the Administrative Agent, the Issuing Bank and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein or any payments due thereunder, and save the Administrative Agent, the Issuing Bank and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(d)                                 To the extent that the Loan Parties fail to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under subsection (a), (b) or (c) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (in accordance with its respective Revolving Commitment (or Revolving Credit Exposure, as applicable) determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(e)                                  To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives and agrees not to assert, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(f)                                   All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.4.                         Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in Section 10.4(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000 with respect to Revolving Loans and the Revolving Commitments and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Commitments assigned.

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by Section 10.4(b)(i)(B) and, in addition:

(A)                                     the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender;

(B)                                     the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender; and

(C)                                     the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), and the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments.

(iv)                              Assignment and Acceptance.  The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20(e).

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

(vii)                           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans.   Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and

Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.  If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent unless it shall object thereto by written notice to the Administrative Agent within five Business Days after notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower.

(c)                                  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.  In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent SunTrust Bank serves in such capacity, SunTrust Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”.

(d)                                 Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swingline Lender or the Issuing Bank, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(e)                                  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender; (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment; (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of

Section 10.2(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; (vi) release all or substantially all of the guarantors, or limit the liability of all or substantially all of such guarantors, under any guaranty agreement guaranteeing any of the Obligations; or (vii) release all or substantially all collateral (if any) securing any of the Obligations.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to Section 2.24 as though it were a Lender.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.21 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”).  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  The Borrower and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code.

(f)                                   A Participant shall not be entitled to receive any greater payment under Sections 2.18 and 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant shall not be entitled to the benefits of Section 2.20 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.20(e) and 2.20(f) as though it were a Lender.

(g)                                  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5.                         Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(b)                                 Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of any state court of the State of New York or the Supreme Court of the State of New York sitting in New York county, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such appellate court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)                                  Each of the Loan Parties irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.6.                         WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.7.                         Right of Set-off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to any Loan Party, any such notice being expressly waived by the each such to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of such Loan Party at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower and the other Loan Parties against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender and the Issuing Bank agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender or the Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application.  Each Lender and the Issuing Bank agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Loan Parties and any of their  Subsidiaries to such Lender or the Issuing Bank.

Section 10.8.                         Counterparts; Integration.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.  Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 10.9.                         Survival.  All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.18, 2.19, 2.20, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.  All representations and warranties made herein, in the Loan Documents in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.

Section 10.10.                  Severability.  Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11.                  Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to the Loan Parties or any of their Subsidiaries or any of their respective businesses, to the extent designated in writing as confidential and provided to it by the Loan Parties or any of their Subsidiaries, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender including, without limitation, accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance

Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Loan Parties or any of their Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section (or language substantially similar to this paragraph, including provisions customary in the syndicated loan market), to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, (ix) for the purpose of establishing a “due diligence” defense, (x) to the extent that such information is independently developed by such disclosing party (other than with confidential information provided to such disclosing party by the Loan Parties and their Subsidiaries), (xi) to industry trade organizations, general information with respect to this Agreement that is customary for inclusion in league table measurements or (xii) with the consent of the Borrower.  Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.  In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section shall govern.

Section 10.12.                  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.

Section 10.13.                  Patriot Act.  The Administrative Agent and each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

Section 10.14.                  No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) each of the Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Loan Party or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Remainder of page left intentionally blank;
Signatures commence on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

COMMUNITY HEALTHCARE OP, LP

By:	/s/ Timothy G.Wallace
Name: Timothy G.Wallace
Title: President

REIT GUARANTOR:

COMMUNITY HEALTHCARE TRUST
INCORPORATED

By:	/s/ Timothy G.Wallace
Name: Timothy G.Wallace
Title: President and Chief Executive Officer

[Signature page to Community Healthcare OP Credit Agreement]

SUNTRUST BANK,
as the Administrative Agent, as the Issuing Bank, as the Swingline Lender and as a Lender

By:	/s/ Dave Felty
	Name:	Dave Felty
	Title:	Managing Director

[Signature page to Community Healthcare OP Credit Agreement]

FIFTH THIRD BANK, as a Lender

By:	/s/ Vera B. McEvoy
Name: Vera B. McEvoy
Title: Vice President

[Signature page to Community Healthcare OP Credit Agreement]

CADENCE BANK, N.A., as a Lender

By:	/s/ William H. Crawford
Name: William H. Crawford
Title: Executive Vice President

[Signature page to Community Healthcare OP Credit Agreement]

FIRST TENNESSEE BANK, NA, as a Lender

By:	/s/ Cathy Wind
Name: Cathy Wind
Title: SVP

[Signature page to Community Healthcare OP Credit Agreement]

FRANKLIN SYNERGY BANK, as a Lender

By:	/s/ Timothy B. Fouts
Name: Timothy B. Fouts
Title: Executive Vice President

[Signature page to Community Healthcare OP Credit Agreement]

BANCORPSOUTH, as a Lender

By:	/s/ Randall P. Robinson
Name: Randall P. Robinson
Title: Sr. Vice President

[Signature page to Community Healthcare OP Credit Agreement]

CAPSTAR BANK, as a Lender

By:	/s/ Mark Mattson
Name: Mark Mattson
Title: Chief Credit Officer

[Signature page to Community Healthcare OP Credit Agreement]

PINNACLE BANK, as a Lender

By:	/s/ Allison Jones
Name: Allison Jones
Title: Senior Vice President

[Signature page to Community Healthcare OP Credit Agreement]

Schedule I

Commitment Amounts

Lender	Revolving Commitment Amount
SunTrust Bank	$25,000,000
Fifth Third Bank	$13,000,000
Cadence Bank, N.A.	$7,500,000
First Tennessee Bank, NA	$7,500,000
Franklin Synergy Bank	$6,000,000
BancorpSouth	$6,000,000
CapStar Bank	$6,000,000
Pinnacle Bank	$4,000,000
Total	$75,000,000

1

Schedule 4.14

Subsidiaries

Subsidiary	Ownership Interest	Jurisdiction of Organization	Type of Subsidiary	Subsidiary Loan Party / Material Subsidiary / Excluded Subsidiary
CHCT Alabama, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Arizona, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Colorado, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Florida, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Georgia, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Idaho, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Illinois, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Kansas, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Kentucky, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Lending, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Maryland, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Mississippi, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

2

Subsidiary	Ownership Interest	Jurisdiction of Organization	Type of Subsidiary	Subsidiary Loan Party / Material Subsidiary / Excluded Subsidiary
CHCT Ohio, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Pennsylvania, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT South Carolina, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Tennessee, LLC	Community Healthcare OP, LP - 99.9% Community Healthcare Trust Services, Inc. - 0.1%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Texas, LLC d/b/a Texas CHCT Holdings, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Virginia, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

CHCT Wisconsin, LLC	Community Healthcare OP, LP - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party Material Subsidiary

Community Healthcare OP, LP	Community Healthcare Trust Incorporated - 99.9% Community Healthcare Trust, LLC - 0.1%	Delaware	Limited Partnership	Subsidiary Loan Party

Community Healthcare Trust, LLC	Community Healthcare Trust Incorporated - 100%	Delaware	Limited Liability Company	Subsidiary Loan Party

3

Subsidiary	Ownership Interest	Jurisdiction of Organization	Type of Subsidiary	Subsidiary Loan Party / Material Subsidiary / Excluded Subsidiary
Community Healthcare Trust Services, Inc.	Community Healthcare OP, LP - 100%	Tennessee	Corporation	Subsidiary Loan Party

4

Schedule 4.16

Deposit and Disbursement Accounts

List on file with Administrative Agent

5

Schedule 4.18

Borrowing Base Properties

	Address	Property Owner	Facility Type	Tenant Name & Address	Termination Date of Lease	Fee or Leasehold Interest
1	Gulf Coast Center 1207 Azalea Place Brewton, AL	CHCT Alabama, LLC	OC	ROSA of South Alabama, LLC, 320 Seven Springs Way, Suite 250, Brentwood, TN 37027	Expires 12/31/2018	Fee

2	Gulf Coast Center 1703 North Bunner Street Foley, AL	CHCT Alabama, LLC	OC	ROSA of South Alabama, LLC, 320 Seven Springs Way, Suite 250, Brentwood, TN 37027	Expires 12/31/2018	Fee

3	Gulf Coast Center 253 Professional Drive Gulf Shore, AL	CHCT Alabama, LLC	OC	ROSA of South Alabama, LLC, 320 Seven Springs Way, Suite 250, Brentwood, TN 37027	Expires 12/31/2018	Fee

4	Continuum Wellness Center 3941 E. Baseline Road Gilbert, AZ	CHCT Arizona, LLC	PC	Red Mountain Orthopedic, no address provided	Expires December 31, 2015	Fee

				Continuum Wellness Clinic, L.L.C., 607 Dewey Street, NW, Suite 300, Grand Rapids, MI 49504	Expires December 31, 2017

5	Desert Endoscopy Center 601 E. Baseline Road Tempe, AZ 85283	CHCT Arizona, LLC	ASC	The Mesa AZ Endoscopy ASC, LLC, 610 E. Baseline Road, Tempe, AZ 85283	Expires August 31, 2019	Fee

				Play A.B.A., LLC and Chrysalis Academy, L.L.C., 610 East Baseline Road, Tempe, AZ 85283	Expires August 1, 2016

6	Liberty Dialysis 4552 Trail Boss Drive Castle Rock, CO #	CHCT Colorado, LLC	DC	Liberty Dialysis-Colorado Springs, L.L.C., no address provided	Expires April 30, 2019	Fee

7	The Bassin Center for Plastic Surgery 422 Alafaya Trail #32 Orlando, FL *	CHCT Florida, LLC	PC	Roger E. Bassin M.D., P.A., 1705 Berglund Lane, Suite 103, Viera, FL 32940	Expires 15 years from Closing Date for Property	Fee

8	The Bassin Center for Plastic Survey 8575 NE 138th Lane, Suites 103-104 Lady Lake, FL *	CHCT Florida, LLC	PC	Roger E. Bassin M.D., P.A., 1705 Berglund Lane, Suite 103, Viera, FL 32940	Expires 15 years from Closing Date for Property	Fee

9	The Bassin Center for Plastic Survey 1705 Bergland Lane #103 Viera, FL *	CHCT Florida, LLC	PC	Roger E. Bassin M.D., P.A., 1705 Berglund Lane, Suite 103, Viera, FL 32940	Expires 15 years from Closing Date for Property	Fee

6

*Note: One lease will cover all three properties.

	Address	Property Owner	Facility Type	Tenant Name & Address	Termination Date of Lease	Fee or Leasehold Interest
10	Dahlonega Medical Mall 134 Ansley Drive Dahlonega, GA	CHCT Georgia, LLC	MOB	PCG Molecular, 134 Ansley Drive, Suite 500, Dahlonega, Georgia 30533	Expires December 31, 2015	Fee

				Atlanta Vision Clinic, P.C., 134 Ansley Drive, Suite 300, Dahlonega, Georgia 30533	Expires May 30, 2016

				Northeast Georgia Health System, Inc., 743 Spring Street, N.E., Gainesville, Georgia 30501	Expires September 30, 2017

				Georgia Mountain Health Services, Inc., 165 Blue Ridge Overlook, Blue Ridge, Georgia 30513	Expires February 27, 2019

				The Longstreet Clinic, PC, 725 Jesse Jewell Parkway, Suite 270, Gainesville, GA 30501	Expires August 31, 2016

11	135 Avera Drive Fort Valley, GA 31030	CHCT Georgia, LLC	DC	Bio-Medical Applications of Georgia, Inc. d/b/a FMC Fort Valley Dialysis, 920 Winter Street, Waltham, Massachusetts 02451	Expires February 28, 2018

12	St. Alphonsus Medical Group Clinic 1200 Garrity Boulevard Nampa, ID 83687 #	CHCT Idaho, LLC	PC	Saint Alphonsus Regional Medical Center, no address given	Expires December 31, 2016	Fee

13	Provena Medical Center 600 N. Convent Avenue Bourbonnais, IL 60914 #	CHCT Illinois, LLC	MOB	Dr. Matthew Hoffman, 650 N. Convent Street, Bourbonnais, Illinois 60914	Expires 2/29/2016	Fee

				Makeover, Inc., no address provided	Expires February 28, 2017

				The Camelot Schools, LLC, 4207 Highway 290 East, Dripping Springs, Texas	Expires 8/31/2019

				Provena St. Mary’s Hospital, 500 West Court Street, Kankakee, Illinois 60901	Expires 12/31/2020

				Provena Health, 19065 Hickory Creek Drive, Suite 300, Mokena, Illinois	Expires 12/31/2020

7

	Address	Property Owner	Facility Type	Tenant Name & Address	Termination Date of Lease	Fee or Leasehold Interest
14	Prairie Star Medical Office Building I 6815 Hilltop Shawnee, KS 66226	CHCT Kansas, LLC	PC	Shawnee Mission Medical Center, Inc., 8901 West 74th Street, Suite 7, Shawnee Mission, KS 66204	Expires 1/31/2018	Fee

				Shawnee Mission Medical Center, Inc., 8901 West 74th Street, Suite 7, Shawnee Mission, KS 66204	Expires 1/31/2018

				Shawnee Mission Medical Center, Inc., 8901 West 74th Street, Suite 7, Shawnee Mission, KS 66204	Expires 3/31/2018

15	Prairie Star Medical Office Building II 6850 Hilltop Shawnee, KS 66226	City of Shawnee, KS	MOB	Shawnee Mission Medical Center, Inc., 8901 West 74th Street, Suite 7, Shawnee Mission, KS 66204	Expires July 31, 2020	Leasehold

				Care for Women, One Park Plaza, Nashville, TN 37203	Expires February 18, 2018

				Nephrology and Hypertension Services, P.A., 2790 Clay Edwards Drive, Suite 410, Kansas City, MO 64108	Expires June 30, 2020

				Brooks and Associates, 6850 Hilltop Road, Suite 400, Shawnee, KS 66226	Expires July 31, 2020

				Women’s Health Specialist, P.A., 6850 Hilltop Road, Suite 500, Shawnee, KS 66226	Expires June 30, 2020

				Edward D. Jones & Co., L.P. d/b/a Edward Jones, 12555 Manchester Road, St. Louis, MO 63131	Expires July 31, 2018

16	Cypress Medical Center 9300 E. 29th Street North, Building 300Wichita, KS	CHCT Kansas, LLC	MOB	Kansas Medical Center, L.L.C., 9300 E. 29th Street North, Wichita, Kansas 67226	Expires June 30, 2016	Fee

				HWH, LLC, 9300 E. 29th Street North, Suite 320, Wichita, Kansas 67226	Expires April 30, 2016

				CPT Enterprises, Inc., 9300 E. 29th Street North, Wichita, Kansas 67226	Expires May 31, 2016

8

	Address	Property Owner	Facility Type	Tenant Name & Address	Termination Date of Lease	Fee or Leasehold Interest
				Cypress RT Associates, LLC, 11101 Hefner Pointe Drive, Suite 208, Oklahoma City, Oklahoma 73120	Expires December 8, 2018

17	Family Medicine East 1709 South Rock Road Wichita, KS 67207 #	CHCT Kansas, LLC	PC	Family Medicine East, Chartered and Heartland Research Associates, LLC, 1709 S. Rock Road, Wichita, Kansas 67207	Expires 15 years from Commencement Date	Fee

18	Cavalier Medical & Dialysis Center 47 & 51 Cavalier Blvd. Florence, KY #	CHCT Kentucky, LLC	MOB	Jones Howard Law PLLC, 51 Cavalier Blvd., Suite 260, Florence, KY 41042	Expires October 31, 2019	Fee

				Chambers Medical Group PSC, 905 Bayshore Blvd., Tampa, FL 33606	Expires May 31, 2015

				Michael Grogan, M.D. PLLC, 51 Cavalier Blvd., Suite 230, Florence, KY 41042	Expires June 30, 2015

				Michael Grogan, M.D. PLLC, 51 Cavalier Blvd., Suite 230, Florence, KY 41042	Expires June 30, 2015

				Parkway Products, LLC, 10293 Burlington Road, Cincinnati, OH	Expires December 31, 2018

				Dr. Robert Klickovich, MD LLC, 47 Cavalier Boulevard, Suite 100, Florence, KY 41042	Expires November 30, 2018

				Oxford Physical Therapy of Ft. Mitchell, PLLC, 47 Cavalier Boulevard, Suite 100, Florence, KY 41042	Expires February 28, 2019

				Kidney Disease Consultants, 47 Cavalier Boulevard, Suite 120, Florence, KY 41042	Expires March 31, 2023

				Kumar Dialysis, 47 Cavalier Boulevard, Suite 140, Florence, KY 41042	Expires September 30, 2022

19	Fresenius Professional Center 7205 Dixie Highway Florence, KY #	CHCT Kentucky, LLC	DC	Richard K. Mullins, DMD, 7205 Dixie Highway, Suite 3, Florence, Kentucky 41042	Expires January 31, 2019	Fee

				Terry V. Gruelle, DMD, PSC, 7205 Dixie Highway, Florence, Kentucky 41042	Expires January 31, 2019

9

	Address	Property Owner	Facility Type	Tenant Name & Address	Termination Date of Lease	Fee or Leasehold Interest
				Bio-Medical Applications of Kentucky, Inc. d/b/a FMC Dialysis Services Boon County, 7205 Dixie Highway, Florence, Kentucky	ends January 19, 2018

20	Adventist Behavioral Health 821 Fieldcrest Road Cambridge, MD 21613 #	CHCT Maryland, LLC	BF	Adventist Healthcare, Inc., 1801 Research Boulevard, Rockville, Maryland 20850	Expires September 30, 2016	Fee

21	Northwest Frontage Road - U.S. Highway #78 1938 Crescent Meadow Drive Holly Springs, MS #	CHCT Mississippi, LLC	PC	Williams Medical Clinic, Inc., Northwest Frontage Road - U.S. Highway #78, Holly Springs, Mississippi	15 years from Closing Date for Property	Fee

22	Brook Park Medical Building 15900 Snow Road Brook Park, OH 44142	CHCT Ohio, LLC	MOB	NovaCare Rehabilitation of Ohio, Inc., 4714 Gettysburg Road, Mechanicsburg, PA 17055	Expires 12/31/2016	Fee

				North Coast Orthotics and Prosthetics, Inc., 6100 S. Broadway Street Suite 104, Lorain, Ohio 44053	Expires 10/31/2019

				Southwest General Health Center, 18697 East Bagley Road, Middleburg Heights, Ohio 44130	Expires 12/31/2016

				Southwest General Health Center, 18697 East Bagley Road, Middleburg Heights, Ohio 44130	Expires 12/31/2016

				Southwest General Health Center, 18697 East Bagley Road, Middleburg Heights, Ohio 44130	Expires 12/31/2016

23	Midwest Primary Care Center 1380 Compton Road Cincinnati, OH 45231 #	CHCT Ohio, LLC	PC	Mercy Hospital West dba Mercy Franciscan Hospital - Mt. Airy dba Mercy Corp Lab, 2446 Kipling Avenue, Cincinnati, OH 45239	Expires July 31, 2015	Fee

				Mercy Medical Associates LLC dba Mercy Health Physicians, 4600 McAuley Place, 4th Floor, Cincinnati, OH 45242	Expires September 16, 2017

24	Court Street Surgery Center 1235 S. Court Street Circleville, OH	CHCT Ohio, LLC	ASC	Townsend Pelias, Ltd., 1235 South Court Street, Circleville, Ohio 43113	Expires December 31, 2016	Fee

10

	Address	Property Owner	Facility Type	Tenant Name & Address	Termination Date of Lease	Fee or Leasehold Interest
25	Fresenius Gallipolis Dialysis Center 137 Pine Street Gallipolis, OH	CHCT Ohio, LLC	DC	Bio-Medical Applications of Ohio, Inc., a Delaware corporation, d/b/a Fresenius Medical Care Gallipolis, 920 Winter Street, Waltham, Massachusetts 02451	Expires May 31, 2018	Fee

				City of Gallipolis, address not provided	Continues month-to-month

26	Grandview Plaza 802 New Holland Avenue Lancaster, PA 17602	CHCT Pennsylvania, LLC	PC	Lancaster General Medical Group, no address provided	Expires May 31, 2016	Fee

				Physician Specialists of Northern Lancaster County Medical Group dba Heart Specialists of Lancaster County, 169 Martin Avenue PO Box 1002, Ephrata, PA 17522	Expires August 31, 2016

27	Columbia Gastroenterology 2739 Laurel Street Columbia, SC 29204	CHCT South Carolina, LLC	ASC	Columbia ASC, LLC, 2739 Laurel Street, Suite 1B, Columbia, SC 29204	Expires March 31, 2018	Fee

				Palmetto Health, PO Box 2266, Columbia, South Carolina 29202	Expires March 31, 2017

28	DaVita Etowah Dialysis Center 109 Grady Road Etowah, TN	CHCT Tennessee, LLC	DC	Total Renal Care, Inc., 1551 Wewatta Street, Denver, CO 80202	Expires March 14, 2022	Fee

29	Los Alamos Professional Plaza 427 E. Duranta Avenue Alamo, TX	CHCT Texas, LLC, d/b/a Texas CHCT Holdings, LLC	MOB	Pinnacle Health, PLLC, 427 E. Duranta Avenue, Suite 104B, Alamo, Texas 78516	Expires April 30, 2020	Fee

				Columbia Rio Grande Healthcare, L.P. dba Rio Grande Regional Hospital, 101 E. Ridge Road, McAllen, Texas 78503	Expires September 30, 2019

				Columbia Rio Grande Healthcare, L.P. dba Rio Grande Regional Hospital, 101 E. Ridge Road, McAllen, Texas 78503	Expires April 30, 2020

				Veronica Resendez, 427 E. Duranta Avenue, Suite 110, Alamo, Texas 78516	Expires May 31, 2019

				Martel Samuels, M.D., 427 E. Duranta Avenue, Suite 102, Alamo, Texas 78516	Expires May 14, 2022

11

	Address	Property Owner	Facility Type	Tenant Name & Address	Termination Date of Lease	Fee or Leasehold Interest
				Therapy for Kids, LLC, 206 Roberts Avenue, Donna, Texas 78537	Expires July 31, 2019

				CVS Pharmacy, Inc., One CVS Drive, Woonsocket, Rhode Island 02895	Expires May 31, 2019

				Las Palmas Children’s Dentistry, PLLC, 427 E. Duranta Avenue, Suite 109, Alamo, Texas 78516	Expires April 30, 2019

				Rene Vela, M.D., P.A., 401 S. Alamo Road, Alamo, Texas 78516	Expires March 31, 2023

				The County of Hidalgo, 302 W. University Drive, Edinburg, Texas 78539	Expires December 31, 2016

30	Fresenius 1321 W. 2nd Avenue Corsicana, TX 75110 #	CHCT Texas, LLC, d/b/a Texas CHCT Holdings, LLC	DC	Navarro Hospital, L.P., 4000 Meridian Blvd., Franklin, TN 37067	Expires 6/30/2016	Fee

Bio-Medical Applications of Texas, Inc., d/b/a BMA Corsicana, a/k/a Corsicana, 1321 W. Second Avenue, Corsicana, Texas; Bio-Medical Applications of Texas, Inc., c/o Fresenius Medical Care North America, Attention: Law Department, 920 Winter Street, Waltham, MA 02451

Expires 10/31/2021

31	Bayside Medical Center 4001 High Street, Suite #1 Pasadena, TX #	CHCT Texas, LLC, d/b/a Texas CHCT Holdings, LLC	MOB	Northwest Surgery Associates L.L.P., 5215 Hollister Street, Houston, Texas 77040	Expires February 1, 2019	Fee

32	Northwest Surgery Center 5215 Hollister Street Houston, TX	CHCT Texas, LLC, d/b/a Texas CHCT Holdings, LLC	ASC	STPN Manager, LLC, 4001 Preston Avenue, Suite 110, Pasadena, Texas 77505	Expires July 31, 2018	Fee

				Pasadena Gastroenterology Associates, P.A. dba Digestive Health Center, 4001 Preston Avenue, Suite 125, Pasadena, Texas 77050	Expires July 2, 2019

				Psych Management Solutions, 4001 Preston Avenue, Suite 145, Pasadena, Texas 77050	Expires July 31, 2017

12

	Address	Property Owner	Facility Type	Tenant Name & Address	Termination Date of Lease	Fee or Leasehold Interest
				San Jacinto Mental Health Center, no address provided	Expires December 31, 2015

				San Jacinto Mental Health Center, no address provided	Expires December 31, 2015

				PMC/Bayside Acquisition, LLC, 1100 E. Campbell Road, Suite 220 Richardson, Texas 75081	Expires January 31, 2017

33	UW Health 601 Handeyside Lane Fort Atkinson, WI 53538 #	CHCT Wisconsin, LLC	PC	Maryview Hospital, 3636 High Street, Portsmouth, VA 23707	Expires March 31, 2018	Fee

34	UW Portage Health Center 2977 County Highway CX Portage, WI	CHCT Wisconsin, LLC	PC	University of Wisconsin Medical Foundation, Inc., 7974 UW Health Court, Middleton, Wisconsin 53562	Expires February 29, 2016	Fee

35	Virginia Orthopaedic & Spine Specialists 3300 High Street, Suite #1 Portsmouth, Virginia	CHCT Virginia, LLC	PC	University of Wisconsin Medical Foundation, 7974 UW Health Court, Middleton, WI 53562	Expires 2/14/2018	Fee

# Note: These properties will constitute Borrowing Base Properties upon acquisition thereof by a Loan Party and satisfaction of other conditions set forth in the Credit Agreement

13

Schedule 4.19

Material Agreements

•                                          Agreement of Sale and Purchase by and between Triple R Medical Facilities, Ltd. and Community Healthcare Trust Incorporated effective December 11, 2014 (Alamo, TX);

•                                          Agreement of Sale and Purchase by and between Sunrise Investments, LLC and Community Healthcare Trust Incorporated effective November 26, 2014 (Brook Park, OH);

•                                          Agreement of Sale and Purchase by and between Integra Castle Rock, LLC and Community Healthcare Trust Incorporated effective December 17, 2014 (Castle Rock, CO);

•                                          Agreement of Sale and Purchase by and between NQSK, LLC and Community Healthcare Trust Incorporated effective November 7, 2014 (Cincinnati, OH);

•                                          Agreement of Sale and Purchase by and between Merco Investments, Ltd. and Community Healthcare Trust Incorporated effective November 21, 2014, as amended April, 2015 (Circleville, OH);

•                                          Agreement of Sale and Purchase by and between Columbia Gastroenterology Building Associates, LLC and Community Healthcare Trust Incorporated effective December 19, 2014 (Columbia, SC);

•                                          Agreement of Sale and Purchase by and between Lake Pointe Properties, LLC and Community Healthcare Trust Incorporated effective November 17, 2014 (Dahlonega, GA).

•                                          Agreement of Sale and Purchase by and between Sahara Medical Partners, LLC and Community Healthcare Trust Incorporated effective November 18, 2014 (Florence, KY (Cavilier));

•                                          Agreement of Sale and Purchase by and between Indigo Holdings Limited and Community Healthcare Trust Incorporated effective November 21, 2014 (Florence, KY (Frensenius));

•                                          Agreement of Sale and Purchase by and between Escambia Radiation Oncology, LLP, Gulf Shores Oncology Center, LLC, South Baldwin Oncology Center, LLP and Community Healthcare Trust Incorporated effective December 10, 2014 (Foley, AL);

•                                          Agreement of Sale and Purchase by and between 601 McMillen Street LLC and Community Healthcare Trust Incorporated effective December 19, 2014 (Fort Atkinson, WI);

14

•                                          Agreement of Sale and Purchase by and between Olive Street Group, LLC and Community Healthcare Trust Incorporated effective November 21, 2014 (Gallipolis, OH);

•                                          Agreement of Sale and Purchase by and between Stratton Land and Development, LLC and Community Healthcare Trust Incorporated effective December 1, 2014 (Gilbert, AZ);

•                                          Agreement of Sale and Purchase by and between Medland, LLC and Community Healthcare Trust Incorporated effective August 29, 2014 (Holly Springs, MS);

•                                          Agreement of Sale and Purchase by and between Adrian & Kathleen Varni Living Trust and Community Healthcare Trust Incorporated effective October 1, 2014, as amended on February 25, 2015 and April, 2015 (Houston, TX);

•                                          Agreement of Sale and Purchase by and between Sunshine Daydream, LLC and Community Healthcare Trust Incorporated effective August 29, 2014, as amended on January 19, 2015 (Orlando, FL);

•                                          Agreement of Sale and Purchase by and between Prairie Star II, LLC and Community Healthcare Trust Incorporated effective December 15, 2014 (Shawnee, KS (MOB II));

•                                          Agreement of Sale and Purchase by and between Prairie Star, L.L.C. and Community Healthcare Trust Incorporated effective December 15, 2014 (Shawnee, KS (MOB I));

•                                          Agreement of Sale and Purchase by and between Kessler/Wichita, LLC and Community Healthcare Trust Incorporated effective December 29, 2014 (Wichita, KS);

•                                          Agreement of Sale and Purchase by and between DEC Property, LLC and Community Healthcare Trust Incorporated effective January 11, 2015 (Tempe, AZ);

•                                          Agreement of Sale and Purchase by and between Kerrick & Associates, LLC and Community Healthcare Trust Incorporated effective December 31, 2014 (Nampa, ID);

•                                          Agreement of Sale and Purchase by and between Homestar Bank & Financial Services Trust No. 1639 and Community Healthcare Trust Incorporated effective February 4, 2015 (Bourbonnais, IL);

•                                          Agreement of Sale and Purchase by and between Medical Associates of Cypress LLC and Community Healthcare Trust Incorporated effective February 6, 2015 (Wichita, KS)

•                                          Agreement of Sale and Purchase by and between Daniel Mason Baptist, Jr., Trustee of the Dan M. Baptist Revocable Unfunded Inter Vivos Trust Agreement dated July 16, 1988, and The Baptist Family, LLC and Community Healthcare Trust Incorporated effective January 5, 2015 (Cambridge, MD);

15

•                                          Agreement of Sale and Purchase by and between Eight Hundred Two New Holland Avenue, LLC and Community Healthcare Trust Incorporated effective November 12, 2014 (Lancaster, PA);

•                                          Agreement of Sale and Purchase by and  between Restoration Healthcare, LLC and Community Healthcare Trust Incorporated effective October 6, 2014, as amended April 27, 2015 (Etowah, TN);

•                                          Agreement of Sale and Purchase by and between Legan Huffman Developments II, LLC and Community Healthcare Trust Incorporated effective January 6, 2015 (Corsicana, TX);

•                                          Agreement of Sale and Purchase by and between CIR-Pasadena Acquisition Partners, Ltd. and Community Healthcare Trust Incorporated effective January 12, 2015 (Pasadena, TX);

•                                          Agreement of Sale and Purchase by and Robin Portage, LLC and Community Healthcare Trust Incorporated effective November 25, 2014 (Portage, WI);

•                                          Agreement of Sale and Purchase by and between Osteon, LLC and Community Healthcare Trust Incorporated effective January 22, 2015, as amended February 2, 2015 (Portsmouth, VA);

•                                          Agreement of Sale and Purchase by and between Avera Properties and Associates, LLC and Community Healthcare Trust Incorporated effective January 7, 2015 (Fort Valley, GA);

•                                          Employment Agreement by and between Community Healthcare Trust Incorporated and James Short made and entered into as of April 1, 2014, to be made effective the first day after the Corporation completes its initial public offering of stock;

•                                          Employment Agreement by and between Community Healthcare Trust Incorporated and Michael L. Willman made and entered into as of April 1, 2014, to be made effective the first day after the Corporation completes its initial public offering of stock;

•                                          Employment Agreement by and between Community Healthcare Trust Incorporated and Roland Hart made and entered into as of April 1, 2014, to be made effective the first day after the Corporation completes its initial public offering of stock;

•                                         Employment Agreement by and between Community Healthcare Trust Incorporated and M. Stephen Harrison made and entered into as of April 1, 2014, to be made effective the first day after the Corporation completes its initial public offering of stock;

•                                          Employment Agreement by and between Community Healthcare Trust Incorporated and Timothy G. Wallace made and entered into as of April 1, 2014, to be made effective the first day after the Corporation completes its initial public offering of stock;

16

•                                          Employment Agreement by and between Community Healthcare Trust Incorporated and William Davis made and entered into as of April 1, 2014, to be made effective the first day after the Corporation completes its initial public offering of stock;

•                                          Employment Agreement by and between Community Healthcare Trust Incorporated and W. Page Barnes made and entered into as of April 1, 2014, to be made effective the first day after the Corporation completes its initial public offering of stock;

•                                          Employment Agreement by and between Community Healthcare Trust Incorporated and Leigh Ann Stach made and entered into as of April 1, 2014, to be made effective the first day after the Corporation completes its initial public offering of stock; and

•                                          Underwriting Agreement by and among Community Healthcare Trust Incorporated, Community Healthcare OP, LP, Sandler O’Neill & Partners, L.P, Evercare Group, L.L.C. & SunTrust Robinson Humphrey, Inc. dated May 20, 2015.

•                                          Promissory notes evidencing intercompany indebtedness among the Loan Parties from time to time.

17

Schedule 7.1

Existing Indebtedness

Intercompany debt among the Loan Parties from time to time.

18

Schedule 7.2

Existing Liens

None

19

Schedule 7.4

Existing Investments

None

20

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] (2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

(1)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)  Select as appropriate.

(4)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

1

2.	Assignee[s]:

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	Community Healthcare OP, LP, a Delaware limited partnership

4.	Administrative Agent:	SunTrust Bank, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The Credit Agreement dated as of June 3, 2015, among Community Healthcare OP, LP, a Delaware limited partnership, as Borrower, Community Healthcare Trust Incorporated, a Maryland corporation, as REIT Guarantor, the Lenders parties thereto, SunTrust Bank, as Administrative Agent, and the other parties thereto

6.	Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Facility Assigned(7)	Aggregate Amount of Commitment/ Loans for all Lenders(8)	Amount of Commitment/ Loans Assigned(8)	Percentage Assigned of Commitment/ Loans(9)		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date: ](10)

[Page break]

(5)  List each Assignor, as appropriate.

(6)  List each Assignee, as appropriate.

(7)  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment”)

(8)  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(10)  To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Effective Date:                                    , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S](11)
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S](12)
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

(11)  Add additional signature blocks as needed. Include both Approved Fund and manager making the trade (if applicable).

(12)  Add additional signature blocks as needed. Include both Approved Fund and manager making the trade (if applicable).

3

[Consented to and](13) Accepted:

SUNTRUST BANK, as
Administrative Agent[, Issuing Bank and Swingline Lender]

By:
Name:
Title:

[Consented to:](14)

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

(13)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(14)  To be added only if the consent of the Borrower and/or other parties (e.g., Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.4 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

5

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

6

EXHIBIT B

EXECUTION VERSION

GUARANTY AND SECURITY AGREEMENT

dated as of June 3, 2015

made by

COMMUNITY HEALTHCARE OP, LP,

as Borrower,

COMMUNITY HEALTHCARE TRUST INCORPORATED,

as REIT Guarantor,

and

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO

in favor of

SUNTRUST BANK,
as Administrative Agent

i

ii

Schedules

Schedule 1	-	Notice Addresses
Schedule 2	-	Pledged Securities
Schedule 3	-	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	-	Legal Name, Organizational Status, Chief Executive Office
Schedule 5	-	Prior Names and Prior Chief Executive Offices

Annexes

Annex I	-	Form of Acknowledgment and Consent
Annex II	-	Form of Supplement

iii

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT, dated as of June 3, 2015, is made by COMMUNITY HEALTHCARE OP, LP, a Delaware limited partnership (the “Borrower”), COMMUNITY HEALTHCARE TRUST INCORPORATED, a Maryland corporation (the “REIT Guarantor”), and certain Subsidiaries of the REIT Guarantor identified on the signature pages hereto as “Subsidiary Guarantors” (together with the Borrower, the REIT Guarantor and any other Subsidiary of the REIT Guarantor that becomes a party hereto from time to time after the date hereof, each, a “Grantor” and, collectively, the “Grantors”), in favor of SUNTRUST BANK, as Administrative Agent for the benefit of the Secured Parties (as defined below).

WHEREAS, the Borrower and the REIT Guarantor are entering into that certain Credit Agreement dated as of the date hereof, by and among the Borrower, the REIT Guarantor, the Lenders from time to time parties thereto, the Issuing Bank and the Administrative Agent, providing for a revolving credit facility to the Borrower (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, it is a condition precedent to the obligations of the Lenders, the Issuing Bank and the Administrative Agent under the Loan Documents that the Grantors are required to enter into this Agreement, pursuant to which the Grantors (other than the Borrower) shall guaranty all Obligations of the Borrower and certain of the Grantors shall grant Liens on certain of their personal property to the Administrative Agent for the benefit of the Secured Parties to secure their respective Obligations;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Lenders and the Issuing Bank to enter into the Credit Agreement and to induce the Lenders and the Issuing Bank to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                   Definitions.

(a)                                 Each term defined above shall have the meaning set forth above for all purposes of this Agreement.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement, and the terms “General Intangibles”, “Investment Property”, “Proceeds” and “Supporting Obligations” shall have the meanings assigned to such terms in the UCC as in effect on the date hereof:

(b)                                 The following terms shall have the following meanings:

“Agreement” shall mean this Guaranty and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral” shall have the meaning set forth in Section 3.1.

“Contribution Share” means, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

“Excess Payment” means the amount paid by any Guarantor in excess of its Ratable Share of any Secured Obligations.

“Excluded Property” shall mean any voting Capital Stock in excess of 65% of the issued and outstanding voting Capital Stock of any Foreign Subsidiary owned by any Grantor; provided that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Foreign Subsidiary” means a Subsidiary not formed under the laws of the United States of America, any state thereof or the District of Columbia.

“Guaranteed Obligations” shall have the meaning set forth in Section 2.1(a).

“Guarantors” shall mean, collectively, each Grantor other than the Borrower.

“Issuers” shall mean, collectively, each issuer of a Pledged Security.

“Pledged Certificated Stock” shall mean all certificated securities and any other Capital Stock or Stock Equivalent of any Person, other than Excluded Property, evidenced by a certificate, instrument or other similar document, in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 2 to the extent such interests are certificated.

“Pledged Securities” shall mean, collectively, all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” shall mean any Capital Stock or Stock Equivalent of any Person, other than Pledged Certificated Stock and Excluded Property, in each case owned by any Grantor, including all right, title and interest of any Grantor as a limited or general partner in any partnership or as a member of any limited liability company not constituting Pledged Certificated Stock, all right, title and interest of any Grantor in, to and under any organizational document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 2 to the extent such interests are not certificated.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2

“Ratable Share” means, for any Guarantor in respect of any payment of Secured Obligations, the ratio (expressed as a percentage) as of the date of such payment of Secured Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Secured Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment.

“Secured Obligations” shall have the meaning set forth in Section 3.1.

“Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 1.2                                   Other Definitional Provisions; References.  The definition of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits, Schedules and Annexes shall, unless otherwise stated, be construed to refer to Articles and Sections of, and Exhibits, Schedules and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

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ARTICLE II

GUARANTEE

Section 2.1                                   Guarantee.

(a)                                 Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment of all Obligations of the Borrower and the other Loan Parties including, without limitation, (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide Cash Collateral, and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent, the Lenders and the Issuing Bank under the Credit Agreement and the other Loan Documents; (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents; (iii) the due and punctual payment of all Bank Product Obligations; and (iv) the due and punctual payment and performance of all Hedging Obligations that constitute Obligations with respect to such Guarantor (all the monetary and other obligations referred to in the preceding clauses (i) through (iv) being collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

(b)                                 Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Secured Party in favor of the Borrower or any Guarantor.

(c)                                  It is the intent of each Guarantor and the Administrative Agent that the maximum obligations of the Guarantors hereunder shall be, but not in excess of:

(i)                                     in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended and in effect from time to time (the “Bankruptcy Code”), on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Administrative Agent or the other Secured Parties) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii)                                  in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed

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Obligations (or any other obligations of such Guarantor to the Administrative Agent or the other Secured Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii)                               in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the other Secured Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(d)                                 The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the other Secured Parties) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”.  To the extent set forth in subsections (c)(i), (ii) and (iii) of this Section, but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the other Secured Parties), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

(e)                                  This Section is intended solely to preserve the rights of the Administrative Agent and the other Secured Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Grantors nor any other Person shall have any right or claim under this Section as against the Administrative Agent or any other Secured Party that would not otherwise be available to such Person under the Avoidance Provisions.

(f)                                   Each Guarantor agrees that if the maturity of any of the Guaranteed Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor.  The guarantee contained in this Article shall remain in full force and effect until all Guaranteed Obligations are irrevocably satisfied in full and all Commitments have been irrevocably terminated, notwithstanding that, from time to time during the term of the Credit Agreement, no Obligations may be outstanding.

Section 2.2                                   Payments.  Each Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent specified pursuant to the Credit Agreement.

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ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1                                   Grant of Security Interest.  Each Grantor hereby pledges, assigns and transfers to the Administrative Agent, and grants to the Administrative Agent, in each case, for the ratable benefit of the Secured Parties, a security interest in all such Grantor’s right, title and interest in and to all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (collectively, the “Secured Obligations”):

(a)                                 all Pledged Securities of the Issuers now or hereafter identified on Schedule 2;

(b)                                 all of such Grantor’s claims, rights, powers, privileges, authority, puts, calls, options, security interests, liens and remedies, if any, in respect of any of the foregoing Pledged Securities, and rights to exercise and enforce each of the foregoing, including, without limitation, any power to (i) terminate, cancel or modify any agreement in respect of any of the foregoing, (ii) execute any instruments and to take any and all other action on behalf of and in the name of such Grantor in respect of any of the foregoing and the applicable Issuer thereof, (iii) exercise voting rights or make determinations in respect of the foregoing, (iv) exercise any election (including, but not limited to, election of remedies) in respect of the foregoing, (v) exercise any “put”, right of first offer or first refusal or other option in respect of the Pledged Securities, (vi) exercise any right of redemption or repurchase in respect of the Pledged Securities, (vii) give or receive any notice, consent, amendment, waiver or approval in respect of the foregoing, (viii) demand, receive, enforce, collect or receipt for any of the foregoing, (ix) enforce or execute any checks, other instruments or orders in respect of any of the foregoing or (x) file any claims and to take any such action in connection with any of the foregoing;

(c)                                  all General Intangibles and Investment Property relating in any way to any of the foregoing; and

(d)                                 all books and records, Supporting Obligations, products, Proceeds, and related claims and causes of action, in each case to the extent pertaining to any of the foregoing;

provided that, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property, and, to the extent that any Collateral later becomes Excluded Property, the Lien granted hereunder will automatically be deemed to have been released; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall automatically be deemed granted therein.

Section 3.2                                   Transfer of Pledged Securities.  All certificates and instruments representing or evidencing the Pledged Certificated Stock shall be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent and, in the case of an instrument or certificate in registered form, shall be duly indorsed to the Administrative Agent or in blank by an effective endorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent.  Notwithstanding the preceding sentence, all Pledged Certificated Stock must be delivered or transferred in such manner, and each Grantor shall take all such further action as may be requested by the Administrative Agent, as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC.

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ARTICLE IV

ACKNOWLEDGMENTS, WAIVERS AND CONSENTS

Section 4.1                                   Acknowledgments, Waivers and Consents.

(a)                                 Each Guarantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee of, and each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the provision of collateral security for, Obligations of Persons other than such Grantor and that such Grantor’s guarantee and provision of collateral security for the Secured Obligations are absolute, irrevocable and unconditional under any and all circumstances.  In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Loan Documents, that each Grantor shall remain obligated hereunder (including, without limitation, with respect to each Guarantor the guarantee made by it herein and, with respect to each Grantor, the collateral security provided by such Grantor herein), and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of the Administrative Agent and the other Secured Parties under this Agreement and the other Loan Documents, shall not be affected, limited, reduced, discharged or terminated in any way:

(i)                                     notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (A) any demand for payment of any of the Secured Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Secured Obligations continued; (B) the Secured Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Administrative Agent or any other Secured Party; (C) the Credit Agreement, the other Loan Documents and all other documents executed and delivered in connection therewith or in connection with Hedging Obligations and Bank Product Obligations included as Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, all Lenders, or the other parties thereto, as the case may be) may deem advisable from time to time; (D) the Borrower, any Guarantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Secured Obligations or any Collateral now or in the future serving as security for the Secured Obligations; (E) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and

(ii)                                  regardless of, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party; (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Administrative Agent or any other Secured Party; (C) the insolvency,

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bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of the Administrative Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person, or any sale, lease or transfer of any or all of the assets of any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Secured Obligations; (E) any failure of the Administrative Agent or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor’s liability under this Agreement or any other Loan Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (G) the possibility that the Secured Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or (H) any other circumstance or act whatsoever, including any action or omission of the type described in subsection (a)(i) of this Section (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Borrower for the Obligations, or of such Guarantor under the guarantee contained in Article II, or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.

(b)                                 Each Grantor hereby waives to the extent permitted by law (i) except as expressly provided otherwise in any Loan Document, all notices to such Grantor, or to any other Person, including, but not limited to, notices of the acceptance of this Agreement, the guarantee contained in Article II or the provision of collateral security provided herein, or the creation, renewal, extension, modification or accrual of any Secured Obligations, or notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in Article II or upon the collateral security provided herein, or of default in the payment or performance of any of the Secured Obligations owed to the Administrative Agent or any other Secured Party and enforcement of any right or remedy with respect thereto, or notice of any other matters relating thereto; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in Article II and the collateral security provided herein and no notice of creation of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Grantor, and all dealings between the Borrower and any of the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II and on the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Secured Obligations, the guarantee contained in Article II and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(c)                                  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Administrative Agent or any other Secured Party may, but

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shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Grantor.  For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.  Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in Article II or any property subject thereto.

Section 4.2                                   No Subrogation, Contribution or Reimbursement.  Until all Secured Obligations are irrevocably satisfied in full and all commitments of each Secured Party under the Credit Agreement or any other Loan Document have been irrevocably terminated, notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by the Administrative Agent or any other Secured Party, no Grantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Grantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Grantor in respect of payments made by such Grantor hereunder, and each Grantor hereby expressly waives, releases and agrees not to exercise any or all such rights of subrogation, reimbursement, indemnity and contribution.  Each Grantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Grantor may have against the Borrower or any other Grantor or against any collateral or security or guarantee or right of offset held by the Administrative Agent or any other Secured Party shall be junior and subordinate to any rights the Administrative Agent and the other Secured Parties may have against the Borrower and such Grantor and to all right, title and interest the Administrative Agent and the other Secured Parties may have in such collateral or security or guarantee or right of offset.  The Administrative Agent, for the benefit of the Secured Parties, may use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights any Grantor may have, and upon any disposition or sale, any rights of subrogation any Grantor may have shall terminate.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the other Secured Parties to enter into the Credit Agreement and the other Loan Documents, to induce the Lenders and the Issuing Bank to make their respective extensions of credit to the Borrower thereunder and to induce the Lender-Related Hedge Providers and the Bank Product Providers to enter into Hedging Obligations and Bank Product Obligations with the Grantors, each Grantor represents and warrants to the Administrative Agent and each other Secured Party as follows:

Section 5.1                                   Confirmation of Representations in Credit Agreement.  Each Grantor represents and warrants to the Secured Parties that the representations and warranties set forth in Article

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IV of the Credit Agreement as they relate to such Grantor (in its capacity as a Loan Party or a Subsidiary of the Borrower, as the case may be) or to the Loan Documents to which such Grantor is a party are true and correct in all material respects (or, in the case of representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality qualifier, in all respects); provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section, be deemed to be a reference to the knowledge of a Responsible Officer of such Guarantor.

Section 5.2                                   Benefit to the Guarantors.  As of the Closing Date, the Borrower is a member of an affiliated group of companies that includes each Guarantor, and the Borrower and the Guarantors are engaged in related businesses.  Each Guarantor is a direct or indirect Subsidiary of the REIT Guarantor, and the guaranty and surety obligations of each Guarantor pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, such Guarantor; and each Guarantor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrower.

Section 5.3                                   First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule have been delivered to the Administrative Agent in completed and duly executed form, as applicable) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the Closing Date, except for Permitted Encumbrances which may have priority over the Liens on the Collateral by operation of law.

Section 5.4                                   Legal Name, Organizational Status, Chief Executive Office.  On the Closing Date, the correct legal name of such Grantor, such Grantor’s jurisdiction of organization, organizational identification number, federal (and, if applicable, state) taxpayer identification number and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.

Section 5.5                                   Prior Names, Prior Chief Executive Offices.  Schedule 5 correctly sets forth (a) all names and trade names that such Grantor has used in the last five years (or its date of formation if less than five years ago) and (b) if different from that which is set forth in Section 5.4, the chief executive office of such Grantor over the last five years (or its date of formation if less than five years ago).

ARTICLE VI

COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full and all Commitments shall have been terminated:

Section 6.1                                   Covenants in Credit Agreement.  In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

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Section 6.2                                   Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.3 and shall defend such security interest against the claims and demands of all Persons whomsoever, except for Liens in the Collateral expressly permitted under Section 7.2 of the Credit Agreement.

(b)                                 At any time and from time to time, upon the request of the Administrative Agent or any other Secured Party, and at the sole expense of such Grantor, such Grantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or advisable or as the Administrative Agent may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Administrative Agent or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.

(c)                                  Without limiting the obligations of the Grantors under subsection (b) of this Section, (i) upon the request of the Administrative Agent or any other Secured Party, such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent) requested by the Administrative Agent to cause the Administrative Agent to (A) have “control” (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the UCC, as applicable) over any Collateral, including, without limitation, executing and delivering any agreements, in form and substance satisfactory to the Administrative Agent, with issuers or other Persons in order to establish “control”, and each Grantor shall promptly notify the Administrative Agent and the other Secured Parties of such Grantor’s acquisition of any such Collateral, and (B) be a “protected purchaser” (as defined in Section 8-303 of the UCC); and (ii) with respect to Collateral other than certificated securities, such Grantor shall obtain written acknowledgment that such Person holds possession for the Administrative Agent’s benefit.

(d)                                 This Section and the obligations imposed on each Grantor by this Section shall be interpreted as broadly as possible in favor of the Administrative Agent and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.

Section 6.3                                   Maintenance of Records.  Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.  For the Administrative Agent’s and the other Secured Parties’ further security, the Administrative Agent, for the ratable benefit of the Secured Parties, shall have a security interest in all of such Grantor’s books and records pertaining to the Collateral.

Section 6.4                                   Right of Inspection.  Upon request (with reasonable notice, unless an Event of Default has occurred and is continuing), the Administrative Agent and the other Secured Parties and their respective representatives shall at all reasonable times have full and free access during normal business hours to all the books, correspondence and records of such Grantor, and the Administrative Agent and the other Secured Parties and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof and such Grantor agrees to render to the Administrative Agent and the other Secured Parties and their respective representatives, at such Grantor’s sole cost and expense, such clerical and other assistance as may be reasonably requested with regard to any of the foregoing.  The Administrative Agent and the other Secured Parties shall be bound by the provisions of Section 10.11 of the Credit Agreement with respect to information obtained pursuant to this Section.

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Section 6.5                                   Further Identification of Collateral.  Such Grantor will furnish to the Administrative Agent and the other Secured Parties from time to time, at such Grantor’s sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

Section 6.6                                   Changes in Names, Locations.  Such Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed in the state where such Grantor is organized.  Without limitation of any other covenant herein, such Grantor will not cause or permit (i) any change to be made in its legal name, identity or corporate, limited liability company, or limited partnership structure or (ii) any change to (A) the identity of any bailee or any agent or processor in possession or control of any Collateral or (B) such Grantor’s jurisdiction of organization, unless such Grantor shall have first (1) notified the Administrative Agent in writing of such change at least 30 days prior to the date of such change, and (2) taken all action reasonably requested by the Administrative Agent for the purpose of maintaining the perfection and priority of the Administrative Agent’s security interests under this Agreement, and unless such Grantor shall otherwise be in compliance with Section 7.3 of the Credit Agreement.  In any notice furnished pursuant to this Section, such Grantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Administrative Agent’s security interest in the Collateral.

Section 6.7                                   Compliance with Contractual Obligations.  Such Grantor will perform and comply in all material respects with all of its contractual obligations relating to the Collateral.

Section 6.8                                   Limitations on Dispositions of Collateral.  The Administrative Agent and the other Secured Parties do not authorize the Grantors to, and each Grantor agrees not to, sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except to the extent expressly permitted by the Credit Agreement.

Section 6.9                                   Pledged Securities.

(a)                                 If such Grantor shall become entitled to receive or shall receive any stock certificate or other instrument (including, without limitation, any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the Capital Stock or other equity interests of any nature of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, except as otherwise provided herein or in the Credit Agreement, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Administrative Agent covering such certificate or instrument duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.

(b)                                 Without the prior written consent of the Administrative Agent, no Grantor will (i) unless otherwise permitted hereby, vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock or other equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Capital Stock or other equity

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interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien (except for Liens permitted by Section 7.2 of the Credit Agreement) or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c)                                  In the case of each Grantor which is an Issuer, and each other Issuer that executes the Acknowledgment and Consent in the form of Annex I (which the applicable Grantor shall use its commercially reasonable efforts to obtain from each such other Issuer), such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in subsection (a) of this Section with respect to the Pledged Securities issued by it and (iii) the terms of Section 7.1(c) and Section 7.3 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.1(c) or Section 7.3 with respect to the Pledged Securities issued by it.

(d)                                 Such Grantor shall furnish to the Administrative Agent such powers and other equivalent instruments of transfer as may be required by the Administrative Agent to assure the transferability of and the perfection of the security interest in the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent.

(e)                                  The Pledged Securities will constitute not less than 100% of the Capital Stock or other equity interests of the Issuer thereof owned by any Grantor, except Pledged Securities of any Foreign Subsidiary shall be limited to not more than 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of such Foreign Subsidiary.

(f)                                   If any Grantor acquires any Pledged Securities required to be pledged to the Administrative Agent under Section 5.11 of the Credit Agreement after executing this Agreement, it shall at such time execute a Supplement to this Agreement in the form of Annex II with respect to such Pledged Securities and deliver such Supplement to the Administrative Agent promptly thereafter.

ARTICLE VII

REMEDIAL PROVISIONS

Section 7.1                                   Pledged Securities.

(a)                                 Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to subsection (b) of this Section, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Issuer, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities.

(b)                                 If an Event of Default shall occur and be continuing, then at any time in the Administrative Agent’s discretion, without notice, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in accordance with the Credit Agreement, and (ii) any or

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all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder (and each Issuer party hereto hereby agrees) to (i) comply with any instruction received by it from the Administrative Agent in writing (x) after an Event of Default has occurred and is continuing and (y) that is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

(d)                                 After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 7.2                                   UCC and Other Remedies.

(a)                                 If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Loan Documents, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights, remedies, powers and privileges of a secured party under the UCC (regardless of whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, issue warrants, grant rights of first refusal, give option or options to purchase, or otherwise transfer, dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may

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deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by any Grantor, including any equity or right of redemption, stay or appraisal which such Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted.  Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 8.2 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b)                                 In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity and to apply the proceeds of the same towards payment of the Secured Obligations.  Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.  The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 7.3                                   Private Sales of Pledged Securities.  Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.  Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this

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Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

Section 7.4                                   Waiver; Deficiency.  Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations or Guaranteed Obligations, as the case may be, and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

Section 7.5                                   Non-Judicial Enforcement.  The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and, to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.1                                   The Administrative Agent’s Appointment as Attorney-in-Fact.

(a)                                 Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                                     pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(ii)                                  execute, in connection with any sale provided for in Section 7.2 or Section 7.3, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)                               (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the

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Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this subsection to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing.  The Administrative Agent shall give the relevant Grantor notice of any action taken pursuant to this subsection when reasonably practicable; provided that the Administrative Agent shall have no liability for the failure to provide any such notice.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at the rate for Default Interest from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in compliance herewith.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 8.2                                   Duty of the Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.  Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.  To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters.

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Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any other Secured Party now has or may hereafter have against any Grantor or other Person.

Section 8.3                                   Filing of Financing Statements.  Pursuant to the UCC and any other applicable law, each Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.

Section 8.4                                   Authority of the Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE IX

SUBORDINATION OF INDEBTEDNESS

Section 9.1                                   Subordination of All Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and obligations of the Borrower or any other Grantor to any Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired.  After the occurrence and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.

Section 9.2                                   Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Administrative Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims.  Each Grantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Secured Parties for application against the Secured Obligations as provided under Section 8.2 of the Credit Agreement.  Should the Administrative Agent or any other Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Secured Obligations and termination of all Commitments, the intended recipient shall become subrogated to the rights of the Administrative Agent and the other Secured Parties to the extent that such

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payments to the Administrative Agent and the other Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if the Administrative Agent and the other Secured Parties had not received dividends or payments upon the Guarantor Claims.

Section 9.3                                   Payments Held in Trust.  In the event that, notwithstanding Section 9.1 and Section 9.2, any Grantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees (a) to hold in trust for the Administrative Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Administrative Agent.

Section 9.4                                   Liens Subordinate.  Each Grantor agrees that, until the Secured Obligations are paid in full and all Commitments have terminated, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, the Administrative Agent or any other Secured Party presently exist or are hereafter created or attach.  Without the prior written consent of the Administrative Agent, no Grantor, during the period in which any of the Secured Obligations are outstanding and all Commitments have terminated, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including, without limitation, the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

ARTICLE X

MISCELLANEOUS

Section 10.1                            Waiver.  No failure on the part of the Administrative Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  The exercise by the Administrative Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any rights of set-off.

Section 10.2                            Notices.  All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 10.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

Section 10.3                            Payment of Expenses, Indemnities.

(a)                                 Each Grantor agrees to pay or promptly reimburse the Administrative Agent and each other Secured Party for all advances, charges, costs and expenses (including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys’ fees, legal expenses and court costs) incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder, including, without limitation,

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any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Administrative Agent or any other Secured Party under, this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against such Grantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party.

(b)                                 Each Grantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and attorneys’ fees and any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance or administration of this Agreement, to the extent the Borrower would be required to do so pursuant to Section 10.3 of the Credit Agreement.

(c)                                  All amounts for which any Grantor is liable pursuant to this Section shall be due and payable by such Grantor to the Administrative Agent or any Secured Party upon demand.

Section 10.4                            Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.2 of the Credit Agreement.

Section 10.5                            Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties, the future holders of the Loans, and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or Secured Obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders.

Section 10.6                            Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.7                            Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 10.8                            Survival.  The obligations of the parties under Section 10.3 shall survive the repayment of the Secured Obligations and the termination of the Credit Agreement, the Letters of Credit, the Commitments, the Hedging Obligations and the Bank Product Obligations.  To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then, to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not

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been received and the Administrative Agent’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each other applicable Collateral Document shall continue in full force and effect.  In such event, each applicable Collateral Document shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by the Administrative Agent and the other Secured Parties to effect such reinstatement.

Section 10.9                            Captions.  Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 10.10                     No Oral Agreements.  The Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof.  The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 10.11                     Governing Law; Submission to Jurisdiction.

(a)                                 This Agreement and the other Loan Documents any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(b)                                 Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or such New York state court or, to the extent permitted by applicable law, such appellate court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)                                  Each Grantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.2.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

21

Section 10.12                     WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.13                     Acknowledgments.

(a)                                 Each Grantor hereby acknowledges that:

(i)                                     it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(ii)                                  neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)                               no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Lenders.

(b)                                 Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents to which it is a party and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents to which it is a party; that it has in fact read this Agreement and the other Loan Documents to which it is a party and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement and the other Loan Documents to which it is a party; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents to which it is party; and has received the advice of its attorney in entering into this Agreement and the other Loan Documents to which it is a party; and that it recognizes that certain of the terms of this Agreement and other Loan Documents to which it is a party result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability.  Each Grantor agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement or the other Loan Documents to which it is a party on the basis that such Grantor had no notice or knowledge of such provision or that the provision is not “conspicuous”.

(c)                                  Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against any other Grantor, the Administrative Agent, the other Secured

22

Parties or any other Person or against any Collateral.  If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 10.14                     Additional Grantors.  Each Person that is required to become a party to this Agreement pursuant to Section 5.11 of the Credit Agreement and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of an Joinder Agreement in the form of Exhibit C to the Credit Agreement.

Section 10.15                     Set-Off.  Each Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be entitled (after consultation with the Administrative Agent), at its option, to offset (i) balances held by it or by any of its Affiliates for account of any Grantor or any of its Subsidiaries at any of its offices, in Dollars or in any other currency, and (ii) Obligations then due and payable to such Secured Party (or any Affiliate of such Secured Party), which are not paid when due, in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Secured Party’s failure to give such notice shall not affect the validity thereof.

Section 10.16                     Releases.

(a)                                 Release Upon Payment in Full.  The grant of the security interest hereunder and all of the rights, powers and remedies in connection herewith shall remain in full force and effect until the Administrative Agent has (i) retransferred and delivered all of the Collateral in its possession to the Grantors, and (ii) executed a written release or termination statement and reassigned to the Grantors without recourse or warranty any remaining Collateral and all rights conveyed hereby.  Upon the payment in full in cash of the Secured Obligations and the termination of the Credit Agreement and all Commitments, the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Grantors, without recourse, representation, warranty or other assurance of any kind, and declare this Agreement to be of no further force or effect.

(b)                                 Further Assurances.  If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral and the Capital Stock of such Grantor, made without recourse, representation, warranty or other assurance of any kind.  At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction expressly permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least 10 Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c)                                  Retention in Satisfaction.  Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrative Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Administrative Agent and the

23

other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in subsection (a) of this Section.

Section 10.17                     Reinstatement.  The obligations of each Grantor under this Agreement (including, without limitation, with respect to the guarantee contained in Article II and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 10.18                     Acceptance.  Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

ARTICLE XI

KEEPWELL AND CONTRIBUTION

Section 11.1                            Keepwell.                                         Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Article XI for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Article XI, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until this Agreement has been terminated pursuant to Section 10.16(a). Each Qualified ECP Guarantor intends that this Article XI constitute, and this Article XI shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 11.2                            Right of Contribution.                   The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment, such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share of such Excess Payment.  The payment obligations of any Guarantor under this Section shall be subordinate and subject in right of payment to the Secured Obligations, and none of the Guarantors shall exercise any right or remedy under this Section against any other Guarantor until all Secured Obligations have been indefeasibly paid and performed in full and all of the Commitments have expired or terminated.  Subject to Section 4.2 hereof, this Section shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against any other Loan Party in respect of any payment of Secured Obligations.  Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall cease to be a Guarantor in accordance with the applicable provisions of the Loan Documents.

24

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

COMMUNITY HEALTHCARE OP, LP

By:
Name: Timothy G. Wallace
Title: President

REIT GUARANTOR:

COMMUNITY HEALTHCARE TRUST
INCORPORATED

By:
Name: Timothy G. Wallace
Title: President and Chief Executive Officer

SUBSIDIARY GUARANTORS:

CHCT ALABAMA, LLC
CHCT ARIZONA, LLC
CHCT COLORADO, LLC
CHCT FLORIDA, LLC
CHCT GEORGIA, LLC
CHCT IDAHO, LLC
CHCT ILLINOIS, LLC
CHCT KANSAS, LLC
CHCT KENTUCKY, LLC
CHCT MARYLAND, LLC
CHCT MISSISSIPPI, LLC
CHCT OHIO, LLC
CHCT PENNSYLVANIA, LLC
CHCT SOUTH CAROLINA, LLC
CHCT TENNESSEE, LLC
CHCT TEXAS, LLC
CHCT VIRGINIA, LLC
CHCT WISCONSIN, LLC
CHCT LENDING, LLC
COMMUNITY HEALTHCARE TRUST, LLC

By:
Name: Timothy G. Wallace
Title: President

[Signature Page to Community Healthcare OP
Guaranty and Security Agreement]

COMMUNITY HEALTHCARE TRUST SERVICES, INC.

By:
Name: Timothy G. Wallace
Title: President

[Signature Page to Community Healthcare OP
Guaranty and Security Agreement]

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:
	Name:	Dave Felty
	Title:	Managing Director

[Signature Page to Community Healthcare OP
Guaranty and Security Agreement]

SCHEDULE 1

Notice Addresses

To each Guarantor:

c/o Community Healthcare OP, LP

354 Cool Springs Boulevard, Suite 106

Franklin, Tennessee  37067

Attention: W. Page Barnes

Facsimile Number: 615-771-3064

Email: pbarnes@communityhealthcaretrust.com

SCHEDULE 2

Pledged Securities

SCHEDULE 3

Filings and Other Actions
Required to Perfect Security Interests

Uniform Commercial Code Filings (UCC-1)

SCHEDULE 4

Legal Name, Organizational Status, Chief Executive Office

SCHEDULE 5

Prior Names and Prior Chief Executive Offices

None

ANNEX I

Form of Acknowledgment and Consent

The undersigned hereby acknowledges receipt of a copy of the Guaranty and Security Agreement dated as of June 3, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), made by COMMUNITY HEALTHCARE OP, LP, a Delaware limited partnership, COMMUNITY HEALTHCARE TRUST INCORPORATED, a Maryland corporation, and the other Grantors (as defined in the Agreement) parties thereto for the benefit of SUNTRUST BANK, as administrative agent (the “Administrative Agent”).  The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties defined therein as follows:

1.                                      The undersigned will be bound by the terms of the Agreement relating to the Pledged Securities issued by the undersigned and will comply with such terms insofar as such terms are applicable to the undersigned.

2.                                      The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.9(a) of the Agreement with respect to the Pledged Securities issued by the undersigned.

3.                                      The terms of Sections 7.1(c) and 7.3 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 7.1(c) or 7.3 of the Agreement with respect to the Pledged Securities issued by the undersigned.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopy Number:

ANNEX II

Form of Supplement

THIS SUPPLEMENT TO GUARANTY AND SECURITY AGREEMENT, dated as of [                          ] (this “Supplement”), is made by [NAME OF GRANTOR], a [state of incorporation] [corporation] (the “Grantor”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Guaranty and Security Agreement referred to below).  All capitalized terms not defined herein shall have the meanings assigned to them in the Guaranty and Security Agreement.

WHEREAS, Community Healthcare OP, LP, a Delaware limited partnership (the “Borrower”), Community Healthcare Trust Incorporated, a Maryland corporation (the “REIT Guarantor”), the lenders from time to time parties thereto, the issuing bank party thereto and the Administrative Agent have entered into a Credit Agreement, dated as of June 3, 2015 (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower, the REIT Guarantor and certain of their respective Subsidiaries have entered into the Guaranty and Security Agreement, dated as of June 3, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), in favor of the Administrative Agent for the benefit of the Secured Parties; and

WHEREAS, it is a condition precedent to the continued extension of the Loans and the continued issuance of the Letters of Credit under the Credit Agreement that the Grantor grant to the Administrative Agent a security interest in all of its Additional Pledged Collateral (as defined below), and the Grantor wishes to fulfill said condition precedent;

NOW, THEREFORE, in consideration of the premises and in order to ensure compliance with the Credit Agreement, the Grantor hereby agrees as follows:

SECTION 1.                         Additional Pledge.  As security for the payment and performance of the Secured Obligations, the Grantor hereby:

(a)                                 pledges, hypothecates, assigns, charges, mortgages, delivers, sets over, conveys and transfers to the Administrative Agent, for the benefit of the Secured Parties, and grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in and to:

(i)                                     the shares of Capital Stock and Stock Equivalents more particularly described in Schedule I hereto and the certificates, if any, evidencing such shares (the “Additional Pledged Securities”) and all cash, instruments and other property from time to time received, receivable or otherwise distributed in exchange for any and all of such Additional Pledged Securities; and

(ii)                                  all other Collateral (as defined in the Guaranty and Security Agreement) relating to the Additional Pledged Securities (together with the items described in clause (i) above, the “Additional Pledged Collateral”); and

(b)                                 delivers to the Administrative Agent, for the benefit of the Secured Parties, all of the Grantor’s right, title and interest in and to the certificates and instruments, if any, evidencing the

Additional Pledged Collateral, accompanied by instruments of transfer or assignment, duly executed in blank.

SECTION 2.                         Representations and Warranties.  The Grantor hereby (a) represents and warrants that it is the legal and beneficial owner of the Additional Pledged Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by the Guaranty and Security Agreement as supplemented by this Supplement; and (b) restates each representation and warranty set forth in Article 5 of the Guaranty and Security Agreement, as supplemented by this Supplement, as of the date hereof with respect to the Additional Pledged Collateral.

SECTION 3.                         Additional Pledged Collateral.  By execution and delivery of this Supplement, the Additional Pledged Collateral shall become a part of the Collateral referred to in the Guaranty and Security Agreement and shall secure the Secured Obligations as if such Additional Pledged Collateral were Collateral on the Closing Date, and shall be subject to all of the terms and conditions governing Collateral under the Guaranty and Security Agreement.  From and after the date hereof, Schedules 2, 3, 4 and 5 to the Guaranty and Security Agreement are hereby amended to add the Additional Pledged Collateral.

SECTION 4.                         Binding Effect.  This Supplement shall become effective when it shall have been executed by the Grantor and thereafter shall be binding upon the Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties.  Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all of the terms and conditions of the Guaranty and Security Agreement.  The Grantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 5.                         Governing Law.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

SECTION 6.                         Execution in Counterparts.  This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signatures on following page.]

IN WITNESS WHEREOF, the Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:
Name:
Title:

SCHEDULE I

Additional Pledged Securities

EXHIBIT 2.3

FORM OF NOTICE OF REVOLVING BORROWING

[Date]

SunTrust Bank,

as Administrative Agent

for the Lenders referred to below

3333 Peachtree Road / 7th Floor

Atlanta, Georgia 30326

Attention: Community Healthcare Trust Account Manager

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June 3, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Community Healthcare OP, LP, a Delaware limited partnership (the “Borrower”), Community Healthcare Trust Incorporated, a Maryland corporation (the “REIT Guarantor”), the financial institutions from time to time parties thereto as lenders (“Lenders”), SunTrust Bank, as Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”) for the Lenders, and the other parties thereto.  Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Credit Agreement.  This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection the Borrower hereby specifies the following information with respect to the Revolving Borrowing requested hereby:

(A)                                                        Aggregate principal amount of Borrowing:(1) $

(B)                                                        Date of Borrowing (which is a Business Day):

(C)                                                        Type of Borrowing:  ☐  Base Rate Borrowing          ☐  Eurodollar Borrowing

(D)                                                        For Eurodollar Borrowings only, the initial Interest Period:(2)

                                                                         ☐ one month    ☐ two months    ☐ three months    ☐ six months

(E)                                                         Borrower’s deposit account to which proceeds of the Borrowing are to be disbursed:

(F)                                                          The Borrowing requested hereby is otherwise in compliance with Section 2.3 of the Credit Agreement.

[Continued on Following Page]

(1)                                 The aggregate principal amount of each Eurodollar Borrowing shall not be less than $5,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000.

(2)                                 Must comply with the definition of “Interest Period” and may not end later than the Revolving Commitment Termination Date.

1

The Borrower hereby represents and warrants to the Administrative Agent, the Issuing Bank and the Lenders that the conditions set forth in Section 3.2 of the Credit Agreement are satisfied at the time of, and will continue to be satisfied immediately after giving effect to, the requested Revolving Borrowing.

Very truly yours,

COMMUNITY HEALTHCARE OP, LP,
as Borrower

By:
Name:
Title:

2

EXHIBIT 2.4

FORM OF NOTICE OF SWINGLINE BORROWING

[Date]

SunTrust Bank,

as Administrative Agent

for the Lenders referred to below

3333 Peachtree Road / 7th Floor

Atlanta, Georgia 30326

Attention: Community Healthcare Trust Account Manager

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June 3, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Community Healthcare OP, LP, a Delaware limited partnership (the “Borrower”), Community Healthcare Trust Incorporated, a Maryland corporation (the “REIT Guarantor”), the financial institutions from time to time parties thereto as lenders (“Lenders”), SunTrust Bank, as Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”) for the Lenders, and the other parties thereto.  Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Credit Agreement.  This notice constitutes a Notice of Swingline Borrowing, and the Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Swingline Borrowing requested hereby:

(A)                                                        Principal amount of Borrowing:(1) $

(B)                                                        Date of Borrowing (which is a Business Day):

(C)                                                        Borrower’s deposit account to which proceeds of the Borrowing are to be disbursed:

(D)                                                        The Borrowing requested hereby is otherwise in compliance with Section 2.4 of the Credit Agreement.

[Continued on Following Page]

(1)                                 The aggregate principal amount of each Swingline Loan shall not be less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower.

1

The Borrower hereby represents and warrants to the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders that the conditions set forth in Section 3.2 of the Credit Agreement are satisfied at the time of, and will continue to be satisfied immediately after giving effect to, the requested Swingline Borrowing.

Very truly yours,

COMMUNITY HEALTHCARE OP, LP,
as Borrower

By:
Name:
Title:

2

EXHIBIT 2.7

FORM OF NOTICE OF CONTINUATION/CONVERSION

[Date]

SunTrust Bank,

as Administrative Agent

for the Lenders referred to below

3333 Peachtree Road / 7th Floor

Atlanta, Georgia 30326

Attention: Community Healthcare Trust Account Manager

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June 3, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Community Healthcare OP, LP, a Delaware limited partnership (the “Borrower”), Community Healthcare Trust Incorporated, a Maryland corporation (the “REIT Guarantor”), the financial institutions from time to time parties thereto as lenders (“Lenders”), SunTrust Bank, as Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”) for the Lenders, and the other parties thereto.  Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Credit Agreement.  This notice constitutes a Notice of Continuation/Conversion and the Borrower hereby requests the continuation or conversion of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Borrowing to be converted or continued as requested hereby:  ☐ Conversion of:    ☐ Continuation of:

(A)                               The Borrowing to which this request applies:(1)

(B)                               Principal amount of Borrowing to be continued/converted:(2)  $

(C)                               Effective date of election (which is a Business Day):

Interest rate applicable to Borrowing to be continued/converted:

☐  Base Rate Borrowing             ☐  Eurodollar Borrowing

For Eurodollar Borrowings only, the initial Interest Period applicable after giving effect to such conversion/continuation:(3)

☐ one month    ☐ two months    ☐ three months    ☐ six months

[Continued on Following Page]

(1)                                 If different options are being elected with respect to different portions of such Borrowing, please specify the portions thereof that are to be allocated to each resulting Borrowing.

(2)                                 The principal amount must satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3 of the Credit Agreement.

(3)                                 If no Interest Period is specified, the Interest Period will be one month.

1

The Borrower hereby represents and warrants that the conditions specified in Section 3.2(a) of the Credit Agreement are satisfied at the time of, and will continue to be satisfied immediately after giving effect to, the requested conversion/continuation.

Very truly yours,

COMMUNITY HEALTHCARE OP, LP,
as Borrower

By:
Name:
Title:

2

EXHIBIT 2.20A

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of June 3, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Community Healthcare OP, LP, a Delaware limited partnership (the “Borrower”), Community Healthcare Trust Incorporated, a Maryland corporation (the “REIT Guarantor”), the financial institutions from time to time parties thereto as lenders (“Lenders”), SunTrust Bank, as Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”) for the Lenders, and the other parties thereto.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[  ]

1

EXHIBIT 2.20B

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of June 3, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Community Healthcare OP, LP, a Delaware limited partnership (the “Borrower”), Community Healthcare Trust Incorporated, a Maryland corporation (the “REIT Guarantor”), the financial institutions from time to time parties thereto as lenders (“Lenders”), SunTrust Bank, as Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”) for the Lenders, and the other parties thereto.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[  ]

1

EXHIBIT 2.20C

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of June 3, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Community Healthcare OP, LP, a Delaware limited partnership (the “Borrower”), Community Healthcare Trust Incorporated, a Maryland corporation (the “REIT Guarantor”), the financial institutions from time to time parties thereto as lenders (“Lenders”), SunTrust Bank (together with its successors and assigns, the “Administrative Agent”), as Administrative Agent for the Lenders, and the other parties thereto.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[  ]

1

EXHIBIT 2.20D

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of June 3, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Community Healthcare OP, LP, a Delaware limited partnership (the “Borrower”), Community Healthcare Trust Incorporated, a Maryland corporation (the “REIT Guarantor”), the financial institutions from time to time parties thereto as lenders (“Lenders”), SunTrust Bank (together with its successors and assigns, the “Administrative Agent”), as Administrative Agent for the Lenders, and the other parties thereto.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[  ]

1

EXHIBIT 3.1(b)(iv)

FORM OF SECRETARY’S CERTIFICATE OF [                                ]

The undersigned, being the [Assistant] Secretary of [        ], a [        ] (the “Company”) does hereby deliver this certificate pursuant to Section 3.1(b)(iv) of that certain Credit Agreement dated as of June 3, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Community Healthcare OP, LP, a Delaware limited partnership, as Borrower, Community Healthcare Trust Incorporated, a Maryland corporation, as REIT Guarantor, the financial institutions from time to time parties thereto as lenders (“Lenders”), SunTrust Bank, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”) for the Lenders, and the other parties thereto.  Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Credit Agreement.

The undersigned, in [his/her] capacity as the [Assistant] Secretary of the Company, DOES HEREBY CERTIFY that:

(a)                                      attached hereto as Exhibit A is a true, correct, and complete certified copy of the [Articles][Certificate] of [Incorporation][Formation] of the Company, certified by the Secretary of State of the State of [        ], and such [Articles][Certificate] of [Incorporation][Formation] of the Company have not otherwise been modified, amended, rescinded or revoked and are in full force and effect as of the date hereof;

(b)                                      attached hereto as Exhibit B is a true, correct, and complete copy of the [bylaws][operating agreement][code of regulations] of the Company as in effect on the date hereof;

(c)                                       attached hereto as Exhibit C is a true, correct, and complete copy of the resolutions duly adopted by the [Board of Directors][Members][Managers] of the Company on                   , 2015, which resolutions are the only resolutions adopted by the [Board of Directors][Members][Managers] of the Company or any committee thereof relating to the Credit Agreement and the other Loan Documents to which the Company is a party and the transactions contemplated therein, and have not been revoked, amended, supplemented or modified and are in full force and effect on the date hereof;

(d)                                      no proceedings have been instituted or are pending or contemplated with respect to the dissolution, liquidation or sale of all or substantially all the assets of the Company or threatening its existence or the forfeiture or any of its corporate rights; and

[Remainder of page intentionally left blank;

continued on following pages.]

1

(e)                                       each of the persons named below is a duly elected and qualified officer of the Company holding the respective office set forth opposite his or her name and the signature set forth opposite of each such person is his or her genuine signature and each such person is authorized to execute and deliver the Loan Documents:

Name	Title	Specimen Signature

[Include all officers who are signing the Credit Agreement or any other Loan Documents.]

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continued on following page.]

2

IN WITNESS WHEREOF, I have hereunto signed my name as [Assistant] Secretary of [COMPANY] and not in an individual capacity this        day of June, 2015.

By:
Name:
Title: [Assistant] Secretary

I,                           , [Title] of the Company, do hereby certify that                                has been duly elected, is duly qualified and is the [Assistant] Secretary of the Company, that the signature set forth above is his/her genuine signature.

By:
Name:
Title:

3

EXHIBIT 3.1(b)(vii)

FORM OF OFFICER’S CERTIFICATE

Reference is made to that certain Credit Agreement dated as of June 3, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Community Healthcare OP, LP, a Delaware limited partnership (the “Borrower”), Community Healthcare Trust Incorporated, a Maryland corporation (the “REIT Guarantor”), the financial institutions from time to time parties thereto as lenders (“Lenders”), SunTrust Bank, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”) for the Lenders, and the other parties thereto.  Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Credit Agreement.  This certificate is being delivered pursuant to Section 3.1(b)(vii) of the Credit Agreement.

We, [                        ], the Chief Financial Officer of [the REIT Guarantor and the Borrower] and [                            ], the [                          ] of [the REIT Guarantor and the Borrower], DO HEREBY CERTIFY that, after giving effect to the funding of any initial Revolving Borrowing and the issuance of any initial Letters of Credit under the Credit Agreement and the consummation of the transactions contemplated to occur on the Closing Date (including the execution and delivery of the Loan Documents, the receipt by the REIT Guarantor of the proceeds of the IPO, and the acquisition of the Initial Properties (as defined in, and contemplated by, the Form S-11)):

(a)                                      no Default or Event of Default exists;

(b)                                      all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (or in the case of representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality qualifier, in all respects); and

(c)                                       each Loan Party is Solvent.

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continued on following page.]

1

IN WITNESS WHEREOF, we have hereunto signed our names in our capacities as Chief Financial Officer and [                    ], respectively, of [the REIT Guarantor and the Borrower], and not in any individual capacity this          day of June, 2015.

By:
Name:
Title:	Chief Financial Officer of
[ ]

By:
Name:
Title:	[ ] of
[ ]

2

EXHIBIT 5.1(c)

FORM OF COMPLIANCE CERTIFICATE

SunTrust Bank,

as Administrative Agent

for the Lenders referred to below

3333 Peachtree Road / 7th Floor

Atlanta, Georgia 30326

Attention: Community Healthcare Trust Account Manager

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June 3, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Community Healthcare OP, LP, a Delaware limited partnership (the “Borrower”), Community Healthcare Trust Incorporated, a Maryland corporation (the “REIT Guarantor”), the financial institutions from time to time parties thereto as lenders (“Lenders”), SunTrust Bank (together with its successors and assigns, the “Administrative Agent”), as Administrative Agent for the Lenders, and the other parties thereto.  Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Credit Agreement.

I,                              , being the duly elected and qualified, and acting in my capacity as Chief Financial Officer of [the REIT Guarantor and the Borrower], hereby certify to the Administrative Agent and each Lender as follows:

1.                                      As of the date hereof, there exists no Default or Event of Default. [If a Default or an Event of Default does exist as of the date hereof, please specify the details thereof and the action the Borrower has taken or proposes to take with respect thereto].

2.                                      The consolidated financial statements of the REIT Guarantor and its Subsidiaries attached hereto for the fiscal [quarter][year] ended                          (the “Test Period”) required pursuant to Section 5.1[(a)](1) [(b)](2) of the Credit Agreement present fairly in all material respects the financial condition and results of operations of the REIT Guarantor and its Subsidiaries as at the end of such fiscal [quarter][year] on a consolidated basis in accordance with GAAP and do not contain (a) a “going concern” or like qualification, exception or explanation or (b) any qualification or exception as to the scope of such audit.

3.                                      The calculations set forth in Attachment I attached hereto are computations calculated from the financial statements referenced in clause 2 above in accordance with the terms of the Credit Agreement, showing in reasonable detail compliance with the Financial Covenants (whether or not the Financial Covenants are currently in effect).

4.                                      The calculations set forth in Attachment II attached hereto show in reasonable detail compliance with the Borrowing Base Covenants.

(1)                                 Insert (a) for annual financial statements.

(2)                                 Insert (b) for quarterly financial statements.

5.                                      No change in GAAP or the application thereof has occurred since the date of the Borrower’s audited financial statements delivered to the Administrative Agent under the Credit Agreement. [If any change has occurred, please specify the effect of such change on the financial statements accompanying this certificate]].

6.                                      [CHOOSE ONE: [Each Subsidiary of the REIT Guarantor as of the date hereof is set forth on Attachment III hereto.] OR [The Subsidiaries of the REIT Guarantor have not changed since the Closing Date [or insert the date of the last Compliance Certificate delivered to the Administrative Agent that provided an update to the Subsidiary list].]].

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, I have signed my name to this Compliance Certificate as Chief Financial Officer of the Company and not in an individual capacity this          day of                             , 20    .

By:
Name:
Title:	Chief Financial Officer of
[ ]

Attachment I

{Borrower to attach calculations of all Financial Covenants}

Attachment II

{Borrower to attach calculations of Borrowing Base Covenants}

[Attachment III

{Borrower to attach updated Subsidiary list}]